As filed with the Securities and Exchange Commission on March 7, 2019

Registration No. 333-229843

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENERGY TRANSFER OPERATING, L.P.

SUNOCO LOGISTICS PARTNERS OPERATIONS L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	4610	73-1493906
Delaware	4610	23-3102657
(State or other jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8111 Westchester Drive, Suite 600

Dallas, Texas 75225

(214) 981-0700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas E. Long

Chief Financial Officer

Energy Transfer Operating, L.P.

8111 Westchester Drive, Suite 600

Dallas, Texas 75225

(214) 981-0700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

William N. Finnegan IV

Debbie P. Yee

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

(713) 546-5400

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effectiveness of this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

Each Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus may change. We may not complete the exchange offers and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 7, 2019

PROSPECTUS

ENERGY TRANSFER OPERATING, L.P.

Offers to Exchange

Any and All Outstanding Notes Issued by Energy Transfer LP as listed below for up to $4,337,032,000 Aggregate Principal Amount of New Notes Issued by Energy Transfer Operating, L.P. and Related Guarantees

and

Solicitation of Consents to Amend the Indentures Governing Outstanding Notes Issued by Energy Transfer LP

Upon the terms and subject to the conditions set forth in this prospectus (as it may be supplemented and amended from time to time, this “prospectus”), Energy Transfer Operating, L.P. (formerly Energy Transfer Partners, L.P.) (“ETO,” “we,” “our” and “us”) is offering to exchange (each, an “Exchange Offer” and, collectively, the “Exchange Offers”) any and all validly tendered (and not validly withdrawn) and accepted notes issued by Energy Transfer LP (formerly Energy Transfer Equity, L.P.) (“ET”) for notes to be issued by ETO and guaranteed by its subsidiary, Sunoco Logistics Partners Operations L.P. (“SXL Opco”) as described, and for the consideration summarized, in the table below. We refer to the series of notes previously issued by ET and listed in the table below collectively as the “Existing ET Notes,” and the series of notes to be issued by us and listed in the table below collectively as the “New ETO Notes.”

Title of Series of Existing ET Notes/CUSIP Number(s)	Aggregate Principal Amount Outstanding	Series of Notes to be Issued by ETO	Exchange Consideration(1) (Principal Amount of New ETO Notes)	Early Tender Premium(1) (Principal Amount of New ETO Notes)	Total Exchange Consideration(2) (Principal Amount of New ETO Notes)
7.500% Senior Notes due 2020 (the “Existing ET 2020 Notes”) / 29273VAC4	$1,187,032,000	7.500% Notes due 2020 (the “New ETO 2020 Notes”)	$970	$30	$1,000
4.250% Senior Notes due 2023 (the “Existing ET 2023 Notes”) / 29273VAG5	$1,000,000,000	4.250% Notes due 2023 (the “New ETO 2023 Notes”)	$970	$30	$1,000
5.875% Senior Notes due 2024 (the “Existing ET 2024 Notes”) / 29273VAD2 / 29273VAE0	$1,150,000,000	5.875% Notes due 2024 (the “New ETO 2024 Notes”)	$970	$30	$1,000
5.500% Senior Notes due 2027 (the “Existing ET 2027 Notes”) / 29273VAF7	$1,000,000,000	5.500% Notes due 2027 (the “New ETO 2027 Notes”)	$970	$30	$1,000

(1)	For each $1,000 principal amount of Existing ET Notes accepted for exchange.
(2)	Includes Early Tender Premium (as defined herein).

In exchange for each $1,000 principal amount of Existing ET Notes that is validly tendered at or prior to 5:00 p.m., New York City time, on March 8, 2019, unless extended (such date and time with respect to an Exchange Offer and Consent Solicitation (as defined herein), as the same may be extended for such Exchange Offer and Consent Solicitation, the “Early Tender Deadline”), and not validly withdrawn, holders of Existing ET Notes will be eligible to receive the applicable total exchange consideration set out in the table above (the “Total Exchange Consideration”), which includes the applicable early tender premium set out in such table (the “Early Tender Premium”). In exchange for each $1,000 principal amount of Existing ET Notes validly tendered after the Early Tender Deadline but prior to 11:59 p.m., New York City time, on March 22, 2019, unless extended (such date and time with respect to an Exchange Offer and Consent Solicitation, as the same may be extended for such Exchange Offer and Consent Solicitation, the “Expiration Deadline”), and not validly withdrawn, holders of Existing ET Notes will be eligible to receive only the applicable exchange consideration set out in such table (the “Exchange Consideration”). In addition, each series of New ETO Notes will accrue interest from (and including) the most recent date on which interest has been paid on the corresponding series of Existing ET Notes accepted in the Exchange Offers and Consent Solicitations for such series of New ETO Notes; provided, that interest will only accrue with respect to the aggregate principal amount of New ETO Notes a holder receives, which will be less than the principal amount of Existing ET Notes tendered for exchange if such holder tenders its Existing ET Notes after the Early Tender Deadline. If, pursuant to the Exchange Offers, a tendering holder of Existing ET Notes would otherwise be entitled to receive a principal amount of any series of New ETO Notes that is not equal to $2,000 or an integral multiple of $1,000 in excess thereof, such principal amount will be rounded down to the nearest $2,000 or integral multiple of $1,000 in excess thereof, and such holder of Existing ET Notes will receive pursuant to the Exchange Offers this rounded principal amount of New ETO Notes plus cash equal to the sum of the principal amount of New ETO Notes not received as a result of rounding down plus accrued and unpaid interest thereon at the rate of the applicable Existing ET Notes to the Settlement Date. Except as set forth above, no accrued but unpaid interest will be paid with respect to Existing ET Notes tendered for exchange.

Tenders of any particular series of Existing ET Notes may be withdrawn at any time prior to the Expiration Deadline.

Concurrently with the Exchange Offers, we are soliciting consents from holders with respect to each series of Existing ET Notes, in each case upon the terms and subject to the conditions set forth in this prospectus (each, a “Consent Solicitation” and, collectively, the “Consent Solicitations”). The Consent Solicitations are with respect to:

•

amendments to the indenture, dated as of September 20, 2010 (the “Existing ET Base Indenture”), as supplemented through the date hereof, governing the Existing ET 2020 Notes (the Existing ET Base Indenture, as so supplemented, the “Existing ET 2020 Notes Indenture”);

•

amendments to the Existing ET Base Indenture, as supplemented through the date hereof, governing the Existing ET 2023 Notes (the Existing ET Base Indenture, as so supplemented, the “Existing ET 2023 Notes Indenture”);

•

amendments to the Existing ET Base Indenture, as supplemented through the date hereof, governing the Existing ET 2024 Notes (the Existing ET Base Indenture, as so supplemented, the “Existing ET 2024 Notes Indenture”); and

•

amendments to the Existing ET Base Indenture, as supplemented through the date hereof, governing the Existing ET 2027 Notes (the Existing ET Base Indenture, as so supplemented, the “Existing ET 2027 Notes Indenture”).

The Existing ET 2020 Notes Indenture, the Existing ET 2023 Notes Indenture, the Existing ET 2024 Notes Indenture and the Existing ET 2027 Notes Indenture are referred to herein collectively as the “Existing ET Indentures.”

Holders of Existing ET Notes may not deliver a consent in a Consent Solicitation without tendering Existing ET Notes in the applicable Exchange Offer. If a holder of Existing ET Notes tenders Existing ET Notes in an Exchange Offer, such holder will be deemed to deliver its consent, with respect to the principal amount of such tendered Existing ET Notes, to the amendments to the corresponding Existing ET Indenture and the related Existing ET Notes for that series, which includes eliminating certain of the covenants, restrictive provisions and events of default (with respect to the corresponding Existing ET Indenture for that series and, together, as the context requires, the “Proposed Amendments”). ETO may complete any Exchange Offer even if valid consents sufficient to effect the Proposed Amendments to the corresponding Existing ET Indenture are not received. Consents to the applicable Proposed Amendments may only be revoked by validly withdrawing the tendered Existing ET Notes prior to the Early Tender Deadline, but may not be revoked after the Early Tender Deadline. Holders that validly withdraw tenders of any particular series of Existing ET Notes after the Early Tender Deadline but prior to the Expiration Deadline, will be deemed to continue to have delivered a consent to the applicable Proposed Amendments.

The Exchange Offers and Consent Solicitations are subject to certain conditions as described herein, although ETO may waive any such condition (except the condition that the registration statement of which this prospectus forms a part has been declared effective by the Securities and Exchange Commission (the “SEC”)). Each Exchange Offer and Consent Solicitation is conditioned upon the completion of the other Exchange Offers and Consent Solicitations, although ETO may waive such condition at any time with respect to an Exchange Offer. Any waiver of a condition by ETO with respect to an Exchange Offer will automatically waive such condition with respect to the corresponding Consent Solicitation, as applicable. In addition, ETO may amend the terms of any Exchange Offer without amending the terms of any other Exchange Offer. Any amendment of the terms of an Exchange Offer by ETO will automatically amend such terms with respect to the corresponding Consent Solicitation, as applicable. In addition, each Exchange Offer and Consent Solicitation is subject to the satisfaction of certain conditions, as described herein. The Proposed Amendments to the Existing ET Indentures are described in this prospectus under “The Proposed Amendments” and the conditions to the Exchange Offers and Consent Solicitations are described in this prospectus under “Description of the Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations.”

ETO plans to issue the New ETO Notes promptly on or about the first business day following the Expiration Deadline (the “Settlement Date”), assuming that the conditions to the Exchange Offers are satisfied or, where permitted, waived. ETO has applied to have the New ETO Notes listed on the New York Stock Exchange (the “NYSE”). If the application is approved, we expect trading of the New ETO Notes on the NYSE to begin within 30 days after their original issue date. Currently, there is no public market for the New ETO Notes.

See “Risk Factors” beginning on page 20 to read about important factors you should consider before you decide to participate in the Exchange Offers and Consent Solicitations.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

None of ETO, ET, Citigroup Global Markets Inc., J.P. Morgan Securities LLC or TD Securities (USA) LLC (each, a “Dealer Manager” and collectively, the “Dealer Managers”), the trustee with respect to the Existing ET Notes or the New ETO Notes, Global Bondholder Services Corporation, the exchange agent and information agent for the Exchange Offers and Consent Solicitations (the “Exchange Agent” or the “Information Agent”), or any of their affiliates, makes any recommendation as to whether you should exchange Existing ET Notes for New ETO Notes in response to the Exchange Offers and Consent Solicitations, and no one has been authorized by any of them to make such a recommendation.

Dealer Managers and Solicitation Agents

Citigroup	J.P. Morgan	TD Securities

The date of this prospectus is                 , 2019

This prospectus is part of a registration statement that ETO and SXL Opco filed with the SEC. In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with any other information. We and SXL Opco are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone whom it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus, as well as the information we previously filed with the SEC that is incorporated by reference herein, is accurate as of any date other than its respective date.

i

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements”. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. Statements using words such as “anticipate,” “project,” “expect,” “plan,” “goal,” “forecast,” “estimate,” “intend,” “continue,” “believe,” “may,” “will” or similar expressions help identify forward-looking statements. Although ETO and ET believe such forward-looking statements are based on reasonable assumptions and current expectations and projections about future events, no assurance can be given that such assumptions, expectations or projections will prove to be correct. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, ETO’s and ET’s actual results may vary materially from those anticipated, estimated, expressed, forecasted, projected or expected in forward-looking statements since many of the factors that determine these results are subject to uncertainties and risks that are difficult to predict and beyond the control of ETO’s and ET’s management. For additional discussion of risks, uncertainties and assumptions, see “Part I—Item 1A. Risk Factors” in ETO’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 22, 2019, and in ET’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 22, 2019.

All of the forward-looking statements made in this prospectus are qualified by this cautionary statement and there can be no assurance that the actual results or developments ETO and ET anticipate will be realized or, even if substantially realized, that they will have the consequences for, or effects on, the business or operations that ETO or ET anticipates today. ET and ETO assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

IMPORTANT TIMES AND DATES

Please take note of the following important times and dates in connection with the Exchange Offers and Consent Solicitations. These dates assume no extension of the Early Tender Deadline or the Expiration Deadline.

Date	Time and Calendar Date	Event
Launch Date	February 25, 2019	The commencement of the Exchange Offers and Consent Solicitations.
Early Tender Deadline	5:00 p.m., New York City time, on March 8, 2019, unless extended with respect to an Exchange Offer

The deadline for holders (i) to tender Existing ET Notes in order to be eligible to receive the applicable Total Exchange Consideration for Existing ET Notes accepted for exchange in the Exchange Offers and Consent Solicitations, and (ii) validly revoke their consents to the applicable Proposed Amendments. ETO reserves the right to extend the Early Tender Deadline with respect to an Exchange Offer without extending the Early Tender Deadline for any other Exchange Offer.

Withdrawal and Revocation

For tenders of Existing ET Notes, at any time prior to 11:59 p.m., New York City time, on March 22, 2019, unless extended with respect to an Exchange Offer

For consents to the Proposed Amendments, at any time prior to 5:00 p.m., New York City time, on March 8, 2019 (unless extended with respect to an Exchange Offer), but may not be revoked after such time even if holders validly withdraw tenders of any particular series of Existing ET Notes

The Expiration Deadline will be the deadline for holders who validly tendered Existing ET Notes to validly withdraw such Existing ET Notes.

The Early Tender Deadline will be the deadline for holders to validly revoke their consent to the applicable Proposed Amendments. At any time after the Early Tender Deadline but before the Expiration Deadline, if valid consents sufficient to effect the applicable Proposed Amendments are received, ET and the trustee under the corresponding Existing ET Indenture will execute and deliver a supplemental indenture relating to the applicable Proposed Amendments that will be effective upon execution but will only become operative upon consummation of the applicable Exchange Offer.

Date	Time and Calendar Date	Event
Expiration Deadline	11:59 p.m., New York City time, on March 22, 2019, unless extended with respect to an Exchange Offer

The deadline for holders to tender Existing ET Notes in order to be eligible to receive the Exchange Consideration for Existing ET Notes accepted for exchange in the Exchange Offers and consent to the Proposed Amendments in the Consent Solicitations.

Settlement Date	Promptly after the Expiration Deadline (expected to be the business day after the Expiration Deadline)	ETO will deposit with The Depository Trust Company (“DTC”), upon the direction of the Exchange Agent, the New ETO Notes to be delivered in exchange for the Existing ET Notes accepted for exchange.

SUMMARY

The following summary information is qualified in its entirety by the information contained elsewhere in this prospectus, including the documents we have incorporated by reference, and as described under “Description of the New ETO Notes.” Because this is a summary, it does not contain all the information that may be important to you. We urge you to read this entire prospectus, including the consolidated financial statements of ETO and ET, and the related notes, as well as the other documents, incorporated by reference, carefully, including the “Risk Factors” section. As used in this prospectus, unless the context otherwise indicates, the terms “ETO,” “we,” “us,” “our” and similar terms mean Energy Transfer Partners, L.P. and its operating subsidiaries prior to the closing of our merger with a wholly owned subsidiary of ET on October 19, 2018 (the “merger”), and Energy Transfer Operating, L.P. and its operating subsidiaries after the closing of the merger. As used in this prospectus, unless the context otherwise indicates, the term “ET” means Energy Transfer LP and its consolidated subsidiaries.

Energy Transfer Operating, L.P.

ETO is a Delaware limited partnership and a subsidiary of ET. ETO is engaged in the midstream transportation and storage of natural gas, natural gas liquids (“NGLs”), refined products and crude oil, and terminalling services and acquisition and marketing activities, as well as NGL storage and fractionation services. ETO is managed by its general partner, Energy Transfer Partners GP, L.P. (“ETP GP”), and ETP GP is managed by its general partner, Energy Transfer Partners, L.L.C. (“ETP Managing GP”). ETP Managing GP is a wholly owned subsidiary of ET. The address of ETO’s principal executive offices is 8111 Westchester Drive, Suite 600, Dallas, Texas 75225, and the telephone number at this address is (214) 981-0700.

Energy Transfer LP

ET was formed in September 2002 and completed its initial public offering in February 2006. ET is a Delaware limited partnership with common units publicly traded on the NYSE under the ticker symbol “ET.” The primary activities in which ET is engaged, all of which are in the United States, and the operating subsidiaries through which ET conducts those activities are as follows:

•	natural gas operations, including the following:

•	natural gas midstream and intrastate transportation and storage;

•	interstate natural gas transportation and storage; and

•	crude oil, NGLs and refined products transportation, terminalling services and acquisition and marketing activities, as well as NGL storage and fractionation services.

In addition, ET owns investments in other businesses, including Sunoco LP and USA Compression Partners, LP, both of which are publicly traded master limited partnerships. The address of ET’s principal executive offices is 8111 Westchester Drive, Suite 600, Dallas, Texas 75225, and the telephone number at this address is (214) 981-0700.

The New ETO Notes

The New ETO 2020 Notes will mature on October 15, 2020, and will bear interest at a rate per annum equal to 7.500%. The New ETO 2023 Notes will mature on March 15, 2023, and will bear interest at a rate per annum equal to 4.250%. The New ETO 2024 Notes will mature on January 15, 2024, and will bear interest at a rate per annum equal to 5.875%. The New ETO 2027 Notes will mature on June 1, 2027, and will bear interest at a rate per annum equal to 5.500%.

The New ETO Notes will be senior unsecured obligations of ETO and will rank equally in right of payment with all of ETO’s existing and future senior unsecured debt, including debt under its revolving credit facility, its existing senior notes and the senior notes of SXL Opco. The New ETO Notes will rank senior in right of payment with all of ETO’s existing and future subordinated debt, including its junior subordinated notes, and structurally subordinated to the indebtedness and other obligations, including trade payables, of ETO’s subsidiaries that do not guarantee the New ETO Notes.

The New ETO Notes will initially be guaranteed by SXL Opco on a senior unsecured basis so long as it guarantees any of ETO’s other long-term debt. Any of ETO’s other subsidiaries that in the future become guarantors or co-issuers of ETO’s long-term debt must guarantee the New ETO Notes on the same basis. SXL Opco’s guarantee of each series of the New ETO Notes will rank equally in right of payment with SXL Opco’s existing and future senior unsecured debt, including its senior notes and its guarantees of debt under ETO’s revolving credit facility and existing senior notes, and senior in right of payment to any subordinated debt SXL Opco may incur.

There is currently no market for any series of the New ETO Notes offered hereby, and there is no assurance that any market will develop.

QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS

Q:	Why is ETO making the Exchange Offers and Consent Solicitations?

A:

ETO is conducting the Exchange Offers to provide existing holders of Existing ET Notes the option to obtain new notes issued by ETO that will be senior unsecured obligations of ETO and will rank equally in right of payment with all of ETO’s existing and future senior unsecured debt, including debt under its revolving credit facility, its existing senior notes and the senior notes of its subsidiary, SXL Opco. In addition, each series of the New ETO Notes will initially be fully and unconditionally guaranteed by SXL Opco on a senior unsecured basis so long as it guarantees any of ETO’s other long-term debt. Holders who choose to participate in the Exchange Offers will own notes that are no longer structurally subordinated to all of ETO’s other senior unsecured debt.

Q:	Why are we making the Consent Solicitations?

A:

We are soliciting the consent of holders of the Existing ET Notes, upon the terms and subject to the conditions set forth in this prospectus, to eliminate certain of the covenants, restrictive provisions and events of default, in each case under the Existing ET Indentures.

Q:	What will I receive if I tender my Existing ET Notes in the Exchange Offers and Consent Solicitations?

A:

Upon the terms and subject to the conditions of the Exchange Offers described in this prospectus, for each Existing ET Note that you validly tender before 11:59 p.m., New York City time, on March 22, 2019 (the “Expiration Deadline”), and do not validly withdraw, you will be eligible to receive a New ETO Note, which will accrue interest at the same current annual interest rate, have the same interest payment dates, same optional redemption prices and same maturity date as the Existing ET Note that you exchange. For each $1,000 principal amount of Existing ET Notes validly tendered at or before the Early Tender Deadline and not validly withdrawn, holders of Existing ET Notes will be eligible to receive the applicable Total Exchange Consideration set out in the table below, which includes the Early Tender Premium. For each $1,000 principal amount of Existing ET Notes validly tendered after the Early Tender Deadline but prior to the Expiration Deadline, holders of Existing ET Notes will be eligible to receive only the Exchange Consideration set out in the table below, which does not include the Early Tender Premium.

The following table sets forth the Exchange Consideration, Early Tender Premium and Total Exchange Consideration for Existing ET Notes for which the New ETO Notes are being offered:

Title of Series of Existing ET Notes/CUSIP Number(s)	Aggregate Principal Amount Outstanding	Series of Notes to be Issued by ETO	Exchange Consideration(1) (Principal Amount of New ETO Notes)	Early Tender Premium(1) (Principal Amount of New ETO Notes)	Total Exchange Consideration(2) (Principal Amount of New ETO Notes)
7.500% Senior Notes due 2020 (the “Existing ET 2020 Notes”) / 29273VAC4	$1,187,032,000	7.500% Notes due 2020 (the “New ETO 2020 Notes”)	$970	$30	$1,000
4.250% Senior Notes due 2023 (the “Existing ET 2023 Notes”) / 29273VAG5	$1,000,000,000	4.250% Notes due 2023 (the “New ETO 2023 Notes”)	$970	$30	$1,000
5.875% Senior Notes due 2024 (the “Existing ET 2024 Notes”) / 29273VAD2 / 29273VAE0	$1,150,000,000	5.875% Notes due 2024 (the “New ETO 2024 Notes”)	$970	$30	$1,000
5.500% Senior Notes due 2027 (the “Existing ET 2027 Notes”) / 29273VAF7	$1,000,000,000	5.500% Notes due 2027 (the “New ETO 2027 Notes”)	$970	$30	$1,000

(1)	For each $1,000 principal amount of Existing ET Notes accepted for exchange.
(2)	Includes Early Tender Premium.

The New ETO Notes will only be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. No tender of Existing ET Notes will be accepted if it results in the issuance of less than $2,000 principal amount of a series of New ETO Notes, and no alternative, conditional or contingent tenders will be accepted. Holders who do not tender all of their Existing ET Notes should ensure that they retain a principal amount of Existing ET Notes amounting to at least the minimum denomination equal to $2,000. If, pursuant to the Exchange Offers, a tendering holder of Existing ET Notes would otherwise be entitled to receive a principal amount of any series of New ETO Notes that is not equal to $2,000 or an integral multiple of $1,000 in excess thereof, such principal amount will be rounded down to the nearest $2,000 or integral multiple of $1,000 in excess thereof, and such holder will receive pursuant to the Exchange Offers this rounded principal amount of New ETO Notes plus cash equal to the sum of the principal amount of New ETO Notes not received as a result of rounding down plus accrued and unpaid interest thereon at the rate of the applicable Existing ET Notes to the Settlement Date.

Concurrently with the Exchange Offers being made by ETO, upon the terms and subject to the conditions set forth in this prospectus, ET is soliciting consents from the holders of the Existing ET Notes to amend the Existing ET Indentures to remove certain of the covenants, restrictive provisions and events of default. The Proposed Amendments are described in more detail under “The Proposed Amendments.” The consent of the holders of a majority of the aggregate principal amount of the Existing ET Notes outstanding will be required in order to effectuate the Proposed Amendments to each of the Existing ET Indentures. If the Proposed Amendments are approved with respect to the Existing ET Indentures and effected, they will be binding on all holders of the related Existing ET Notes, including those who do not deliver their consent to the Proposed Amendments and do not tender their Existing ET Notes in the Exchange Offers. If for any reason an Exchange Offer is not completed, the Proposed Amendments to the corresponding Existing ET Indenture for that series will not become operative with respect to the related Existing ET Notes and the related Existing ET Notes will be subject to the same terms and conditions as existed before the Exchange Offers were made. You may not deliver a consent in a Consent Solicitation without tendering Existing ET Notes in the applicable

Exchange Offer. If you tender Existing ET Notes in an Exchange Offer, you will be deemed to deliver your consent, with respect to the principal amount of such tendered Existing ET Notes, to the Proposed Amendments.

Q:	What are the Proposed Amendments?

A:	The Proposed Amendments will eliminate certain of the covenants, restrictive provisions and events of default, in each case under the Existing ET Indentures.

If we receive valid consents sufficient to effect the applicable Proposed Amendments, assuming all other conditions of the Exchange Offers and Consent Solicitations are satisfied or, where permitted, waived, all of the sections or provisions of the Existing ET Indentures listed below will be deleted or modified, as applicable:

The Proposed Amendments would delete in their entirety the following covenants from the Existing ET Base Indenture:

•	Section 4.03 (“SEC Reports; Financial Statements”);

•	Section 4.05 (“Existence”); and

•	Section 5.01 (“Limitations on Mergers and Consolidations”).

The Proposed Amendments would delete in their entirety the following covenants from each of the supplemental indentures governing the Existing ET Notes:

•	Section 5.1 (“Change of Control”);

•	Section 5.2 (“Limitation on Liens”);

•	Section 5.3 (“Restriction on Sale-Leasebacks”); and

•	Section 5.4 (“Limitation on Transactions with Affiliates”).

In addition, the Proposed Amendments would make certain conforming and other changes to the Existing ET Indentures and the Existing ET Notes, including modification or deletion of certain definitions and cross references, including certain changes to the definition of “Events of Default” to give effect to the deletion of the covenants described above. See “Comparison of Existing ET Notes and New ETO Notes,” “Description of the Exchange Offers and Consent Solicitations,” “The Proposed Amendments,” and “Description of the New ETO Notes.”

Q:	What are the consequences of not participating in the Exchange Offers and Consent Solicitations before the Early Tender Deadline?

A:

Upon the terms and subject to the conditions of the Exchange Offers, if you fail to tender your Existing ET Notes before the Early Tender Deadline but do so before the Expiration Deadline (and do not validly withdraw your Existing ET Notes before the Expiration Deadline), you will be eligible to receive the Exchange Consideration, which consists of $970 principal amount of New ETO Notes, but not the Early Tender Premium, which would include an additional $30 principal amount of New ETO Notes.

Q:	What are the consequences of not participating in an Exchange Offer and Consent Solicitation at all?

A:	If you do not exchange your Existing ET Notes for New ETO Notes in an Exchange Offer, you will not receive the benefit of having ETO, the operating subsidiary of ET, as the obligor of your notes. In addition, if the Proposed Amendments to the Existing ET Notes become effective, those Proposed Amendments will apply to all Existing ET Notes that are not exchanged in an Exchange Offer, even though the remaining holders of such Existing ET Notes did not consent to the Proposed Amendments. Thereafter, all such Existing ET Notes will be governed by the amended Existing ET Indentures, which will be less restrictive and afford reduced protections to any remaining holders of Existing ET Notes compared to those currently in place. Additionally, the trading market for any remaining Existing ET Notes may be more limited than it is at present, and the smaller outstanding principal amount may make the trading market of any remaining Existing ET Notes more volatile. Consequently, the liquidity, market value and price of Existing ET Notes that remain outstanding may be materially and adversely affected. Therefore, if your Existing ET Notes are not tendered and accepted in an Exchange Offer, it may become more difficult for you to sell or transfer your unexchanged Existing ET Notes. See “Risk Factors—Risks Relating to the Non-Exchanging Holders of the Existing ET Notes—The Proposed Amendments to the Existing ET Indentures will reduce protection to remaining holders of Existing ET Notes.”

Q:	How do the Existing ET Notes differ from the New ETO Notes to be issued in the Exchange Offer?

A:

The Existing ET Notes are the obligations solely of ET and are governed by the applicable Existing ET Indenture. The New ETO Notes will be the obligations solely of ETO and will be governed by the New ETO Indenture (as defined herein). In addition, the New ETO Notes will be fully and unconditionally guaranteed by SXL Opco for as long as it guarantees any of ETO’s other long-term debt. The Existing ET Indentures and the New ETO Indenture differ in certain respects, including the applicable covenants, merger and consolidation terms and events of default.

However, each New ETO Note issued in exchange for an Existing ET Note will have an interest rate and maturity date that are the same as the current interest rate and maturity date of the tendered Existing ET Note, as well as the same interest payment dates and optional redemption prices, and will accrue interest from and including the most recent interest payment date of the tendered Existing ET Note. New ETO Notes will have features that are consistent with other outstanding notes of ETO. See “Comparison of Existing ET Notes and the New ETO Notes.”

Q:	What will be the ranking of the New ETO Notes?

A:

The New ETO Notes will be senior unsecured obligations of ETO and will rank equally in right of payment with all of ETO’s existing and future senior unsecured debt, including debt under its revolving credit facility, its existing senior notes and the senior notes of SXL Opco. The New ETO Notes will rank senior in right of payment with all of ETO’s existing and future subordinated debt of ETO, including its junior subordinated notes, and structurally subordinated to the indebtedness and other obligations, including trade payables, of ETO’s subsidiaries that do not guarantee the New ETO Notes.

The New ETO Notes will initially be guaranteed by SXL Opco on a senior unsecured basis so long as it guarantees any of ETO’s other long-term debt. Any of ETO’s other subsidiaries that in the future become guarantors or co-issuers of ETO’s long-term debt must guarantee the New ETO Notes on the same basis. SXL Opco’s guarantee of each series of the New ETO Notes will rank equally in right of payment with SXL Opco’s existing and future senior unsecured debt, including its senior notes and its guarantees of debt under ETO’s revolving credit facility and existing senior notes, and senior in right of payment to any subordinated debt SXL Opco may incur. See “Description of the New ETO Notes—Ranking.”

Q:	Will the New ETO Notes be eligible for listing on an exchange?

A:

ETO has applied to have the New ETO Notes listed on the NYSE. If the application is approved, we expect trading of the New ETO Notes on the NYSE to begin within 30 days after their original issue date. Currently, there is no public market for the New ETO Notes. We cannot assure you about the liquidity of the New ETO Notes or the development of any market for the New ETO Notes. See “Risk Factors—Risks Relating to the New ETO Notes—The New ETO Notes have no established trading market or history, and liquidity of trading markets for the New ETO Notes may be limited.”

Q:	What consents are required to effect the Proposed Amendments to the Existing ET Indentures and consummate the Exchange Offers?

A:

In order for the Proposed Amendments to the Existing ET Indentures to be adopted, holders of not less than a majority in aggregate principal amount of the Existing ET Notes outstanding must consent to them, and those consents must be received before the Expiration Deadline.

Q:	May I tender my Existing ET Notes in the Exchange Offer without delivering a consent in the Consent Solicitations?

A:

No. By tendering your Existing ET Notes for exchange, you will be deemed to have validly delivered your consent to the Proposed Amendments to the Existing ET Indentures and the Existing ET Notes, as further described under “The Proposed Amendments.” You may not consent to the Proposed Amendments to the Existing ET Indentures without tendering your Existing ET Notes in the Exchange Offers and you may not tender your Existing ET Notes for exchange without consenting to the Proposed Amendments.

Q:	May I tender only a portion of the Existing ET Notes that I hold?

A:

Yes. You may tender any portion of the Existing ET Notes that you hold, provided that if you tender less than all of your Existing ET Notes, you should ensure that you retain a principal amount of Existing ET Notes amounting to at least the minimum denomination equal to $2,000.

Q:	What are the conditions to the Exchange Offers and Consent Solicitations?

A:

The consummation of the Exchange Offers and Consent Solicitations is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the conditions discussed under “Description of the Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations,” including, among other things, the receipt of the requisite consents. We may, at our option and in our sole discretion, waive any such conditions (except the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC). All conditions to the Exchange Offers must be satisfied or, where permitted, waived, on or before the Expiration Deadline. The Proposed Amendments may become effective if the requisite consents are received and the conditions discussed under “Description of the Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations” have been satisfied or, where permitted, waived.

Q:	Will ETO accept all tenders of Existing ET Notes?

A:

Subject to the satisfaction or, where permitted, waiver of the conditions to the Exchange Offers, we will accept for exchange any and all Existing ET Notes that (i) have been validly tendered in the Exchange Offers before the Expiration Deadline and (ii) have not been validly withdrawn before the Expiration Deadline.

Q:	What will ETO do with the Existing ET Notes accepted for exchange in the Exchange Offers?

A:	The Existing ET Notes surrendered in connection with the Exchange Offers and accepted for exchange will be retired or cancelled at our option and will not be reissued.

Q:	When will ETO issue the New ETO Notes?

A:

Assuming the conditions to the Exchange Offers are satisfied or, where permitted, waived, ETO will issue the New ETO Notes in book-entry form on or about the first business day following the Expiration Deadline (the “Settlement Date”).

Q:	Will I be paid the accrued and unpaid interest on my Existing ET Notes accepted for exchange on the Settlement Date?

A:

Except for cash paid in lieu of the issuance of fractional New ETO Notes (which cash settlement will include accrued and unpaid interest to the Settlement Date), accrued and unpaid interest on Existing ET Notes accepted for exchange will not be paid in cash on the Settlement Date. The New ETO Notes received in exchange for the tendered Existing ET Notes will instead accrue interest from (and including) the most recent date for which interest has been paid on the tendered Existing ET Notes; provided, that interest will only accrue on the aggregate principal amount of New ETO Notes you receive, which will be less than the principal amount of Existing ET Notes you tendered for exchange if you tender your Existing ET Notes after the Early Tender Deadline.

Q:	When will the Proposed Amendments to the Existing ET Indentures become operative?

A:

If we receive the requisite consents after the Early Tender Deadline but before the Expiration Deadline, we expect that the Proposed Amendments to the Existing ET Indentures will become effective on the Settlement Date.

Q:	When will the Exchange Offers expire?

A:

The Exchange Offers will expire after 11:59 p.m., New York City time, on March 22, 2019, unless we, in our sole discretion, extend the Exchange Offers, in which case the Expiration Deadline will be the latest date and time to which such Exchange Offers are extended. See “Description of the Exchange Offers and Consent Solicitations—Early Tender Deadline; Expiration Deadline; Extensions; Amendments; Termination.”

Q:	Can I withdraw my Existing ET Notes after I tender them? Can I revoke the consent related to my Existing ET Notes after I deliver it?

A:	Tenders of Existing ET Notes may be validly withdrawn (and the related consents to the Proposed Amendments revoked as a result) at any time before the Expiration Deadline.

Following the Expiration Deadline, tenders of Existing ET Notes may not be validly withdrawn unless ETO is required by law to permit withdrawal. In the event of termination of the Exchange Offers, the Existing ET Notes tendered will be promptly returned to the tendering holders. Consents to the applicable Proposed Amendments may only be revoked by validly withdrawing the tendered Existing ET Notes prior to the Early Tender Deadline, but may not be revoked after the Early Tender Deadline even if holders validly withdraw tenders of any particular series of Existing ET Notes. See “Description of the Exchange Offers and Consent Solicitations—Withdrawal of Tenders and Revocation of Consents.”

Q:

How do I exchange my Existing ET Notes if I am a beneficial owner of Existing ET Notes held by a custodial entity, such as a commercial bank, broker, dealer, trust company or other nominee? Will the record holder exchange my Existing ET Notes for me?

A:

If you are a holder of Existing ET Notes and wish to participate in the Exchange Offers and Consent Solicitations and your Existing ET Notes are held by a custodial entity, such as a commercial bank, broker, dealer, trust company or other nominee, you must instruct that custodial entity to tender your Existing ET Notes on your behalf pursuant to the procedures of that custodial entity. Please ensure that you contact your custodial entity as soon as possible to give them sufficient time to meet your requested deadline. Beneficial owners are urged to appropriately instruct their commercial bank, broker, custodian or other nominee at least five business days prior to the Early Tender Deadline or the Expiration Deadline, as applicable, in order to allow adequate processing time for their instruction.

Custodial entities that are participants in DTC must tender Existing ET Notes through ATOP, which is maintained by DTC. No letter of transmittal is required for tenders through ATOP. No letter of transmittal will be required for the Exchange Offers and Consent Solicitations. ETO has not provided guaranteed delivery procedures in conjunction with the Exchange Offers and Consent Solicitations.

Q:	Will I have to pay any fees or commissions if I tender my Existing ET Notes for exchange in the Exchange Offers?

A:

You will not be required to pay any fees or commissions to ETO, the Dealer Manager, the Exchange Agent or the Information Agent in connection with the Exchange Offers. If you hold Existing ET Notes through a broker, dealer, commercial bank, trust company or other nominee that tenders your Existing ET Notes on your behalf, your broker or other nominee may charge you a commission for doing so. You should consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any charges will apply.

Q:	Will a holder recognize gain or loss on the exchange of Existing ET Notes for New ETO Notes?

A:

A U.S. Holder (as defined in “Material U.S. Federal Income Tax Consequences”) that tenders Existing ET Notes in exchange for New ETO Notes will generally recognize taxable gain or loss for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences—Tax Consequences to Tendering U.S. Holders—General Consequences of the Exchange Offers.”

Q:	What will be the U.S. federal income tax treatment of holders who do not tender their Existing ET Notes pursuant to the Exchange Offers?

A:

The U.S. federal income tax treatment of holders who do not tender their Existing ET Notes pursuant to the Exchange Offers is unclear. The adoption of the Proposed Amendments may or may not result in a deemed exchange of Existing ET Notes for “new” notes for U.S. federal income tax purposes. We believe and intend to take the position that the adoption of the Proposed Amendments will not cause any Existing ET Notes not tendered to be deemed exchanged for U.S. federal income tax purposes, and, as a result, will not result in a taxable event for non-exchanging holders pursuant to the Exchange Offers. See “Material U.S. Federal Income Tax Consequences—Tax Consequences to Non-Tendering Holders.”

Q:	Is any recommendation being made about the Exchange Offers and the Consent Solicitations?

A:

None of ETO, ET, any Dealer Manager, the trustee with respect to the Existing ET Notes or the New ETO Notes, the Exchange Agent, the Information Agent or any of their affiliates, makes any recommendation as to whether you should exchange Existing ET Notes for New ETO Notes in response to the Exchange Offers and Consent Solicitations, and no one has been authorized by any of them to make such a recommendation.

Q:	To whom should I direct any questions?

A:	Questions concerning the terms of the Exchange Offers or the Consent Solicitations should be directed to the Dealer Managers:

Citigroup	J.P. Morgan	TD Securities
388 Greenwich Street, 7th Floor New York, New York 10013 Attn: Liability Management Group Collect: (212) 723-6106 Toll-Free: (800) 558-3745	J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179 Attention: Liability Management Group Collect: (212) 834-3424 Toll-Free: (866) 834-4666	TD Securities (USA) LLC 31 West 52nd Street New York, New York 10019 Attn: Liability Management Group Toll-Free: (855) 495-9846

Questions concerning exchange and consent procedures and requests for additional copies of this prospectus should be directed to the Information Agent:

Global Bondholder Services Corporation

65 Broadway, Suite 404

New York, New York 10006

Banks and Brokers Call Collect: (212) 430-3774

All Others Call Toll-Free: (866) 924-2200

THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS

The following is a brief summary of certain terms of the Exchange Offers and Consent Solicitations. It may not contain all the information that is important to you. For additional information regarding the Exchange Offers, Consent Solicitations and the New ETO Notes, see “Description of the Exchange Offers and Consent Solicitations” and “Description of the New ETO Notes.”

New ETO Notes Issuer	Energy Transfer Operating, L.P., a Delaware limited partnership.

Existing ET Notes Issuer	Energy Transfer LP, a Delaware limited partnership.

New ETO Notes Offered	Up to $4,337,032,000 aggregate principal amount of notes, consisting of up to $1,187,032,000 aggregate principal amount of New ETO 2020 Notes, up to $1,000,000,000 aggregate principal amount of New ETO 2023 Notes, up to $1,150,000,000 aggregate principal amount of New ETO 2024 Notes and up to $1,000,000,000 aggregate principal amount of New ETO 2027 Notes.

Exchange Offers by ETO

ETO is offering holders of each series of Existing ET Notes the opportunity to exchange any and all of their Existing ET Notes for the applicable New ETO Notes as indicated in the table on the cover hereof, upon the terms and subject to the conditions set forth in this prospectus. Holders of Existing ET Notes will be eligible to receive the applicable Total Exchange Consideration set forth under “—Total Exchange Consideration” below for Existing ET Notes validly tendered at or before the Early Tender Deadline and not validly withdrawn. For Existing ET Notes validly tendered after the Early Tender Deadline and before the Expiration Deadline, holders of Existing ET Notes will be eligible to receive the Exchange Consideration set forth under “—Exchange Consideration” below. The Total Exchange Consideration includes an Early Tender Premium in an amount set forth under “—Early Tender Premium” below. In addition, each series of New ETO Notes will accrue interest from (and including) the most recent date on which interest has been paid on the corresponding series of Existing ET Notes accepted in the Exchange Offers and Consent Solicitations for such series of New ETO Notes; provided, that interest will only accrue with respect to the aggregate principal amount of New ETO Notes a holder of Existing ET Notes receives, which will be less than the principal amount of Existing ET Notes tendered for exchange if such holder of Existing ET Notes tenders its Existing ET Notes after the Early Tender Deadline. If, pursuant to the Exchange Offers, a tendering holder of Existing ET Notes would otherwise be entitled to receive a principal amount of any series of New ETO Notes that is not equal to $2,000 or an integral multiple of $1,000 in excess thereof, such principal amount will be rounded down to the nearest $2,000 or integral multiple of $1,000 in excess thereof, and such holder of Existing ET Notes will receive pursuant to the Exchange Offers this rounded principal amount of New ETO Notes plus cash equal to the sum of the principal amount of New ETO Notes not received as a result of rounding down plus accrued and unpaid interest thereon at the rate of the applicable Existing ET Notes to the Settlement Date. Except as set forth above, no accrued but unpaid interest will be paid with respect to Existing ET Notes tendered for exchange.

Denomination	The New ETO Notes will only be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. No tender of any series of Existing ET Notes will be accepted if it results in the issuance of less than $2,000 principal amount of New ETO Notes. If, pursuant to the Exchange Offers, a tendering holder of Existing ET Notes would otherwise be entitled to receive a principal amount of a series of New ETO Notes that is not equal to $2,000 or an integral multiple of $1,000 in excess thereof, such principal amount will be rounded down to the nearest $2,000 or integral multiple of $1,000 in excess thereof, and such holder of Existing ET Notes will receive pursuant to the Exchange Offers this rounded principal amount of New ETO Notes plus cash equal to the sum of principal amount of New ETO Notes not received as a result of rounding down plus accrued and unpaid interest thereon at the rate of the applicable Existing ET Notes to the Settlement Date.

Consent Solicitations by ET	Concurrently with the Exchange Offers being made by ETO, ET is soliciting consents from the holders of Existing ET Notes to amend the Existing ET Indentures to adopt the Proposed Amendments. Holders of Existing ET Notes may deliver their consent to the Proposed Amendments to the corresponding Existing ET Indenture for that series only by tendering Existing ET Notes of the applicable series in the Exchange Offers and Consent Solicitations. Holders of Existing ET Notes may not deliver a consent in the Consent Solicitation without tendering Existing ET Notes in the applicable Exchange Offer. If a holder of Existing ET Notes tenders Existing ET Notes in an Exchange Offer, such holder of Existing ET Notes will be deemed to deliver their consent, with respect to the principal amount of such tendered Existing ET Notes, to the Proposed Amendments.

Proposed Amendments	If consents sufficient to effect the applicable Proposed Amendments are received after the Early Tender Deadline but before the Expiration Deadline, the corresponding Existing ET Indenture will be amended to eliminate certain of the covenants, restrictive provisions and events of default. The consent of the holders of a majority of the aggregate principal amount of the Existing ET Notes outstanding will be required in order to effectuate the Proposed Amendments to each of the Existing ET Indentures.

Early Tender Premium

For each $1,000 principal amount of Existing ET Notes validly tendered at or before the Early Tender Deadline and not validly withdrawn, holders of Existing ET Notes will be eligible to receive the applicable Total Exchange Consideration, which includes an Early Tender Premium equal to $30 principal amount of New ETO Notes of the applicable series (plus cash in respect of any fractional portion of New ETO Notes).

If the applicable Exchange Offer is completed, the Early Tender Premium will be paid only to holders of Existing ET Notes who validly tender their Existing ET Notes at or before the Early Tender Deadline and do not validly withdraw their tenders and whose Existing ET Notes are accepted for exchange. Holders of Existing ET Notes who validly tender their Existing ET Notes after the Early Tender Deadline but before the Expiration Deadline will not be eligible to receive the Early Tender Premium. See “Description of the Exchange Offers and Consent Solicitations—Early Tender Premium.”

Exchange Consideration	The Exchange Consideration for each $1,000 principal amount of Existing ET Notes tendered after the Early Tender Deadline and before the Expiration Deadline will equal $970 principal amount of New ETO Notes of the applicable series (plus cash in respect of any fractional portion of New ETO Notes). See “Description of the Exchange Offers and Consent Solicitations—Exchange Consideration.”

Total Exchange Consideration	The Total Exchange Consideration for each $1,000 principal amount of Existing ET Notes tendered at or before the Early Tender Deadline will equal $1,000 principal amount of New ETO Notes of the applicable series (plus cash in respect of any fractional portion of New ETO Notes).

Early Tender Deadline	5:00 p.m., New York City time, on March 8, 2019 unless extended by ETO, as the same may be extended for such Exchange Offer and Consent Solicitation.

Expiration Deadline	The Exchange Offers and Consent Solicitations will expire at 11:59 p.m., New York City time, on March 22, 2019, as the same may be extended for each Exchange Offer and Consent Solicitation.

Settlement Date	The Settlement Date for the Exchange Offers and Consent Solicitations will be promptly following the Expiration Deadline and is expected to be the business day after the Expiration Deadline.

Withdrawal of Tenders and Revocation of Consents	Tenders of Existing ET Notes in the Exchange Offers and Consent Solicitations may be validly withdrawn at any time prior to the Expiration Deadline. Consents to the applicable Proposed Amendments may only be revoked by validly withdrawing the tendered Existing ET Notes prior to the Early Tender Deadline, but may not be revoked after the Early Tender Deadline even if holders validly withdraw tenders of any particular series of Existing ET Notes . See “Description of the Exchange Offers and Consent Solicitations—Withdrawal of Tenders and Revocation of Consents.”

Conditions to the Exchange Offers and Consent Solicitation	The Exchange Offers and Consent Solicitations are subject to certain conditions, although ETO may waive any such condition (except the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC) at any time with respect to an Exchange Offer. Each Exchange Offer and Consent Solicitation is conditioned upon the completion of the other Exchange Offers and Consent Solicitations, although ETO may waive such condition at any time with respect to an Exchange Offer. Any waiver of a condition by ETO with respect to an Exchange Offer will automatically waive such condition with respect to the corresponding Consent Solicitation, as applicable. In addition, ETO may amend the terms of any Exchange Offer without amending the terms of any other Exchange Offer. Any amendment of the terms of an Exchange Offer by ETO will automatically amend such terms with respect to the corresponding Consent Solicitation, as applicable. The Exchange Offers and Consent Solicitations are not subject to a financing condition. ETO may complete the Exchange Offers even if valid consents sufficient to effect the Proposed Amendments are not received. See “Description of the Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations.”

Termination; Extension; Amendment	ETO, in its sole discretion, may extend the Early Tender Deadline and the Expiration Deadline with respect to any and all of the Exchange Offers, subject to applicable law. Any extension of the Early Tender Deadline and the Expiration Deadline with respect to any and all of the Exchange Offers by ETO will automatically extend the Early Tender Deadline and the Expiration Deadline with respect to the corresponding Consent Solicitation, as applicable. Subject to applicable law, ETO expressly reserves the right, in its sole discretion and with respect to any or all of the Exchange Offers to: (i) delay accepting any Existing ET Notes, extend the Exchange Offer or terminate the Exchange Offer and not accept any Existing ET Notes; (ii) extend the Early Tender Deadline without extending the Expiration Deadline; and (iii) amend, modify or waive in part or whole, at any time, or from time to time, the terms of the Exchange Offer in any respect, including waiver of any conditions to consummation of the Exchange Offer (except the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC). Any such delay, extension, termination, amendment, modification or waiver with respect to any and all of the Exchange Offers by ETO will automatically delay, extend, terminate, amend, modify or waive conditions precedent to the corresponding Consent Solicitation, as applicable. See “Description of the Exchange Offers and Consent Solicitations—Early Tender Deadline; Expiration Deadline; Extensions; Amendments; Termination.”

Procedures for Tendering	If you are a holder of Existing ET Notes and wish to participate in the Exchange Offers and Consent Solicitations and your Existing ET Notes are held by a custodial entity, such as a commercial bank, broker, dealer, trust company or other nominee, you must instruct that custodial entity to tender your Existing ET Notes on your behalf pursuant to the procedures of that custodial entity. Please ensure that you contact your custodial entity as soon as possible to give them sufficient time to meet your requested deadline. Beneficial owners are urged to appropriately instruct their commercial bank, broker, custodian or other nominee at least five business days prior to the Early Tender Deadline or the Expiration Deadline, as applicable, in order to allow adequate processing time for their instruction.

Custodial entities that are participants in DTC must tender Existing ET Notes through ATOP, which is maintained by DTC. No letter of transmittal is required for tenders through ATOP. No letter of transmittal will be required for the Exchange Offers and Consent Solicitations. ETO has not provided guaranteed delivery procedures in conjunction with the Exchange Offers and Consent Solicitations.

Consequences of Failure to Exchange	Existing ET Notes that are not validly tendered or that are validly tendered but validly withdrawn will remain outstanding and will continue to be subject to their existing terms despite the completion of the Exchange Offers and Consent Solicitations. However, if the Exchange Offers and Consent Solicitations are consummated and the Proposed Amendments to the corresponding Existing ET Indenture are effected, such amendments will also apply to all related Existing ET Notes not acquired in the Exchange Offers and Consent Solicitations and those notes will no longer have the benefit of the protection of the covenants, restrictive provisions and events of default eliminated by the applicable Proposed Amendments. The trading market for outstanding Existing ET Notes of any series not exchanged in the Exchange Offers and Consent Solicitations may be more limited than it is at present. Therefore, if your Existing ET Notes are not tendered and accepted in the Exchange Offers and Consent Solicitations, it may become more difficult for you to sell or transfer your unexchanged Existing ET Notes. See “Risk Factors” for a more detailed description of this risk and other risks relating to the Exchange Offers and Consent Solicitations.

Brokerage Fees and Commissions	No brokerage fees or commissions are payable by the holders of the Existing ET Notes to any Dealer Manager, the Exchange Agent (as defined below), ETO or ET in connection with the Exchange Offers and Consent Solicitations. If a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, that holder may be required to pay brokerage fees or commissions.

Federal Income Tax Considerations	For a discussion of certain U.S. federal income tax considerations of the Exchange Offers, Consent Solicitations and the ownership and disposition of any New ETO Notes received pursuant to the Exchange Offers, see “Material U.S. Federal Income Tax Consequences.”

Use of Proceeds	Neither ETO nor ET will receive any cash proceeds from the Exchange Offers and Consent Solicitations or the issuance of the New ETO Notes. See “Use of Proceeds.”

Exchange Agent and Information Agent	Global Bondholder Services Corporation (“GBSC”) is serving as the exchange agent (the “Exchange Agent”) and information agent (the “Information Agent”) in connection with the Exchange Offers and Consent Solicitations. The address and telephone numbers of GBSC are listed on the back cover of this prospectus.

Dealer Managers	Citigroup Global Markets Inc., J.P. Morgan Securities LLC and TD Securities (USA) LLC are the dealer managers and solicitation agents for the Exchange Offers and Consent Solicitations. The address and telephone numbers of each Dealer Manager is listed on the back cover page of this prospectus.

No Recommendation	None of ETO, ET, any Dealer Manager, the trustee with respect to the Existing ET Notes or the New ETO Notes, the Exchange Agent, the Information Agent or any of their affiliates, makes any recommendation as to whether you should exchange Existing ET Notes for New ETO Notes in response to the Exchange Offers and Consent Solicitations, and no one has been authorized by any of them to make such a recommendation.

Further Information	Questions or requests for assistance related to the Exchange Offers and Consent Solicitations or for additional copies of this prospectus may be directed to the Information Agent at its telephone numbers and address listed on the back cover page of this prospectus. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offers and Consent Solicitations. The contact information for each Dealer Manager and the Exchange Agent is set forth on the back cover page of this prospectus. See also “Where You Can Find More Information.”

THE NEW ETO NOTES

The following summary contains basic information about the New ETO Notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the New ETO Notes, please refer to “Description of the New ETO Notes.”

Issuer	Energy Transfer Operating, L.P., a Delaware limited partnership.

Securities Offered	Up to $4,337,032,000 aggregate principal amount of notes, consisting of up to $1,187,032,000 aggregate principal amount of New ETO 2020 Notes, up to $1,000,000,000 aggregate principal amount of New ETO 2023 Notes, up to $1,150,000,000 aggregate principal amount of New ETO 2024 Notes and up to $1,000,000,000 aggregate principal amount of New ETO 2027 Notes.

Maturity Dates	The New ETO 2020 Notes will mature on October 15, 2020. The New ETO 2023 Notes will mature on March 15, 2023. The New ETO 2024 Notes will mature on January 15, 2024. The New ETO 2027 Notes will mature on June 1, 2027.

Interest Payment Dates	ETO will pay interest on the New ETO Notes as follows:

•	New ETO 2020 Notes: April 15 and October 15 of each year, commencing on April 15, 2019;

•	New ETO 2023 Notes: March 15 and September 15 of each year, commencing on September 15, 2019;

•	New ETO 2024 Notes: January 15 and July 15 of each year, commencing on July 15, 2019; and

•	New ETO 2027 Notes: June 1 and December 1 of each year, commencing on June 1, 2019.

Interest Rate	The New ETO Notes will bear interest as follows:

•	New ETO 2020 Notes: 7.500% per year;

•	New ETO 2023 Notes: 4.250% per year;

•	New ETO 2024 Notes: 5.875% per year; and

•	New ETO 2027 Notes: 5.500% per year.

Optional Redemption	We may redeem the New ETO Notes of any series, in whole or in part, at any time and from time to time at the applicable redemption price described herein under the caption “Description of the New ETO Notes—Optional Redemption.”

Certain Covenants	The New ETO Indenture governing the New ETO Notes will contain covenants that, among other things, limit ETO’s ability and the ability of its subsidiaries to, among other things, create liens without equally and ratably securing the New ETO Notes and engage in certain sale and leaseback transactions. The New ETO Indenture will also limit ETO’s ability to engage in mergers, consolidations and certain sales of assets.

These covenants are subject to important exceptions and qualifications, as described under “Description of the New ETO Notes—Certain Covenants.”

Subsidiary Guarantee	The New ETO Notes will initially be guaranteed by SXL Opco on a senior unsecured basis so long as it guarantees any of ETO’s other long-term debt.

Any of ETO’s other subsidiaries that in the future become guarantors or co-issuers of ETO’s long-term debt must guarantee the New ETO Notes on the same basis.

Ranking	The New ETO Notes will be senior unsecured obligations of ETO and will rank equally in right of payment with all of ETO’s existing and future senior unsecured debt, including debt under ETO’s revolving credit facility, its existing senior notes and the senior notes of SXL Opco. The New ETO Notes will rank senior in right of payment with all of ETO’s existing and future subordinated debt, including its junior subordinated notes, and structurally subordinated to the indebtedness and other obligations, including trade payables, of ETO’s subsidiaries that do not guarantee the New ETO Notes. As of December 31, 2018, after giving effect to the Exchange Offers and Consent Solicitations (assuming the exchange of all of the Existing ET Notes for New ETO Notes) and ETO’s issuance of $4.0 billion aggregate principal amount of senior notes in January 2019 (the “Senior Notes Offering”) and the use of proceeds therefrom, ETO would have had total senior debt of $37.6 billion, including the New ETO Notes, and ETO would have been able to incur an additional $4.0 billion of debt under its revolving credit facility. In addition, as of December 31, 2018, after giving effect to the Senior Notes Offering and the use of proceeds therefrom, ETO’s subsidiaries (other than SXL Opco) would have had an aggregate of $8.1 billion of indebtedness outstanding.

SXL Opco’s guarantee of each series of the New ETO Notes will rank equally in right of payment with SXL Opco’s existing and future senior unsecured debt, including its senior notes and its guarantees of debt under ETO’s revolving credit facility and existing senior notes, and senior in right of payment to any subordinated debt SXL Opco may incur. As of December 31, 2018, SXL Opco had $7.6 billion of senior notes outstanding.

Neither ETO nor SXL Opco currently has any secured debt outstanding.

Form and Denomination	The New ETO Notes of each series will be issued in fully registered form in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

DTC Eligibility	The New ETO Notes of each series will be represented by global certificates deposited with, or on behalf of, DTC or its nominee. See “Description of the New ETO Notes—Book-Entry; Delivery and Form.”

Same Day Settlement	Beneficial interests in the New ETO Notes will trade in DTC’s same-day funds settlement system until maturity. Therefore, secondary market trading activity in such interests will be settled in immediately available funds.

Listing of the New ETO Notes	We have applied to have the New ETO Notes listed on the NYSE. If the application is approved, we expect trading of the New ETO Notes on the NYSE to begin within 30 days after their original issue date.

Governing Law	The New ETO Notes and the New ETO Indenture will be governed by the laws of the State of New York.

Trustee, Registrar and Paying Agent	U.S. Bank National Association.

Risk Factors	See “Risk Factors” and other information in this prospectus for a discussion of factors that should be carefully considered by holders of Existing ET Notes before tendering their Existing ET Notes in the Exchange Offers and investing in the New ETO Notes.

RISK FACTORS

You should carefully consider all of the information in this prospectus and each of the risks described below. Some of the risks relate to not tendering in the Exchange Offers and Consent Solicitations, tendering in the Exchange Offers and Consent Solicitations, the New ETO Notes and ETO’s or ET’s businesses. Any of the following risks could materially and adversely affect ETO’s or ET’s businesses, financial condition and results of operations and the actual outcome of matters as to which forward-looking statements are made in or incorporated by reference into this prospectus. While we believe we have identified and discussed below the material risks affecting ETO’s and ET’s businesses, there may be additional risks and uncertainties that we do not presently know or that we do not currently believe to be material that may adversely affect such businesses, financial condition and results of operations in the future.

Risks Relating to the Non-Exchanging Holders of the Existing ET Notes

The Exchange Offers and Consent Solicitations are expected to result in reduced liquidity for the Existing ET Notes that are not exchanged.

The trading market for each series of the Existing ET Notes that are not exchanged could become more limited than the existing trading market for the Existing ET Notes of that series and could cease to exist altogether due to the reduction in the principal amount of such Existing ET Notes outstanding upon consummation of the Exchange Offers and Consent Solicitations. A more limited trading market might adversely affect the liquidity, market price and price volatility of any series of the Existing ET Notes. If a market for any series of Existing ET Notes that are not exchanged exists or develops, such Existing ET Notes may trade at a discount to the price at which they would trade if the principal amount outstanding were not reduced.

There can be no assurance that an active market in any series of the Existing ET Notes will exist, develop or be maintained, or as to the prices at which the Existing ET Notes may trade, whether or not the Exchange Offers and Consent Solicitations are consummated.

The Proposed Amendments to the Existing ET Indentures will reduce protection to remaining holders of Existing ET Notes.

If the Proposed Amendments to the Existing ET Indentures are adopted, the covenants and some other terms of the Existing ET Notes will be less restrictive and will afford reduced protection to holders of those securities. The Proposed Amendments to the Existing ET Indentures would, among other things, eliminate certain of the covenants, restrictive provisions and events of default of ET and eliminate the requirement that ET offer to purchase the Existing ET Notes upon the occurrence of certain specified change of control events.

If the Proposed Amendments are adopted, each non-exchanging holder of the applicable series of Existing ET Notes will be bound by the Proposed Amendments even though that holder did not consent to them. The elimination or modification of the covenants and other provisions in the Existing ET Indentures contemplated by the Proposed Amendments would, among other things, permit us to take actions that could increase the credit risk associated with the Existing ET Notes, and might adversely affect the liquidity or market price of the Existing ET Notes or otherwise be adverse to the interests of the holders of the Existing ET Notes. See “The Proposed Amendments.”

The Existing ET Notes that are not tendered in the Exchange Offers and Consent Solicitations will be unsecured and will be unsubordinated obligations that will rank equally in right of payment with any of ET’s future unsubordinated debt and structurally subordinated to the secured and unsecured debt of ET’s subsidiaries, including ETO, that have not guaranteed the Existing ET Notes.

The Existing ET Notes are the senior unsecured obligations of ET. As such, they will rank equally in right of payment with any future unsubordinated debt of ET. The Existing ET Notes are structurally subordinated to the secured and unsecured debt of ET’s subsidiaries, including ETO, that have not guaranteed the Existing ET Notes. If the Proposed Amendments to the Existing ET Indentures are adopted, the Existing ET Indentures will no longer require that future ET subsidiaries guarantee the Existing ET Notes. In addition, neither ETO nor its current subsidiaries will have any obligation, contingent or otherwise, to pay amounts due under the Existing ET Notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payments.

Risks Relating to the Exchange Offers and Consent Solicitations

The consideration to be received in the Exchange Offers and Consent Solicitations does not reflect any valuation of the Existing ET Notes or the New ETO Notes and is subject to market volatility, and none of ETO, ET, any Dealer Manager, the trustees, the Exchange Agent or the Information Agent makes any recommendation that any holder of Existing ET Notes participate in the Exchange Offers and Consent Solicitations.

We have made no determination that the consideration to be received in the Exchange Offers and Consent Solicitations represents a fair valuation of either the Existing ET Notes or the New ETO Notes. Neither of ETO nor ET has obtained a fairness opinion from any financial advisor about the fairness to ETO, to ET or to you of the consideration to be received by holders of Existing ET Notes who tender their Existing ET Notes.

None of ETO, ET, any Dealer Manager, the New ETO Notes trustee, the Existing ET Notes trustee, the Exchange Agent, the Information Agent or any affiliate of any of them, makes any recommendation as to whether holders of Existing ET Notes should exchange their Existing ET Notes for New ETO Notes in response to the Exchange Offers and Consent Solicitations.

The Exchange Offers and Consent Solicitations may not be consummated.

The Exchange Offers and Consent Solicitations are subject to the satisfaction of certain conditions, including that nothing has occurred or may occur that would or might, in ET’s or ETO’s judgment, be expected to prohibit, prevent, restrict or delay the Exchange Offers and Consent Solicitations or impair ET or ETO from realizing the anticipated benefits of the Exchange Offers and Consent Solicitations. Even if the Exchange Offers and Consent Solicitations are completed, any or all of them may not be completed on the schedule described in this prospectus. Accordingly, holders of Existing ET Notes participating in the Exchange Offers and Consent Solicitations may have to wait longer than expected to receive the Exchange Consideration or the Total Exchange Consideration, as the case may be, during which time those holders of Existing ET Notes will not be able to effect transfers of their Existing ET Notes tendered in the applicable Exchange Offer and Consent Solicitation.

Late deliveries of Existing ET Notes or any other failure to comply with the terms and conditions of the Exchange Offers and Consent Solicitations could prevent a holder from exchanging its Existing ET Notes. Moreover, if you tender your Existing ET Notes after the applicable Early Tender Deadline, and your Existing ET Notes are accepted for exchange, you will only receive the Exchange Consideration.

Holders of Existing ET Notes are responsible for complying with all the procedures of the Exchange Offers and Consent Solicitations. The issuance of New ETO Notes in exchange for Existing ET Notes will only occur upon proper completion of the procedures described in this prospectus under “Description of the Exchange Offers and Consent Solicitations.” Therefore, holders of Existing ET Notes who wish to exchange them for New ETO Notes should allow sufficient time for timely completion of the exchange procedure. Additionally, holders of Existing ET Notes who validly tender their Existing ET Notes after the Early Tender Deadline and whose Existing ET Notes are accepted for exchange will only receive the Exchange Consideration. Neither ETO nor the Exchange Agent is obligated to extend any or all of the Exchange Offers and Consent Solicitations or notify you of any failure to follow the proper procedures.

ET may repurchase any Existing ET Notes that are not tendered in the Exchange Offers on terms that are more favorable to the holders of the Existing ET Notes than the terms of the Exchange Offers.

ET or its affiliates may, to the extent permitted by applicable law, after the Expiration Deadline of the Exchange Offers, acquire Existing ET Notes that are not tendered and accepted in the Exchange Offers and Consent Solicitations through open market purchases, privately negotiated transactions, tender offers, exchange offers, redemption or otherwise, upon such terms and at such prices as ET or its affiliates may determine, which with respect to the Existing ET Notes may be more or less favorable to holders than the terms of the Exchange Offers. There can be no assurance as to which, if any, of these alternatives or combinations thereof ET or its affiliates may choose to pursue in the future.

For U.S. federal income tax purposes, the exchange of Existing ET Notes for New ETO Notes is expected to be a taxable transaction, and the adoption of the Proposed Amendments in the case of non-exchanging holders is unclear.

We intend to take the position that the exchange of Existing ET Notes for New ETO Notes pursuant to the Exchange Offers will be a taxable transaction, in which a U.S. Holder (as defined in “Material U.S. Federal Income Tax Consequences”) would recognize gain or loss, as described in “Material U.S. Federal Income Tax Consequences—Tax Consequences to Tendering U.S. Holders—General Consequences of the Exchange Officers.” In addition, though not free from doubt, we intend to take the position that the adoption of the Proposed Amendments will not cause any Existing ET Notes not tendered to be deemed exchanged, and, as a result, will not result in a taxable event for non-exchanging holders pursuant to the Exchange Offers and the Consent Solicitations. However, there are significant uncertainties related to these issues, and the Internal Revenue Service may disagree with some or all of the foregoing positions. Please read “Material U.S. Federal Income Tax Consequences” for further discussion.

Risks Relating to the New ETO Notes

Each series of the New ETO Notes and the guarantee thereof will be effectively subordinated to any secured debt of ETO or SXL Opco, and, in the event of our bankruptcy or liquidation, holders of the New ETO Notes will be paid from any assets remaining after payments to any holders of any secured debt ETO or SXL Opco may have. In addition, each series of the New ETO Notes will be structurally subordinated to any debt of ETO’s non-guarantor subsidiaries.

Each series of the New ETO Notes and the guarantee thereof will be ETO’s and SXL Opco’s general unsecured senior obligations, and effectively subordinated to any secured debt that ETO or SXL Opco may have, to the extent of the value of the assets securing that debt. The New ETO Indenture will permit ETO and SXL Opco to incur secured debt provided certain conditions are met. If ETO is declared bankrupt or insolvent, or is liquidated, the holders of ETO’s secured debt will be entitled to be paid from ETO’s assets securing their debt before any payment may be made with respect to the New ETO Notes. If any of the preceding events occur, ETO may not have sufficient assets to pay amounts due on its secured debt and the New ETO Notes.

Although SXL Opco will initially guarantee the New ETO Notes, in the future the guarantees of SXL Opco may be released under certain circumstances. Further, none of ETO’s other subsidiaries will guarantee the New ETO Notes initially, and as a result, each series of the New ETO Notes will be structurally subordinated to the claims of all creditors, including unsecured indebtedness, trade creditors and tort claimants, of those subsidiaries. In the event of the insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of the business of any of ETO’s subsidiaries (except for SXL Opco), creditors of such subsidiaries would generally have the right to be paid in full before any distribution is made to ETO or the holders of the New ETO Notes. As of December 31, 2018, after giving effect to the Senior Notes Offering and the use of proceeds therefrom, ETO’s subsidiaries (other than SXL Opco) would have had an aggregate of $8.1 billion of indebtedness outstanding.

ETO does not have the same flexibility as other types of organizations to accumulate cash, which may limit cash available to service the New ETO Notes or to repay them at maturity.

ETO’s partnership agreement requires ETO to distribute, on a quarterly basis, 100% of its available cash to its unitholders of record within 45 days following the end of every quarter.

Available cash with respect to any quarter is generally all of ETO’s cash on hand at the end of such quarter, less cash reserves for certain purposes. ETP Managing GP will determine the amount and timing of such distributions and has broad discretion to establish and make additions to ETO’s reserves or the reserves of its operating subsidiaries as it determines are necessary or appropriate. As a result, ETO does not have the same flexibility as corporations or other entities that do not pay dividends or that have complete flexibility regarding the amounts they will distribute to their equity holders. Although ETO’s payment obligations to its partners are subordinate to ETO’s payment obligations to holders of New ETO Notes, the timing and amount of ETO’s quarterly distributions to its partners could significantly reduce the cash available to pay the principal, premium (if any) and interest on the New ETO Notes.

The terms of the New ETO Notes do not require us to offer to repurchase the New ETO Notes upon a “change of control” transaction.

The terms of the New ETO Notes will not require us to offer to repurchase the New ETO Notes upon a “change of control” transaction. Accordingly, holders will not have the right to require us to repurchase the New ETO Notes if we enter into transactions that result in a change of control of our company and a decrease in the ratings of the New ETO Notes. The Existing ET Notes provide such rights to holders of those obligations. In addition, if the Proposed Amendments are effected, ET will no longer be required to purchase any of the Existing ET Notes in the event of a change of control.

A court may use fraudulent conveyance considerations to avoid or subordinate the SXL Opco guarantees.

Various applicable fraudulent conveyance laws have been enacted for the protection of creditors. A court may use fraudulent conveyance laws to subordinate or avoid SXL Opco’s guarantees of the New ETO Notes. It is also possible that under certain circumstances a court could hold that the direct obligations of SXL Opco could be superior to the obligations under its guarantees of the New ETO Notes.

A court could avoid or subordinate SXL Opco’s guarantees of the New ETO Notes in favor of its other debts or liabilities to the extent that the court determined either of the following were true at the time SXL Opco issued the guarantees:

•

that SXL Opco incurred the guarantees with the intent to hinder, delay or defraud any of its present or future creditors or that SXL Opco contemplated insolvency with a design to favor one or more creditors to the total or partial exclusion of others; or

•

that SXL Opco did not receive fair consideration or reasonably equivalent value for issuing the guarantees and, at the time it issued the guarantees, that SXL Opco (i) was insolvent or rendered insolvent by reason of the issuance of the guarantees, (ii) was engaged or about to engage in a business or transaction for which the remaining assets of SXL Opco constituted unreasonably small capital or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured.

The measure of insolvency for purposes of the foregoing will vary depending upon the law of the relevant jurisdiction. Generally, however, an entity would be considered insolvent for purposes of the foregoing if the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets at a fair valuation, or if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and matured. Among other things, a legal challenge of SXL Opco’s guarantees of the New ETO Notes on fraudulent conveyance grounds may focus on the benefits, if any, realized by SXL Opco as a result of our issuance of the New ETO Notes. To the extent SXL Opco’s guarantees of the New ETO Notes are avoided as a result of fraudulent conveyance or held unenforceable for any other reason, the note holders would cease to have any claim in respect of the applicable guarantee and the New ETO Notes would be structurally subordinated to all liabilities of SXL Opco. The New ETO Indenture will contain a “savings clause,” which limits the liability of SXL Opco on its guarantees to the maximum amount that SXL Opco can incur without risk that its guarantees will be subject to avoidance as a fraudulent transfer. We cannot assure you that this limitation will protect such guarantees from fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the guarantees would suffice, if necessary, to pay the applicable series of the New ETO Notes in full when due.

The New ETO Notes have no established trading market or history, and liquidity of trading markets for the New ETO Notes may be limited.

Each series of the New ETO Notes will constitute a new issue of securities with no established trading market. ETO has applied to have the New ETO Notes listed on the NYSE. If the application is approved, we expect trading of the New ETO Notes on the NYSE to begin within 30 days after their original issue date. Currently, there is no public market for the New ETO Notes, and therefore, there can be no assurance as to the liquidity of markets that may develop for the New ETO Notes, the ability of noteholders to sell their New ETO Notes or the prices at which New ETO Notes could be sold. The New ETO Notes may trade at prices that are lower than their respective initial offering price depending on many factors, including prevailing interest rates and the markets for similar securities. The liquidity of trading markets for the New ETO Notes may also be adversely affected by general declines or disruptions in the markets for debt securities. Those market declines or disruptions could adversely affect the liquidity of and market for the New ETO Notes independent of our financial performance or prospects.

We may choose to redeem any series of New ETO Notes prior to maturity.

We may redeem some or all of the New ETO Notes of any series at any time. See “Description of the New ETO Notes—Optional Redemption.” If prevailing interest rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the New ETO Notes being redeemed.

Some or all of the New ETO Notes received in exchange for Existing ET Notes may be treated as issued with original issue discount for U.S. federal income tax purposes.

If, for U.S. federal income tax purposes, the “stated redemption price at maturity” of a New ETO Note exceeds the “issue price” of such New ETO Note by an amount equal to or greater than a statutorily defined de minimis amount, the excess would be treated as original issue discount, which would be includible in income by a holder as it accrues (regardless of the holder’s regular method of tax accounting) using a constant yield method under the accrual rules for original issue discount. Such accrual could result in the inclusion of income by a holder, for U.S. federal income tax purposes, in advance of the receipt of cash payments to which such income is attributable. Holders should consult their tax advisors regarding the potential implications of the rules regarding original issue discount. For more discussion, see “Material U.S. Federal Income Tax Consequences.”

Risks Relating to ETO’s Business

You should read and consider risk factors specific to ETO’s business. These risks are described in Part I, Item 1A of ETO’s Annual Report on Form 10-K for the year ended December 31, 2018 and in other documents that are incorporated by reference herein.

Risks Relating to ET’s Business

You should read and consider risk factors specific to ET’s business. These risks are described in Part I, Item 1A of ET’s Annual Report on Form 10-K for the year ended December 31, 2018 and in other documents that are incorporated by reference herein.

DESCRIPTION OF THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS

The Exchange Offers

ETO is offering holders of each series of Existing ET Notes the opportunity to exchange any and all of their Existing ET Notes for New ETO Notes, upon the terms and subject to the conditions set forth in this prospectus. Holders of Existing ET Notes will be eligible to receive the applicable Total Exchange Consideration set forth under “—Total Exchange Consideration” below for Existing ET Notes validly tendered at or before the Early Tender Deadline and not validly withdrawn. For Existing ET Notes validly tendered after the Early Tender Deadline and before the Expiration Deadline, holders of Existing ET Notes will be eligible to receive the Exchange Consideration set forth under “—Exchange Consideration” below. The applicable Total Exchange Consideration includes an Early Tender Premium in an amount set forth under “—Early Tender Premium” below. In addition, each series of New ETO Notes will accrue interest from (and including) the most recent date on which interest has been paid on the corresponding series of Existing ET Notes accepted in the Exchange Offers and Consent Solicitations; provided, that interest will only accrue with respect to the aggregate principal amount of New ETO Notes a holder of Existing ET Notes receives, which will be less than the principal amount of Existing ET Notes tendered for exchange if such holder tenders its Existing ET Notes after the Early Tender Deadline. Except as set forth above, no accrued but unpaid interest will be paid with respect to Existing ET Notes tendered for exchange.

The New ETO Notes will only be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. No tender of Existing ET Notes will be accepted if it results in the issuance of less than $2,000 principal amount of New ETO Notes, and no alternative, conditional or contingent tenders will be accepted. Holders who do not tender all of their Existing ET Notes should ensure that they retain a principal amount of Existing ET Notes amounting to at least the minimum denomination equal to $2,000. If, pursuant to the Exchange Offers, a tendering holder of Existing ET Notes would otherwise be entitled to receive a principal amount of any series of New ETO Notes that is not equal to $2,000 or an integral multiple of $1,000 in excess thereof, such principal amount will be rounded down to the nearest $2,000 or integral multiple of $1,000 in excess thereof, and such holder will receive pursuant to the Exchange Offers this rounded principal amount of New ETO Notes plus cash equal to the sum of the principal amount of New ETO Notes not received as a result of rounding down plus accrued and unpaid interest thereon at the rate of the applicable Existing ET Notes to the Settlement Date.

The Consent Solicitations

Concurrently with the Exchange Offers, upon the terms and subject to the conditions set forth in this prospectus, ETO is soliciting consents from the holders of the Existing ET Notes to amend the Existing ET Indentures to remove certain of the covenants, restrictive provisions and events of default. The Proposed Amendments are described in more detail under “The Proposed Amendments.” The consent of the holders of a majority of the aggregate principal amount of the Existing ET Notes outstanding will be required in order to effectuate the Proposed Amendments to each of the Existing ET Indentures. If the Proposed Amendments are approved with respect to the Existing ET Indentures and effected, they will be binding on all holders of the related Existing ET Notes, including those who do not deliver their consent to the Proposed Amendments and do not tender their Existing ET Notes in the Exchange Offers. If for any reason an Exchange Offer is not completed, the Proposed Amendments to the corresponding Existing ET Indenture for that series will not become operative with respect to the related Existing ET Notes and the related Existing ET Notes will be subject to the same terms and conditions as existed before the Exchange Offers were made. You may not deliver a consent in the Consent Solicitation without tendering Existing ET Notes in the applicable Exchange Offer. If you tender Existing ET Notes in an Exchange Offer, you will be deemed to deliver your consent, with respect to the principal amount of such tendered Existing ET Notes, to the Proposed Amendments.

Tendered Existing ET Notes may be withdrawn at any time before the Expiration Deadline. Consents to the applicable Proposed Amendments may only be revoked by validly withdrawing the tendered Existing ET Notes prior to the Early Tender Deadline, but may not be revoked after the Early Tender Deadline even if holders validly withdraw tenders of any particular series of Existing ET Notes. Consents given in connection with the tender of any Existing ET Notes cannot be revoked without withdrawing the Existing ET Notes, and tendered Existing ET Notes cannot be withdrawn prior to the Early Tender Deadline without also revoking the consent related to those Existing ET Notes. Receipt of the requisite consents in advance of the Expiration Deadline of the Exchange Offers will not result in any change in the terms of such Exchange Offers, provided that holders of Existing ET Notes will not be able to revoke their consents after the Early Tender Deadline.

The Proposed Amendments to the Existing ET Indentures constitute a single proposal and a consenting and tendering holder must consent to the adoption of the Proposed Amendments in their entirety and may not consent selectively with respect to certain Proposed Amendments.

Early Tender Premium

For each $1,000 principal amount of Existing ET Notes validly tendered at or before the Early Tender Deadline and not validly withdrawn, holders of Existing ET Notes will be eligible to receive the applicable Total Exchange Consideration set out in the table below, which includes the Early Tender Premium. For each $1,000 principal amount of Existing ET Notes validly tendered after the Early Tender Deadline but prior to the Expiration Deadline, holders of Existing ET Notes will be eligible to receive only the Exchange Consideration set out in the table below, which does not include the Early Tender Premium.

The following table sets forth the Exchange Consideration, Early Tender Premium and Total Exchange Consideration for Existing ET Notes for which the New ETO Notes are being offered:

Title of Series of Existing ET Notes/CUSIP Number(s)	Aggregate Principal Amount Outstanding	Series of Notes to be Issued by ETO	Exchange Consideration(1) (Principal Amount of New ETO Notes)	Early Tender Premium(1) (Principal Amount of New ETO Notes)	Total Exchange Consideration(2) (Principal Amount of New ETO Notes)
7.500% Senior Notes due 2020 (the “Existing ET 2020 Notes”) /29273VAC4	$1,187,032,000	7.500% Notes due 2020 (the “New ETO 2020 Notes”)	$970	$30	$1,000
4.250% Senior Notes due 2023 (the “Existing ET 2023 Notes”) / 29273VAG5	$1,000,000,000	4.250% Notes due 2023 (the “New ETO 2023 Notes”)	$970	$30	$1,000
5.875% Senior Notes due 2024 (the “Existing ET 2024 Notes”) / 29273VAD2 /29273VAE0	$1,150,000,000	5.875% Notes due 2024 (the “New ETO 2024 Notes”)	$970	$30	$1,000
5.500% Senior Notes due 2027 (the “Existing ET 2027 Notes”) / 29273VAF7	$1,000,000,000	5.500% Notes due 2027 (the “New ETO 2027 Notes”)	$970	$30	$1,000

(1)	For each $1,000 principal amount of Existing ET Notes accepted for exchange.
(2)	Includes Early Tender Premium.

Exchange Consideration

The Exchange Consideration for each $1,000 principal amount of Existing ET Notes tendered after the Early Tender Deadline and before the Expiration Deadline will equal $970 principal amount of New ETO Notes of the applicable series (plus cash in respect of any fractional portion of New ETO Notes and accrued and unpaid interest thereon at the rate of the applicable Existing ET Notes to the Settlement Date).

Total Exchange Consideration

The applicable Total Exchange Consideration for each $1,000 principal amount of Existing ET Notes tendered at or before the Early Tender Deadline will equal $1,000 principal amount of New ETO Notes of the applicable series (plus cash in respect of any fractional portion of New ETO Notes).

Early Tender Deadline; Expiration Deadline; Extensions; Amendments; Termination

The Early Tender Deadline is 5:00 p.m., New York City time, on March 8, 2019, subject to ETO’s right to extend that time and date in ETO’s sole discretion (which right is subject to applicable law), in which case the Early Tender Deadline means the latest time and date to which the Early Tender Deadline is extended. The Expiration Deadline is 11:59 p.m., New York City time, on March 22, 2019, subject to ETO’s right to extend that time and date (which right is subject to applicable law) in ETO’s sole discretion (which right is subject to applicable law), in which case the Expiration Deadline means the latest time and date to which the Exchange Offers and Consent Solicitations are extended. To extend the Expiration Deadline, ETO will notify the Exchange Agent and will make a public announcement thereof before 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Deadline. The public announcement will include the approximate principal amount of the Existing ET Notes that had been validly tendered and not validly withdrawn. During any extension of the Early Tender Deadline or the Expiration Deadline, all Existing ET Notes previously tendered in an extended Exchange Offer will remain subject to such Exchange Offer and may be accepted for exchange by ETO.

Subject to applicable law, ETO expressly reserves the right, in its sole discretion and with respect to any of the Exchange Offers, to:

•	delay accepting any Existing ET Notes, to extend the Exchange Offer or to terminate the Exchange Offer and not accept any Existing ET Notes;

•	extend the Early Tender Deadline without extending the Expiration Deadline;

•	terminate the Exchange Offer and return all tendered Existing ET Notes to the respective tendering holders; and

•

amend, modify or waive in part or whole, at any time, or from time to time, the terms of the Exchange Offer in any respect, including waiver of any conditions to consummation of the Exchange Offer (except the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC).

Any such delay, extension, termination, amendment, modification or waiver with respect to any and all of the Exchange Offers by ETO will automatically delay, extend, terminate, amend, modify or waive conditions precedent to the corresponding Consent Solicitation, as applicable.

If ETO exercises any such right, it will give written notice thereof to the Exchange Agent and will make a public announcement thereof as promptly as practicable. Without limiting the manner in which ETO may choose to make a public announcement of any extension, amendment or termination of any or all of the Exchange Offers and Consent Solicitations, ETO will not be obligated to publish, advertise or otherwise communicate any such public announcement, other than by making a timely press release. The minimum period during which any of the Exchange Offers and Consent Solicitations will remain open following material changes in the terms of such Exchange Offer and Consent Solicitation or in the information concerning such Exchange Offer and Consent Solicitation will depend upon the facts and circumstances of such change, including the relative materiality of the changes. In accordance with Rule 14e-1 under the Exchange Act, if ETO elects to change the consideration offered or the percentage of Existing ET Notes sought (subject to a two percent de minimis exception), the applicable Exchange Offer and Consent Solicitation will remain open for a minimum ten business-day period following the date that the notice of such change is first published or sent to holders of Existing ET Notes. If the terms of either or both of the Exchange Offers and Consent Solicitations are amended in a manner determined by ETO to constitute a material change adversely affecting any holder of Existing ET Notes, ETO will promptly disclose any such amendment in a manner reasonably calculated to inform holders of Existing Notes of such amendment, and ETO will extend such Exchange Offer and Consent Solicitation for a time period that it deems appropriate, depending upon the significance of the amendment and the manner of disclosure to holders of Existing ET Notes, if such Exchange Offer and Consent Solicitation would otherwise expire during such time period.

Settlement Date

The Settlement Date is expected to be the business day after the Expiration Deadline. ETO will not be obligated to deliver New ETO Notes or pay any cash amounts unless the applicable Exchange Offer and Consent Solicitation is consummated.

Conditions to the Exchange Offers and Consent Solicitations

Notwithstanding any other provisions of the Exchange Offers and Consent Solicitations, or any extension of the Exchange Offers and Consent Solicitations, (1) ETO will not be required to accept any Existing ET Notes, issue New ETO Notes or pay any cash amounts, and may in its sole discretion and with respect to any or all of the Exchange Offers, terminate the Exchange Offers, or, at ETO’s option, modify, extend or otherwise amend the Exchange Offers, and (2) ET will not be required to enter into any amendment to the Existing ET Indentures, in each case, if any of the following conditions have not been satisfied or waived prior to the Expiration Deadline:

•	the registration statement of which this prospectus forms a part has been declared effective by the SEC;

•

no action or event shall have occurred, been threatened, or may occur, and no statute, rule, regulation, judgment, order, stay, decree or injunction shall have been issued, promulgated, enacted, entered, enforced or deemed to be applicable to the Exchange Offers, the exchange of Existing ET Notes for New ETO Notes under the Exchange Offers or the Consent Solicitations by or before any court or governmental regulatory or administrative agency, authority, instrumentality or tribunal, including, without limitation, taxing authorities, that either:

•

challenges the making of the Exchange Offers, the exchange of Existing ET Notes for New ETO Notes under the Exchange Offers or the Consent Solicitations or might, directly or indirectly, be expected to prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any manner, the Exchange Offers, the exchange of Existing ET Notes for New ETO Notes under the Exchange Offers or the Consent Solicitations; or

•

in ETO’s reasonable judgment, could materially adversely affect ETO’s, ET’s or each of their respective subsidiaries’ business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects or impair the contemplated benefits to ETO and ET of the Exchange Offers, the exchange of Existing ET Notes for New ETO Notes under the Exchange Offers or the Consent Solicitations;

•

there shall not have occurred (a) any general suspension of or limitation on trading in securities in the United States securities or financial markets, whether or not mandatory, (b) any material adverse change in the price of the Existing ET Notes, (c) a material impairment in the general trading market for debt securities in the United States, (d) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States, whether or not mandatory, (e) a material escalation or commencement of a war, armed hostilities, a terrorist act or other national or international calamity directly or indirectly relating to the United States, if the effect of any such event, in ETO’s reasonable judgment, makes it impracticable or inadvisable to proceed with the Exchange Offers or Consent Solicitations, (f) any limitation, whether or not mandatory, by any governmental authority on, or other event in ETO’s reasonable judgment, having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States, (g) any material adverse change in the securities or financial markets in the United States generally or (h) in the case of any of the foregoing existing at the time of the commencement of the Exchange Offers or Consent Solicitations, a material acceleration or worsening thereof;

•

the Existing ET Notes trustee, with respect to the Existing ET Indentures, shall not have been directed by any holders of Existing ET Notes to object in any respect to, or take any action that could, in ETO’s reasonable judgment, adversely affect the consummation of the Exchange Offers or the exchange of Existing ET Notes for New ETO Notes under the Exchange Offers or the ability to effect the Proposed Amendments, nor shall the Existing ET Notes trustee have taken any action that challenges the validity or effectiveness of the procedures used by ETO in making the Exchange Offers or the exchange of Existing ET Notes for New ETO Notes under the Exchange Offers;

•	ET shall have received the required consents for the Proposed Amendments, as described above under “Description of the Exchange Offers and Consent Solicitations—The Consent Solicitations”; or

•

the Existing ET Notes trustee shall have executed and delivered one or more supplemental indentures relating to the Proposed Amendments and not objected in any respect to, or taken any action that could in ET’s reasonable judgment adversely affect the Consent Solicitations or our ability to effect the Proposed Amendments, nor shall such trustee have taken any action that challenges the validity or effectiveness of the procedures used to solicit consents (including the form thereof).

Additionally, each Exchange Offer and Consent Solicitation is conditioned upon the completion of the other Exchange Offers and Consent Solicitations, although ETO may waive such condition at any time with respect to an Exchange Offer. Any waiver of a condition by ETO with respect to an Exchange Offer will automatically waive such condition with respect to the corresponding Consent Solicitation, as applicable.

The foregoing conditions are for the sole benefit of ETO and may be waived by ETO, in whole or in part, in its sole discretion, subject to applicable law, prior to the Expiration Deadline. Any determination made by ETO concerning an event, development or circumstance described or referred to above will be conclusive and binding.

If any of the foregoing conditions are not satisfied, ETO may, in its sole discretion and with respect to any or all of the Exchange Offers, at any time prior to, or on, as applicable, the Expiration Deadline:

•	terminate the Exchange Offers and return all tendered Existing ET Notes to the respective tendering holders;

•	modify, extend or otherwise amend the Exchange Offers and retain all tendered Existing ET Notes until the Expiration Deadline, as extended, subject, however, to any withdrawal rights of holders;

•

accept all Existing ET Notes tendered and not previously validly withdrawn, but not waive the unsatisfied conditions with respect to the Exchange Offers, which would automatically waive such conditions with respect to the Consent Solicitations, or adopt the Proposed Amendments; or

•	waive the unsatisfied conditions with respect to the Exchange Offers and accept all Existing ET Notes tendered and not previously validly withdrawn.

In addition, ETO may amend the terms of any Exchange Offer without amending the terms of any other Exchange Offer. ETO may complete any Exchange Offer even if valid consents sufficient to effect the Proposed Amendments to the corresponding Existing ET Indenture are not received. Any such amendment, termination, modification, extension or waiver with respect to any and all of the Exchange Offers by ETO will automatically amend, terminate, modify, extend or waive conditions precedent to the corresponding Consent Solicitation, as applicable.

In addition, subject to applicable law, ETO may in its absolute discretion terminate any or all of the Exchange Offers for any other reason or for no reason.

Treatment of Existing ET Notes Not Tendered in the Exchange Offers and Consent Solicitations

Existing ET Notes of any series that are not tendered or that are tendered but not accepted will remain outstanding and will continue to be subject to their existing terms immediately following the completion of the corresponding Exchange Offer. However, if the Consent Solicitation with respect to a series of Existing ET Notes is consummated and the Proposed Amendments to the corresponding Existing ET Indenture are adopted, the amendments will also apply to all Existing ET Notes of such series not acquired in the applicable Exchange Offer, and those Existing ET Notes will no longer have the benefit of the protection of the covenants, restrictive provisions and events of default eliminated by the Proposed Amendments. From time to time before or after the Expiration Deadline, ET or its affiliates may acquire any Existing ET Notes of any series that are not tendered and accepted in the corresponding Exchange Offer and Consent Solicitation through open market purchases, privately negotiated transactions, tender offers, exchange offers, redemption or otherwise, upon such terms and at such prices as ET may determine (or as may be provided for in the Existing ET Indenture governing the applicable series of Existing ET Notes), which with respect to the applicable series of Existing ET Notes may be more or less than the consideration to be received by participating holders of Existing ET Notes in the Exchange Offers and Consent Solicitations and, in any case, could be for cash or other consideration. There can be no assurance as to which, if any, of these alternatives or combinations thereof ET or its affiliates may choose to pursue in the future. See “Risk Factors.”

Effect of Tender

Any tender by a holder of Existing ET Notes, and ETO’s subsequent acceptance of that tender, of Existing ET Notes will constitute a binding agreement between that holder and ETO upon the terms and subject to the conditions of the Exchange Offers and Consent Solicitations described in this prospectus. The participation in the Exchange Offers and Consent Solicitations by a tendering holder of Existing ET Notes will constitute the agreement by that holder to deliver good and marketable title to the tendered Existing ET Notes, free and clear of any and all liens, restrictions, charges, pledges, security interests, encumbrances or rights of any kind of third parties and an automatic consent to the Proposed Amendments to the Existing ET Indentures, as described under “The Proposed Amendments.”

Representations, Warranties and Covenants of Holders of Existing ET Notes

By tendering Existing ET Notes in accordance with the terms of and subject to the conditions set forth in this prospectus, a holder of Existing ET Notes, or the beneficial holder of Existing ET Notes on behalf of which the holder has tendered, will, subject to that holder’s ability to withdraw its tender, and subject to the terms and conditions of the Exchange Offers and Consent Solicitations generally, be deemed, among other things, to:

•

irrevocably sell, assign and transfer to or upon ETO’s order or the order of ETO’s nominee all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the holder’s status as a holder of, all Existing ET Notes tendered thereby, such that thereafter the holder shall have no contractual or other rights or claims in law or equity against ET or any fiduciary, trustee, fiscal agent or other person connected with the Existing ET Notes arising under, from or in connection with those Existing ET Notes;

•	consent to the adoption of the Proposed Amendments to the Existing ET Indentures, as described under “The Proposed Amendments”;

•

waive any and all rights with respect to the Existing ET Notes tendered thereby, including, without limitation, any existing or past defaults and their consequences in respect of those Existing ET Notes; and

•

release and discharge ET and the trustee with respect to the Existing ET Indentures from any and all claims that the holder may have, now or in the future, arising out of or related to the Existing ET Notes tendered thereby, including, without limitation, any claims that the holder is entitled to receive additional principal or interest payments with respect to the Existing ET Notes tendered thereby, other than accrued and unpaid interest on the Existing ET Notes or as otherwise expressly provided in this prospectus, or to participate in any redemption or defeasance of the Existing ET Notes tendered thereby.

In addition, each holder of Existing ET Notes tendered in the Exchange Offers and Consent Solicitations upon submission of such tender will be deemed to represent, warrant and agree that:

•	it has received and reviewed this prospectus;

•

it is the beneficial owner (as defined herein) of, or a duly authorized representative of one or more beneficial owners of, the Existing ET Notes tendered thereby, and it has full power and authority to tender such Existing ET Notes;

•

the Existing ET Notes being tendered thereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and ETO will acquire good, indefeasible and unencumbered title to those Existing ET Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when ETO accepts the same;

•

it will not sell, pledge, hypothecate or otherwise encumber or transfer Existing ET Notes tendered thereby from the date of such tender, and any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

•

it acknowledges that none of ETO, ET, the Dealer Managers, the trustee with respect to the Existing ET Notes or New ETO Notes, as applicable, the Exchange Agent, the Information Agent or any of their respective affiliates, has made any recommendation or given any advice, legal, financial or otherwise, in connection with the Exchange Offers or Consent Solicitations or given any assurance, guarantee or representation as to projected success, profitability, return, performance, result, effect, consequence or benefit of the Exchange Offers and Consent Solicitations and it represents that is has made its own decision with regard to the Exchange Offers and Consent Solicitations;

•

the tender of Existing ET Notes shall constitute an undertaking to execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions described or referred to in this prospectus;

•

the tender of Existing ET Notes shall, subject to a holder’s ability to withdraw its tender prior to the Expiration Deadline, and subject to the terms and conditions of the Exchange Offers and Consent Solicitations, constitute the irrevocable appointment of the Exchange Agent as its attorney and agent and an irrevocable instruction to that attorney and agent to complete and execute all or any forms of transfer and other documents at the discretion of that attorney and agent in relation to the Existing ET Notes tendered thereby in favor of ETO or any other person or persons as ETO may direct and to deliver those forms of transfer and other documents in the attorney’s and agent’s discretion and the certificates and other documents of title relating to the registration of Existing ET Notes and to execute all other documents and to do all other acts and things as may be in the opinion of that attorney or agent necessary or expedient for the purpose of, or in connection with, the acceptance of the applicable Exchange Offer and Consent Solicitation, and to vest in ETO or its nominees those Existing ET Notes; and

•

either (a) such holder is not (i) an “employee benefit plan” that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan to which Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), applies, (iii) an entity the underlying assets of which are considered to include “plan assets” of such employee benefit plan or plan, (iv) a governmental plan (as defined in Section 3(32) of ERISA, a church plan (as defined in Section 3(33) of ERISA that has not made an election under Section 401(d) of the Code, or a non-U.S. plan or (b) such holder’s acquisition and holding of the New ETO Notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (“Similar Law”).

The representations, warranties and agreements of a holder tendering Existing ET Notes will be deemed to be repeated and reconfirmed on and as of the Expiration Deadline and the Settlement Date. For purposes of this prospectus, the “beneficial owner” of any Existing ET Notes means any holder that exercises investment discretion with respect to those Existing ET Notes.

Absence of Appraisal and Dissenters’ Rights

Holders of the Existing ET Notes do not have any appraisal or dissenters’ rights in connection with the Exchange Offers and Consent Solicitations.

Acceptance of Existing ET Notes for Exchange and Delivery of New ETO Notes

On the Settlement Date, the New ETO Notes to be issued in exchange for the Existing ET Notes tendered and accepted in the Exchange Offers and Consent Solicitations, will be delivered in book-entry form, and payment of any cash amounts in respect of any fractional portion of New ETO Notes will be made by deposit of funds with DTC, Clearstream or Euroclear, as applicable, which will transmit those payments to tendering holders.

ETO will be deemed to accept Existing ET Notes that have been validly tendered by holders of Existing ET Notes and that have not been validly withdrawn as provided in this prospectus when, and if, ETO gives oral or written notice of acceptance to the Exchange Agent. Following receipt of that notice by the Exchange Agent and subject to the terms and conditions of the Exchange Offers and Consent Solicitations, delivery of the New ETO Notes and any cash amounts will be made by the Exchange Agent on the Settlement Date. The Exchange Agent will act as agent for tendering holders of Existing ET Notes for the purpose of receiving Existing ET Notes and transmitting New ETO Notes and cash in respect of any fractional portion of New ETO Notes as of the Settlement Date. If any tendered Existing ET Notes are not accepted for any reason described in the terms and conditions of the Exchange Offers and Consent Solicitations, such unaccepted Existing ET Notes will be returned without expense to the tendering holders promptly after the expiration or termination of the Exchange Offers and Consent Solicitations, and no consent to the Proposed Amendments will be deemed to be given with respect to such unaccepted Existing ET Notes.

If, for any reason, acceptance for exchange of tendered Existing ET Notes, or issuance of New ETO Notes in exchange for validly tendered Existing ET Notes, pursuant to the applicable Exchange Offer is delayed, or ETO is unable to accept tendered Existing ET Notes for exchange or to issue New ETO Notes in exchange for validly tendered Existing ET Notes pursuant to the Exchange Offers, then the Exchange Agent may, nevertheless, on behalf of ETO, retain the tendered Existing ET Notes, without prejudice to the rights of ETO described under “—Early Tender Deadline; Expiration Deadline; Extensions; Amendments; Termination” and “— Conditions to the Exchange Offers and Consent Solicitations” above and “—Withdrawal of Tenders and Revocation of Consents” below, but subject to Rule 14e-1 under the Exchange Act, which requires that ETO pay the consideration offered or return the Existing ET Notes tendered promptly after the termination or withdrawal of any Exchange Offer, and the tendered Existing ET Notes may not be withdrawn.

Under no circumstances will any interest be payable because of any delay by the Exchange Agent or DTC in the transmission of funds to the holders of accepted Existing ET Notes or otherwise.

Procedures for Tendering

If you wish to participate in the Exchange Offers and Consent Solicitations and your Existing ET Notes are held by a custodial entity such as a commercial bank, broker, dealer, trust company or other nominee, you must instruct that custodial entity to tender your Existing ET Notes on your behalf pursuant to the procedures of that custodial entity. Please ensure you contact your custodial entity as soon as possible to give them sufficient time to meet your requested deadline. Beneficial owners are urged to appropriately instruct their commercial bank, broker, dealer, trust company or other nominee at least five business days prior to the Early Tender Deadline or the Expiration Deadline, as applicable, in order to allow adequate processing time for their instruction.

To participate in the Exchange Offers and Consent Solicitations, you must comply with the ATOP procedures for book-entry transfer described below prior to the Expiration Deadline or, in order to receive the Early Tender Premium, at or prior to the Early Tender Deadline.

The Exchange Agent and DTC have confirmed that the Exchange Offers and Consent Solicitations are eligible for ATOP with respect to book-entry notes held through DTC. An agent’s message, and any other required documents, must be transmitted to and received by the Exchange Agent prior to the Expiration Deadline or, in order to receive the Early Tender Premium, at or prior to the Early Tender Deadline. Existing ET Notes will not be deemed to have been tendered until the agent’s message is received by the Exchange Agent. There are not any guaranteed delivery procedures applicable to the Exchange Offers and Consent Solicitations under the terms of this prospectus or other materials provided herewith.

The method of delivery of Existing ET Notes and all other required documents to the Exchange Agent is at the election and risk of the holder of Existing ET Notes. For documents, holders of Existing ET Notes should use an overnight or hand delivery service, properly insured. In all cases, sufficient time should be allowed to assure delivery to and receipt by the Exchange Agent prior to the Expiration Deadline or, in order to receive the Early Tender Premium, on or prior to the Early Tender Deadline. Do not send Existing ET Notes to anyone other than the Exchange Agent via an agent’s message.

All questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered Existing ET Notes will be determined by ETO in its absolute discretion, which determination will be final and binding. ETO reserves the absolute right to reject any and all tendered Existing ET Notes determined by ETO not to be in proper form or not to be tendered properly or any tendered Existing ET Notes ETO’s acceptance of which would, in the opinion of ETO’s counsel, be unlawful. ETO also reserves the right to waive, in its absolute discretion, any defects, irregularities or conditions of tender as to particular Existing ET Notes, whether or not waived in the case of other Existing ET Notes. ETO’s interpretation of the terms and conditions of the Exchange Offers and Consent Solicitations will be final and binding on all parties.

Unless waived, any defects or irregularities in connection with tenders of Existing ET Notes must be cured within the time ETO determines. Although ETO intends to notify holders of defects or irregularities with respect to tenders of Existing ET Notes, none of ETO, the Exchange Agent, the Information Agent, any Dealer Manager or any other person will be under any duty to give that notification or shall incur any liability for failure to give that notification. Tenders of Existing ET Notes and consent to the Proposed Amendments with respect to such Existing ET Notes will not be deemed to have been made until any defects or irregularities therein have been cured or waived.

Withdrawal of Tenders and Revocation of Consents

Tenders of any particular series of Existing ET Notes in the Exchange Offers and Consent Solicitations may be validly withdrawn at any time prior to the applicable Expiration Deadline, but will thereafter be irrevocable, even if ETO otherwise extends the Early Tender Deadline or extends the Exchange Offers and the Consent Solicitations beyond the Expiration Deadline, except in certain limited circumstances where additional withdrawal rights are required by law. A valid withdrawal of tendered Existing ET Notes prior to the Early Tender Deadline will also constitute the revocation of the related consent to the Proposed Amendments to the Existing ET Indentures. Consents to the applicable Proposed Amendments may only be revoked by validly withdrawing the tendered Existing ET Notes prior to the Early Tender Deadline, but may not be revoked after the Early Tender Deadline even if holders validly withdraw tenders of any particular series of Existing ET Notes.

For a withdrawal of a tender to be effective, a tendering holder may (1) withdraw its acceptance through ATOP or (2) deliver a written or facsimile transmission notice of withdrawal to the Exchange Agent prior to the Expiration Deadline at its address listed on the back cover page of this prospectus. The withdrawal notice must:

•	specify the name of the tendering holder of Existing ET Notes;

•	bear a description of the Existing ET Notes to be withdrawn;

•	specify the aggregate principal amount represented by those Existing ET Notes;

•	specify the name and number of the account at DTC to be credited with the withdrawn Existing ET Notes; and

•

be signed by the holder of those Existing ET Notes, including any required signature guarantees, or be accompanied by evidence satisfactory to ETO that the person withdrawing the tender has succeeded to the beneficial ownership of those Existing ET Notes.

The signature on any notice of withdrawal must be guaranteed by an eligible guarantor institution, unless the Existing ET Notes have been tendered for the account of an eligible guarantor institution. An “eligible guarantor institution” is one of the following firms or other entities identified in Rule 17Ad-15 under the Exchange Act (as the terms are used in Rule 17Ad-15):

•	a bank;

•	a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;

•	a credit union;

•	a national securities exchange, registered securities association or clearing agency; or

•	a savings association.

Withdrawal of tenders of Existing ET Notes may not be rescinded, and any Existing ET Notes validly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the Exchange Offers and Consent Solicitations. Validly withdrawn Existing ET Notes may, however, be re-tendered by again following the procedures described in “—Procedures for Tendering” above prior to the Expiration Deadline or, in order to receive the Early Tender Premium, at or prior to the Early Tender Deadline.

Exchange Agent; Information Agent

GBSC has been appointed as the Exchange Agent and the Information Agent for the Exchange Offers and Consent Solicitations. All correspondence in connection with the Exchange Offers and Consent Solicitations should be sent or delivered by each holder of Existing ET Notes, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the Exchange Agent at the address listed on the back cover page of this prospectus. Questions concerning tender procedures and requests for additional copies of this prospectus should be directed to the Information Agent at the address and telephone numbers listed on the back cover page of this prospectus. Holders of Existing ET Notes may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the Exchange Offers and Consent Solicitations. ETO will pay the Exchange Agent and the Information Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

Dealer Managers

In connection with the Exchange Offers and Consent Solicitations, ETO has retained each of Citigroup Global Markets Inc., J.P. Morgan Securities LLC and TD Securities (USA) LLC to act severally as the Dealer Managers. ETO will pay a customary fee to the Dealer Managers for soliciting acceptances of the Exchange Offers and Consent Solicitations. That fee will be payable promptly following completion of the Exchange Offers and Consent Solicitations.

The obligations of each Dealer Manager to perform its functions are subject to various conditions. ETO has agreed to indemnify each Dealer Manager against various liabilities, including various liabilities under the federal securities laws. Each Dealer Manager may contact Holders of Existing ET Notes by mail, telephone, facsimile transmission, personal interviews and otherwise may request broker dealers and the other nominee holders to forward materials relating to the Exchange Offers and Consent Solicitations to beneficial holders. Questions regarding the terms of the Exchange Offers and Consent Solicitations may be directed to any Dealer Manager at its address and telephone number listed on the back cover page of this prospectus.

Each Dealer Manager has, from time to time, provided and/or is currently providing investment banking and financial advisory services to us and our affiliates. Each Dealer Manager may in the future provide various investment banking and other services to us, and our affiliates, for which it would receive customary compensation from us. In the ordinary course of their businesses, any Dealer Manager or its affiliates may at any time hold long or short positions, and may trade for their own accounts or the accounts of customers, in debt or equity securities issued by ETO and its subsidiaries and affiliates, including any of the Existing ET Notes or the New ETO Notes. To the extent that any Dealer Manager or its affiliates own Existing ET Notes during the Exchange Offers and Consent Solicitations, they may tender such Existing ET Notes pursuant to the terms of the Exchange Offers and Consent Solicitations.

In connection with the Exchange Offers and Consent Solicitations or otherwise, any Dealer Manager may purchase and sell Existing ET Notes or New ETO Notes in the open market. These transactions may include covering transactions and stabilizing transactions. Any of these transactions may have the effect of preventing or retarding a decline in the market prices of the Existing ET Notes and/or the New ETO Notes. They may also cause the prices of the Existing ET Notes and/or the New ETO Notes to be higher than the prices that otherwise would exist in the open market in the absence of these transactions. Any Dealer Manager may conduct these transactions in the over-the-counter market or otherwise. If any Dealer Manager commences any of these transactions, it may discontinue them at any time.

Other Fees and Expenses

ETO will bear the expenses of soliciting tenders of the Existing ET Notes. Solicitations of holders of Existing ET Notes may be made by mail, e-mail, facsimile transmission, telephone or in person by any Dealer Manager, Information Agent, Exchange Agent as well as by ETO officers and other employees and those of ETO affiliates. No additional compensation will be paid to any officers or employees who engage in soliciting exchanges and consents.

Tendering holders of Existing ET Notes accepted in the Exchange Offers and Consent Solicitations will not be obligated to pay brokerage commissions or fees to ETO, any Dealer Manager, the Exchange Agent or the Information Agent or, except as set forth below, to pay transfer taxes with respect to the exchange of their Existing ET Notes. If, however, a tendering holder of Existing ET Notes handles the transaction through its broker, dealer, commercial bank, trust company or other institution, that holder of Existing ET Notes may be required to pay brokerage fees or commissions.

Transfer Taxes

You will not be obligated to pay any transfer taxes in connection with the tender of Existing ET Notes in the Exchange Offers and Consent Solicitations unless you instruct ETO to cause ETO to issue New ETO Notes, or request that Existing ET Notes not tendered or accepted in the Exchange Offers and Consent Solicitations be returned, to a person other than the tendering holder of Existing ET Notes. In those cases, you will be responsible for the payment of any applicable transfer taxes.

NONE OF ETO, ET, ANY DEALER MANAGER, THE TRUSTEE WITH RESPECT TO THE EXISTING ET NOTES OR NEW ETO NOTES, THE EXCHANGE AGENT, THE INFORMATION AGENT OR ANY AFFILIATE OF ANY OF THEM, MAKES ANY RECOMMENDATION AS TO WHETHER HOLDERS OF THE EXISTING ET NOTES SHOULD EXCHANGE THEIR EXISTING ET NOTES FOR NEW ETO NOTES IN RESPONSE TO THE EXCHANGE OFFERS AND CONSENT TO THE PROPOSED AMENDMENTS TO THE EXISTING ET INDENTURES.

COMPARISON OF EXISTING ET NOTES AND NEW ETO NOTES

The following is a summary comparison of the material terms of the Existing ET Notes and the New ETO Notes that differ. The New ETO Notes issued in the Exchange Offers will be governed by the New ETO Indenture. This summary does not purport to be complete and is qualified in its entirety by reference to the Existing ET Indentures and the New ETO Indenture, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part and are also available from the Information Agent upon request.

The Existing ET Notes represent, as of the date of this prospectus, the only debt securities issued and currently outstanding under the Existing ET Indentures.

Terms used in the comparison of the Existing ET Notes and the New ETO Notes below and not otherwise defined in this prospectus have the meanings given to those terms in the Existing ET Indentures or the New ETO Indenture, as applicable. Article and section references in the descriptions of the notes below are references to the applicable indenture under which such notes were or will be issued.

The description of the Existing ET Notes reflects the Existing ET Notes as currently constituted and does not reflect any changes to the covenants and other terms of the Existing ET Notes or the Existing ET Indentures that may be effected following the Consent Solicitations as described under “The Proposed Amendments.”

	Existing ET Notes	New ETO Notes
Limitations on Liens

Base Indenture – N/A

Section 5.2 of the First Supp. Indenture (2020 Notes); Section 5.2 of the Fourth Supp. Indenture (2024 Notes); Section 5.2 of the Seventh Supp. Indenture (2027 Notes); Section 5.2 of the Eighth Supp. Indenture (2023 Notes)

(a) ET and any Restricted Subsidiary shall not incur any Lien (other than any Permitted Lien) upon any Principal Property to secure any Indebtedness of ET or any other Person (other than the Existing ET Notes); provided, however, if a Collateral Release Event has occurred, ET and its Restricted Subsidiaries may incur a Lien, if effective provisions are made whereby all of the outstanding Notes are secured equally and ratably with such Indebtedness.

(b) ET and its Restricted Subsidiaries may incur a Lien upon any Principal Property without securing the Existing ET Notes if the aggregate principal amount of all Indebtedness then outstanding secured by such Lien and all similar Liens under this clause, together with all Attributable Indebtedness

The New ETO Indenture will provide the following limitations on Liens:

ETO and its Subsidiaries shall not create any mortgage upon any Principal Property or upon any capital stock of any Restricted Subsidiary, to secure any Indebtedness of the Partnership or any other Person (other than the Notes), without making effective provisions whereby all of the outstanding Notes are secured equally and ratably with such Indebtedness so long as such Indebtedness is so secured.

Notwithstanding the foregoing ETO and its subsidiaries may create, without securing the Notes (a) any Permitted Lien, (b) any lien upon any Principal Property or capital stock of a Restricted Subsidiary to secure Indebtedness of the Partnership or any other Person, provided that the aggregate principal amount of all Indebtedness then outstanding secured by such lien and all similar liens, together with all Attributable Indebtedness from Sale-Leaseback Transactions, does not exceed 10% of Consolidated Net Tangible Assets or (c) any lien upon (i) any Principal Property that was not owned by the Partnership or any of its Subsidiaries on the date hereof or (ii) the

	Existing ET Notes	New ETO Notes
	from Sale-Leaseback Transactions (excluding permitted Sale-Leaseback Transactions), does not exceed the greater of (x) $250.0 million and (y) 10.0% of Net Tangible Assets.	capital stock of any Restricted Subsidiary that owns no Principal Property that was owned by the Partnership or any of its Subsidiaries on the date hereof, in each case owned by a Subsidiary of the Partnership (an “Excluded Subsidiary”) that (A) is not, and is not required to be, a Subsidiary Guarantor and (B) has not granted any liens on any of its property securing Indebtedness with recourse to the Partnership or any Subsidiary of the Partnership other than such Excluded Subsidiary or any other Excluded Subsidiary.

Limitation on Sale and Leaseback Transactions

Base Indenture – N/A

Section 5.3 of the First Supp. Indenture (2020 Notes); Section 5.3 of the Fourth Supp. Indenture (2024 Notes); Section 5.3 of the Seventh Supp. Indenture (2027 Notes); Section 5.3 of the Eighth Supp. Indenture (2023 Notes)

(a) ET and its Restricted Subsidiaries shall not engage in the sale or transfer of any Principal Property to a Person and the taking of a lease of such Principal Property (a “Sale-Leaseback Transaction”), unless:

(1) such Sale-Leaseback Transaction occurs within one year from the date of acquisition of the Principal Property or the date of the completion of construction, development or substantial repair or improvement, or commencement of full operations on such Principal Property, whichever is later;

(2) the Sale-Leaseback Transaction involves a lease for a period, including renewals, of not more than three years; or

(3) within one year, ET or such Restricted Subsidiary applies an amount not less than the Attributable Indebtedness from such Sale-Leaseback Transaction to (a) the reduction

The New ETO Indenture will contain limitations on Sale and Leaseback Transactions in substantially the same form as those in the Existing ET Indenture, subject to the following additional limitation:

ETO and its Subsidiaries may not incur Indebtedness secured by a lien on the Principal Property in an amount equal to or exceeding the Attributable Indebtedness from such Sale-Leaseback Transaction without equally and ratably securing the New ETO Notes.

	Existing ET Notes	New ETO Notes

of any Indebtedness of ET or any Restricted Subsidiary that is not Subordinated Indebtedness, or (b) the purchase of Principal Property used or to be used in the ordinary course of business of Partnership or the Restricted Subsidiaries.

(b) ET and its Subsidiaries may effect any Sale-Leaseback Transaction that is not excepted by clauses (1) through (3) above if the Attributable Indebtedness from such Sale-Leaseback Transaction, together with the aggregate principal amount of outstanding Indebtedness (other than the Existing ET Notes) secured by Liens upon Principal Properties (other than Permitted Liens), does not exceed the greater of (x) $250.0 million and (y) 10.0% of Net Tangible Assets.

Events of Default

Section 6.01 of the Base Indenture; Section 7.5 of the First Supp. Indenture (2020 Notes); Section 7.5 of the Fourth Supp. Indenture (2024); Section 7.5 of the Seventh Supp. Indenture (2027 Notes); Section 7.5 of the Eighth Supp. Indenture (2023 Notes)

Each of the following is an “Event of Default” with respect to the Existing ET Notes:

(a) default for 30 days in the payment when due of interest or Additional Interest (as required by the Registration Rights Agreement) on the Existing ET Notes;

(b) default in the payment of principal or premium on the Existing ET Notes when due at their stated maturity, upon redemption, upon declaration or otherwise;

(c) failure by ET to comply with any of its agreements or covenants in the Indenture or in respect of its obligations to make or consummate

The New ETO Indenture will define Events of Default with substantially the same terms as those in the Existing ET Indenture.

Existing ET Notes	New ETO Notes

a Change of Control Offer when required;

(d) a failure by ET to comply with its other covenants or agreements in this Indenture applicable to the Existing ET Notes for 60 days after written notice of default given by the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(e) any Indebtedness of ET or any Subsidiary Guarantor is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default, and the total amount of such Indebtedness unpaid or accelerated exceeds $25,000,000 (with respect to the Existing ET 2020 Notes) or $100,000,000 (with respect to the Existing ET 2023 Notes, the Existing ET 2024 Notes and the Existing ET 2027 Notes);

(f) ET or any Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(i) commences a voluntary case,

(ii) consents to the entry of an order for relief against it in an involuntary case,

(iii) makes a general assignment for the benefit of its creditors, or

(iv) generally is not paying its debts as they become due;

(g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law, and the order or decree remains unstayed and in effect for 60 consecutive days, that:

(i) is for relief against ET or any Significant Subsidiary in an involuntary case;

(ii) appoints a Bankruptcy Custodian of ET or any Significant Subsidiary or for all

Existing ET Notes	New ETO Notes

or substantially all of the property of ET or any Significant Subsidiary; or

(iii) orders the liquidation of ET or any Significant Subsidiary;

(h) except as permitted by this Indenture, any Subsidiary Guarantee is held to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Subsidiary Guarantor denies or disaffirms the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee; and

(i) any security interest and Lien created by any Notes Collateral Document with respect to any Collateral, individually or in the aggregate, having a Fair Market Value in excess of $25.0 million shall cease to be in full force and effect, or shall cease to give the Existing ET Notes Collateral Agent the Liens, rights, powers and privileges purported to be created and granted thereby in favor of the Existing ET Notes Collateral Agent, for a period of 30 days after notice by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Existing ET Notes then outstanding, or shall be asserted by ET or any Subsidiary Guarantor to not be a valid, perfected, first-priority security interest in or Lien on the Collateral covered thereby; except to the extent that any such loss of perfection or priority results from the failure of the Existing ET Notes Collateral Agent or the Trustee to maintain possession of certificates actually delivered to it representing securities pledged under the Existing ET Notes Collateral Documents.

“Bankruptcy Custodian” means any receiver, trustee, assignee, liquidator

	Existing ET Notes	New ETO Notes

or similar official under and Bankruptcy Law.

The trustee is not deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee receives written notice at the Corporate Trust Office of the Trustee and the notice references the Securities in the Indenture.

Compliance Certificate

Section 4.04 of the Base Indenture

(a) ET and the Subsidiary Guarantors shall deliver a statement signed by an Officer of LE GP, LLC, a Delaware limited liability company and the general partner of ET (the “General Partner”) to the Trustee within 120 days after the end of each fiscal year (which need not be an Officers’ Certificate), complying with TIA Section 314(a)(4) and stating that in the course of performance by the signing Officer, he would normally obtain knowledge of ET or such Subsidiary Guarantor fulfilling its obligations under this Indenture, and that, to the best of his knowledge, ET or such Subsidiary Guarantor has fulfilled the covenants contained in this Indenture and is not in default (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default which the Officer has knowledge of and what action ET or such Subsidiary Guarantor is taking or proposes to take).

(b) If any Officer of the General Partner becomes aware of a Default or Event of Defaults, ET and the Subsidiary Guarantors shall deliver to the Trustee an Officers’ Certificate specifying such Default or Event of Default and what action ET or such Subsidiary Guarantor is taking or proposes to take.

The New ETO Indenture will contain provisions regarding Compliance Certificates in substantially the same form as those in the Existing ET Indenture, subject to the following additional requirement:

So long as any New ETO Notes are outstanding, ETO will deliver an Officer’s Certificate specifying any Event of Default and what action ETO is taking or proposes to take within 30 days after the occurrence of the Event of Default.

	Existing ET Notes	New ETO Notes
Existence	Section 4.05 of the Base Indenture Each of ET and the Subsidiary Guarantors shall do everything necessary to preserve and keep in full force and effect its existence.	The New ETO Indenture will contain provisions regarding Existence in substantially the same form as those in the Existing ET Indenture.

Reports

Section 4.03 of the Base Indenture

(a) If ET or a Subsidiary Guarantor is subject to the requirements of Section 13 or 15(d) of the Exchange Act it shall file with the Trustee copies of the annual reports and the information, documents and other reports that ET or such Subsidiary Guarantor is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act within 15 days after it files the same with the SEC. If this Indenture is qualified under the TIA, but not otherwise, ET and the Subsidiary Guarantors shall also comply with the provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt does not constitute constructive notice of any information contained therein, including ET’s compliance with any of its covenants.

(b) If neither ET nor any Subsidiary Guarantor is subject to the requirements of Section 13 or 15(d) of the Exchange Act, ET and the Subsidiary Guarantors shall furnish to all Holders of Rule 144A Securities and prospective purchasers of Rule 144A Securities designated by the Holders of Rule 144A Securities, promptly upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933.

The New ETO Indenture will contain provisions regarding Reports in substantially the same form as those in the Existing ET Indenture, subject to the following additional provision:

ETO will be deemed to have furnished each required report to the Trustee and the Holders of the New ETO Notes if it has filed with the SEC using the EDGAR filing system and such report is publicly available.

Change of Control	Base Indenture – N/A Section 5.1 of First Supp. Indenture (2020 Notes); Section 5.1 of Fourth Supp. Indenture (2024 Notes); Section 5.1 of	The New ETO Indenture will not have a provision regarding Change of Control.

Existing ET Notes	New ETO Notes

the Seventh Supp. Indenture (2027 Notes); Section 5.1 of the Eighth Supp. Indenture (2023 Notes)

(a) If a Change of Control Triggering Event occurs, each Holder has the right to require ET to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) (a “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Existing ET Notes repurchased to the date of purchase (the “Change of Control Payment Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest, if any, due on the relevant interest payment date. Within 30 days following any Change of Control Triggering Event, ET shall mail a notice to each Holder describing the transaction that constitutes the Change of Control Triggering Event and offering to repurchase Notes no earlier than 30 days and no later than 60 days from the date such notice is mailed. ET shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent applicable in connection with the repurchase of the Existing ET Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of this Indenture, ET shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Triggering Event provisions of this Indenture by virtue of such compliance.

Existing ET Notes	New ETO Notes

(b) On the Change of Control Payment Date, ET shall, to the extent lawful:

(i) accept all Notes properly tendered;

(ii) deposit the Change of Control Payment with the Paying Agent in respect of all Notes or properly tendered; and

(iii) deliver to the Trustee the Existing ET Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by ET.

(c) The Paying Agent shall mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes (or, if all the Existing ET Notes are then in global form, make such payment through the facilities of the Depositary), and the Trustee shall authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Existing ET Notes surrendered, if any; provided that each new Note shall be in a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof.

(d) ET shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(e) ET shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (i) a third party makes the Change of Control in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by ET and purchases all Notes properly

Existing ET Notes	New ETO Notes

tendered and not withdrawn under such Change of Control Offer, or (ii) notice of redemption has been given pursuant to Section 3.04 and all other provisions of this Indenture applicable to a redemption of Notes unless and until there is a default in payment of the applicable redemption price.

(f) A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for a Change of Control at the time of making the Change of Control Offer. Notes repurchased by ET pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled, at ET’s option. Notes purchased by a third party pursuant to clause (e) will have the status of Notes issued and outstanding.

(g) When commencing a Change of Control Offer, ET shall send a notice by first class mail to the Trustee and each of the Holders with instructions and materials to enable the Holders to tender Notes pursuant to the Change of Control Offer. The Change of Control Offer shall be made to all Holders. The notice shall state:

(i) that the Change of Control Offer is being made pursuant to this Section 5.1, and the length of time the Change of Control Offer shall remain open;

(ii) the Change of Control Payment and the Change of Control Payment Date;

(iii) that any Note not tendered or accepted for payment shall continue to accrue interest;

(iv) that, unless there is a default in making such

Existing ET Notes	New ETO Notes

payment on the Change of Control Payment Date, any Holder whose Notes are tendered and accepted for payment pursuant to the Change of Control Offer is not entitled to receive any interest accruing on and after the Change of Control Payment Date on such Notes so tendered and accepted;

(v) that Holders electing to have a Note purchased pursuant to the Change of Control Offer may elect to have Notes purchased equal to $1,000 or an integral multiple of $1,000 only;

(vi) that Holders electing to have a Note purchased pursuant to the Change of Control Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book entry transfer, to ET, the Depositary, if appointed by ET, or a Paying Agent at the address specified in the notice at least three days before the Change of Control Payment Date;

(vii) that Holders shall be entitled to withdraw their election if ET, the Depositary or the Paying Agent receives a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

(viii) that Holders whose Notes were purchased only in part shall be issued new Notes equal

	Existing ET Notes	New ETO Notes

in principal amount to the unpurchased portion of the Existing ET Notes surrendered (or transferred by book entry transfer).

On the Change of Control Payment Date, ET shall accept for payment all Notes tendered and shall deliver to the Trustee an Officers’ Certificate stating that such were accepted for payment. ET, the Depositary or the Paying Agent shall promptly (but in any case not later than three days after the Change of Control Payment Date) mail or deliver to each tendering Holder an amount equal to the Change of Control Payment of Notes tendered by such Holder and accepted by ET for purchase, and ET shall promptly issue a new Note to such Holders whose Note was purchased only in part. The Trustee, upon written request from ET shall authenticate and deliver the new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted for payment pursuant to the Change of Control Offer shall be promptly delivered by ET to the respective Holder thereof.

Limitations on Mergers and Consolidations

Sections 5.01 and 5.02 of Base Indenture; Section 7.4 of the First Supp. Indenture (2020 Notes); Section 7.4 of the Fourth Supp. Indenture (2024 Notes); Section 4.2 of the Sixth Supp. Indenture (2024 Notes); Section 7.4 of the Seventh Supp. Indenture (2027 Notes); Section 7.4 of the Eighth Supp. Indenture (2023 Notes)

(a) ET shall not: (1) consolidate or merge with or into another Person (regardless of whether ET is the surviving Person); or (2) directly or indirectly sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of ET and its Restricted

The New ETO Indenture will contain the following provisions limiting Mergers and Consolidations:

ETO shall not consolidate with or merge into any Person, or sell, lease, convey, transfer all or substantially all of its assets to any Person, unless:

(i) the successor is ETO or expressly assumes by supplemental indenture all of ETO’s obligations and liabilities under New ETO Indenture, the New ETO Notes and any other Note Documents and assumes by written agreement all of the obligations of ETO under the Registration Rights Agreement;

Existing ET Notes	New ETO Notes

Subsidiaries to another Person, unless:

(i) the successor is ET or expressly assumes by supplemental indenture all of ET’s obligations and liabilities under this Indenture, the Existing ET Notes and any other Note Documents and assumes by written agreement all of the obligations of ET under the Registration Rights Agreement;

(ii) the successor is organized under the laws of the United States, any state or commonwealth within the United States, or the District of Columbia;

(iii) immediately after giving effect to the transaction, no Default or Event of Default has occurred and is continuing; and

(iv) ET has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Indenture.

(b) If ET conveys or transfers all or substantially all of its assets, it shall be released from all liabilities and obligations under this Indenture and under the Existing ET Notes except that no such release will occur in the case of a lease of all or substantially all of its assets.

(c) This Section shall not apply to (i) a merger of ET with an Affiliate solely for the purpose of organizing ET in another jurisdiction within the United States of America; or (ii) any merger or consolidation, or any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among ET and its

(ii) the successor is organized under the laws of the United States, any state or commonwealth within the United States, or the District of Columbia;

(iii) immediately after giving effect to the transaction, no Default or Event of Default has occurred and is continuing; and

(iv) ETO has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Indenture.

	Existing ET Notes	New ETO Notes

Restricted Subsidiaries that are Subsidiary Guarantors.

Successor Person Substituted. Upon any merger or consolidation, or any sale, transfer, assignment, conveyance or other disposition of all or substantially all of the properties or assets of ET and its Restricted Subsidiaries in accordance with Section 5.01, the successor shall be substituted for ET in this Indenture with the same effect as if it had been an original party to this Indenture, and thereafter the successor may exercise the rights and powers of ET under this Indenture.

Subsidiary Guarantees

Section 10.01 of Base Indenture; Article 3 of the First Supp. Indenture (2020 Notes); Article 3 of the Fourth Supp. Indenture (2024 Notes); Article 3 of the Seventh Supp. Indenture (2027 Notes); Article 3 of the Eighth Supp. Indenture (2023 Notes)

Guarantee.

(a) The provisions of this Article X relating to the Subsidiary Guarantors shall be applicable only to the Securities of any series designated as entitled to the benefits of the Guarantee of each of the Subsidiary Guarantors.

(b) Each of the Subsidiary Guarantors fully, unconditionally and absolutely guarantees the due and punctual payment of the principal, premium and interest on the Securities and all other amounts due and payable under this Indenture and the Securities by ET, when such principal, premium and interest shall become due and payable, whether at the stated maturity or by declaration of acceleration, call for redemption or otherwise.

(c) Each of the Subsidiary Guarantors will be jointly and severally obligated to pay any amount guaranteed. The Guarantee

The New ETO Indenture will contain provisions regarding Subsidiary Guarantees in substantially the same form as those in the Existing ET Indenture.

Existing ET Notes	New ETO Notes

is intended to be a general, unsecured, senior obligation of each of the Subsidiary Guarantors and will rank pari passu in right of payment with all Debt of such Subsidiary Guarantor that is not expressly subordinated in right of payment to the Guarantee. Each of the Subsidiary Guarantors agrees that its obligations hereunder shall be full, unconditional and absolute. Each of the Subsidiary Guarantors agrees that in the event of a default in payment of the principal, premium or interest on the Securities, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders or, subject to Section 6.06, by the Holders, on the terms and conditions set forth in this Indenture, directly against such Subsidiary Guarantor to enforce the Guarantee without first proceeding against ET or any other Subsidiary Guarantor.

(d) the obligations of each of the Subsidiary Guarantors shall be full, unconditional and absolute and not be impaired, including by (i) any change in any of the obligations of ET or any of the Subsidiary Guarantors contained in the Securities or this Indenture, (ii) any limitation of the liability of ET, any of the Subsidiary in bankruptcy, or any remedy for the enforcement thereof, or other statute or from the decision of any court, (iii) the \ exercise by ET, any of the Subsidiary Guarantors or the Trustee of any rights or remedies under the Securities or this Indenture or their delay in or failure to exercise any such rights or remedies, (iv) the assignment of any property as security for the Securities, (v) the extension of the time for payment

Existing ET Notes	New ETO Notes

by ET or any of the Subsidiary Guarantors payable under any of the terms and provisions of the Securities or this Indenture, (vi) the modification of any obligation of ET or any of the Subsidiary Guarantors set forth in this Indenture, (vii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, or other similar proceeding affecting, ET or any of the Subsidiary Guarantors or any of their respective assets, or the disaffirmance of the Securities, the Guarantee or this Indenture in any such proceeding, (viii) the release of ET or any of the Subsidiary Guarantors from the of any agreement, covenant, term or condition contained in any of such instruments by operation of law, (ix) the unenforceability of the Securities, the Guarantee or this Indenture or (x) any other circumstances (other than payment in full or discharge of all amounts guaranteed pursuant to the Guarantee) which might otherwise constitute a legal or equitable discharge of a surety or guarantor.

(e) Each of the Subsidiary Guarantors (i) waives diligence, presentment, demand of payment, filing of claims with a court in the event of the merger, insolvency or bankruptcy of ET or any of the Subsidiary Guarantors, and all demands whatsoever, (ii) acknowledges that any agreement, evidencing the Guarantee may be transferred without notice to it and (iii) covenants that the Guarantee will not be discharged except by complete performance of the Guarantee. Each of the Subsidiary Guarantors agrees that if at any time all or any part of any payment applied by any Person to the

Existing ET Notes	New ETO Notes

Guarantee is rescinded or returned for any reason including the insolvency, bankruptcy or reorganization of ET or any of the Subsidiary Guarantors, the Guarantee shall be deemed to have continued notwithstanding such application, and the Guarantee shall be effective or be reinstated as though the application had not been made.

(f) Each of the Subsidiary Guarantors shall be subrogated to all rights of the Holders and the Trustee against ET in respect of any amounts paid by such Subsidiary Guarantor pursuant to the provisions of this Indenture; provided, however, that such Subsidiary Guarantor, shall not be entitled to enforce or to receive any payments arising out of such right of subrogation until all of the Securities and the Guarantee shall have been paid in full or discharged.

Execution and Delivery of Guarantee. The Subsidiary Guarantors agree that a notation relating to such Guarantee (attached as Annex A) may be endorsed on each Security and delivered by the Trustee and executed by an Officer of the General Partner or the Subsidiary Guarantor. Each of the Subsidiary Guarantors agrees that the Guarantee shall remain in full force and effect notwithstanding any failure to endorse a notation relating to the Guarantee. If any Officer of the General Partner or the Subsidiary Guarantor no longer holds that office at the time the Trustee authenticates such Security, the Guarantee shall be valid nevertheless. The delivery of any Security by the Trustee shall constitute delivery of the Guarantee on behalf of the Subsidiary Guarantors.

Limitation on Liability of the Subsidiary Guarantors. Each Subsidiary Guarantor and each Holder of a Security entitled to the benefits of the Guarantee confirm that

Existing ET Notes	New ETO Notes

the guarantee does not constitute a fraudulent transfer or conveyance for purposes of any federal or state law. The Holders and the Subsidiary Guarantors agree that the obligations of each Subsidiary Guarantor under its Guarantee shall be limited to the maximum amount as will result in the obligations of such Subsidiary Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

Release of Subsidiary Guarantors from Guarantee.

(a) If no Default with respect to the Existing ET Notes has occurred and is continuing under the Indenture, and to the extent not otherwise prohibited by the Indenture, a Subsidiary Guarantor will be unconditionally released and discharged from its Subsidiary Guarantee:

(i) automatically upon any direct or indirect sale, transfer or other disposition, to any Person that is not an Affiliate of ET, of (1) all of the Capital Stock representing ownership of such Subsidiary Guarantor or (2) all or substantially all the assets of such Subsidiary Guarantor;

(ii) (1) in the case of a Subsidiary Guarantor that is not a Restricted Subsidiary, following delivery by ET to the Trustee of an Officers’ Certificate to the effect that such Subsidiary Guarantor has been released from all guarantees or obligations in respect of any Indebtedness of ET and (2) in the case of a Subsidiary Guarantor that is a Restricted Subsidiary, following delivery by ET to the Trustee of an Officers’ Certificate to the

Existing ET Notes	New ETO Notes

effect that such Subsidiary Guarantor has been released from all guarantees or obligations in respect of any Indebtedness; or

(ii) upon legal defeasance or satisfaction and discharge of this Indenture.

(b) The Trustee shall deliver an appropriate instrument evidencing any release of a Subsidiary Guarantor from the Guarantee upon receipt of a written request of ET accompanied by an Officers’ Certificate and an Opinion of Counsel that the Subsidiary Guarantor is entitled to such release in accordance with the provisions of this Indenture. Any Subsidiary Guarantor not released remains liable for the full amount of principal of (and premium, if any, on) and interest on the Securities as provided in this Indenture.

Section 3.3 of First Supp. Indenture (2020 Notes only)

Reinstatement of Guarantees. If at any time following any release of a Subsidiary (that is not a Restricted Subsidiary) from its Subsidiary Guarantee pursuant to Section 10.04(a)(ii), such Subsidiary again guarantees or becomes a co-obligor with respect to any obligations of ET in respect of any Indebtedness of ET, then ET will cause such Subsidiary to again become a Subsidiary Guarantor by executing and delivering a supplemental indenture to the Indenture, in a form satisfactory to the Trustee, providing for the Guarantee by such Subsidiary Guarantor of ET’s obligations under the Existing ET Notes and all other obligations of ET under the Indenture, in accordance with Article X of the Base Indenture. If at any time following any release of a Subsidiary (that is a Restricted Subsidiary) from its Subsidiary Guarantee pursuant to

Existing ET Notes	New ETO Notes

Section 10.04(a)(ii), such Subsidiary again incurs any Indebtedness (excluding, for the avoidance of doubt, any intercompany Indebtedness between ET or any Subsidiary or Subsidiaries of ET on the one hand and such Restricted Subsidiary on the other), then ET will cause such Subsidiary to again become a Subsidiary Guarantor by executing and delivering a supplemental indenture to the Indenture, in a form satisfactory to the Trustee, providing for the Guarantee by such Subsidiary Guarantor of ET’s obligations under the Existing ET Notes and all other obligations of ET under the Indenture, in accordance with Article X of the Base Indenture.

Contribution. The Subsidiary Guarantors hereby agree that in the event any payment or distribution is made by any Subsidiary Guarantor under its Guarantee, such Guarantor shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the net assets of each Subsidiary Guarantor for all payments, damages and expenses incurred by that Guarantor in discharging ET’s obligations with respect to the Securities or any other Subsidiary Guarantor’s obligations with respect to its Guarantee.

Section 2.3 of the Second Supp. Indenture (2020 Notes only)

Subsidiary Guarantors. If at any time following the Issue Date, any Subsidiary of ET guarantees or becomes a co-obligor with respect to any obligations of ET in respect of any Indebtedness, or if at any time following the Issue Date, any Restricted Subsidiary of ET otherwise incurs any Indebtedness (excluding, for the avoidance of doubt, any intercompany Indebtedness between ET or any Subsidiary or Subsidiaries of ET on the one hand and such Restricted Subsidiary on the other), then ET will cause such Subsidiary or Restricted Subsidiary, as the case may be, to promptly execute and deliver to the

Existing ET Notes	New ETO Notes

Trustee a supplemental indenture to the Indenture in a form satisfactory to the Trustee pursuant to which such Subsidiary or Restricted Subsidiary will guarantee all obligations of ET with respect to the Existing ET Notes and the Indenture in accordance with Article X of the Base Indenture; provided, however, that prior to November 2, 2012, ETE GP Acquirer LLC and ETE Services Company, LLC may guarantee the obligations of ET in respect of the Credit Facility without guaranteeing any obligations of ET with respect to the Existing ET Notes.

THE PROPOSED AMENDMENTS

We are soliciting the consent of holders of the Existing ET Notes, upon the terms and subject to the conditions set forth in this prospectus, to eliminate certain of the covenants, restrictive provisions and events of default, in each case under the Existing ET Indentures. The descriptions of the amendments to the Existing ET Indentures set forth below do not purport to be complete.

Holders of Existing ET Notes may give their consent to the Proposed Amendments to the corresponding Existing ET Indenture for that series only by tendering Existing ET Notes of the applicable series in the Exchange Offers and Consent Solicitations. The consent of holders representing a majority of the aggregate principal amount of the Existing ET Notes outstanding will be required in order to adopt the Proposed Amendments to the corresponding Existing ET Indenture. Holders of Existing ET Notes may not deliver a consent in a Consent Solicitation without tendering Existing ET Notes in the applicable Exchange Offer. Holders of Existing ET Notes who do not consent to the Proposed Amendments will nonetheless be subject to the amended Existing ET Indentures if the required consents are received and the corresponding Existing ET Indenture for that series is accordingly amended. Holders of Existing ET Notes should therefore consider the effect the Proposed Amendments will have on their positions if they do not tender their Existing ET Notes in the Exchange Offers and Consent Solicitations.

At any time before the Expiration Deadline, if ET receives valid consents sufficient to effect the applicable Proposed Amendments, ET and the trustee under the corresponding Existing ET Indenture may execute and deliver a supplemental indenture relating to the applicable Proposed Amendments that will be effective at that time but only operative upon consummation of the applicable Exchange Offer.

Existing ET Base Indenture

The Proposed Amendments would delete in their entirety the following covenants from the Existing ET Base Indenture:

•	Section 4.03 (“SEC Reports; Financial Statements”);

•	Section 4.05 (“Existence”);

•	Section 5.01 (“Limitations on Mergers and Consolidations”);

Existing ET Supplemental Indentures

The Proposed Amendments would delete in their entirety the following covenant from each of the supplemental indentures governing the Existing ET Notes:

•	Section 5.1 (“Change of Control”);

•	Section 5.2 (“Limitation on Liens”);

•	Section 5.3 (“Restriction on Sale-Leasebacks”); and

•	Section 5.4 (“Limitation on Transactions with Affiliates”).

In addition, the Proposed Amendments would make certain conforming and other changes to the Existing ET Indentures and the Existing ET Notes, including modification or deletion of certain definitions and cross references, including certain changes to the definition of “Events of Default” to give effect to the deletion of the covenants described above. Specifically, the Existing Indentures would be amended such that clauses (e)-(g) of Section 6.01 of the Existing ET 2020 Notes Indenture and clauses (e)-(i) of Section 6.01 of the Existing ET 2023 Notes Indenture, Existing ET 2024 Notes Indenture and the Existing ET 2027 Notes Indenture would no longer apply with respect to the applicable series of Existing ET Notes.

The Proposed Amendments constitute a single proposal and a consenting holder must consent to the Proposed Amendments as an entirety and may not consent selectively with respect to certain of the Proposed Amendments.

By consenting to the Proposed Amendments to the corresponding Existing ET Indenture, you will be deemed to have waived any default, event of default or other consequence under such indenture for failure to comply with the terms of the provisions identified above (whether before or after the date of the supplemental indentures effecting the Proposed Amendments).

USE OF PROCEEDS

Neither ETO nor ET will receive any cash proceeds from the Exchange Offers and Consent Solicitations or the issuance of the New ETO Notes. The Existing ET Notes exchanged in connection with the Exchange Offers and Consent Solicitations will be retired or cancelled at our option and will not be reissued.

DESCRIPTION OF THE NEW ETO NOTES

The New ETO Notes will be issued under the Indenture, dated as of June 8, 2018 (the “New ETO Notes Base Indenture”), among ETO, as issuer, SXL Opco, as subsidiary guarantor, and U.S. Bank National Association, as the trustee (the “trustee”), as supplemented by a third supplemental indenture to be dated as of the Settlement Date (the New ETO Notes Base Indenture, as so supplemented, the “New ETO Indenture”).

The terms of the New ETO Notes will include those stated in the New ETO Notes Indenture, as well as those made part of the New ETO Notes Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The New ETO Notes will constitute senior debt securities to be issued under the New ETO Indenture.

Because this section is a summary, it does not describe every aspect of the New ETO Indenture or the New ETO Notes. This summary is subject to and qualified in its entirety by reference to all of the provisions of the New ETO Indenture, including definitions of certain terms used in the New ETO Indenture, and the New ETO Notes. You should read the New ETO Indenture and the New ETO Notes because they contain additional information and they, and not this description, define your rights as a holder of the New ETO Notes. Additionally, copies of the New ETO Indenture and forms of the New ETO Notes are available without charge upon request in writing to the Information Agent at the address provided on back of this prospectus or to us at the address provided under “Information We Incorporate by Reference.” For purposes of this section, references to “ETO” “we,” “us” or “our” include only ETO and not any of its subsidiaries.

General

We will initially issue up to $1.187 billion aggregate principal amount of the New ETO 2020 Notes, $1.0 billion aggregate principal amount of the New ETO 2023 Notes, $1.15 billion aggregate principal amount of the New ETO 2024 Notes and $1.0 billion aggregate principal amount of the New ETO 2027 Notes.

The New ETO 2020 Notes will mature on October 15, 2020. The New ETO 2023 Notes will mature on March 15, 2023. The New ETO 2024 Notes will mature on January 15, 2024. The New ETO 2027 Notes will mature on June 1, 2027.

The New ETO 2020 Notes will accrue interest at a rate per annum equal to 7.500% payable semi-annual in arrears on April 15 and October 15 of each year, commencing on April 15, 2019, to the persons in whose names the New ETO 2020 Notes are registered at the close of business on April 1 and October 1, respectively, preceding the interest payment date. Interest on the New ETO 2020 Notes will be paid on the basis of a 360-day year consisting of twelve 30-day months.

The New ETO 2023 Notes will accrue interest at a rate per annum equal to 4.250% payable semi-annual in arrears on March 15 and September 15 of each year, commencing on September 15, 2019, to the persons in whose names the New ETO 2023 Notes are registered at the close of business on March 1 and September 1, respectively, preceding the interest payment date. Interest on the New ETO 2023 Notes will be paid on the basis of a 360-day year consisting of twelve 30-day months.

The New ETO 2024 Notes will accrue interest at a rate per annum equal to 5.875% payable semi-annual in arrears on January 15 and July 15 of each year, commencing on July 15, 2019, to the persons in whose names the New ETO 2024 Notes are registered at the close of business on January 1 and July 1, respectively, preceding the interest payment date. Interest on the New ETO 2024 Notes will be paid on the basis of a 360-day year consisting of twelve 30-day months.

The New ETO 2027 Notes will accrue interest at a rate per annum equal to 5.500% payable semi-annual in arrears on June 1 and December 1 of each year, commencing on June 1, 2019, to the persons in whose names the

New ETO 2027 Notes are registered at the close of business on May 15 and November 15, respectively, preceding the interest payment date. Interest on the New ETO 2027 Notes will be paid on the basis of a 360-day year consisting of twelve 30-day months.

Interest on each series of New ETO Notes will accrue from the last interest payment date on which interest was paid or duly provided for with respect to the applicable series of Existing ET Notes.

If any interest payment date, stated maturity date or redemption date falls on a day that is not a business day, the payment will be made on the next business day and no interest will accrue for the period from and after such interest payment date, stated maturity date or redemption date.

The New ETO Notes will be issued in fully registered form only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

We may without notice to or the consent of the holders of any New ETO Notes, increase the principal amount of any series of New ETO Notes in the future, on the same terms and conditions, other than the public offering price, original interest accrual date and initial interest payment date, and with the same CUSIP number as such series of New ETO Notes being offered by this prospectus. The New ETO Notes and any additional New ETO Notes of any series subsequently issued under a New ETO Indenture will be treated as a single series or class for all purposes under such New ETO Indenture, including, without limitation, waivers, amendments and redemptions.

The New ETO Indenture will not limit the amount of debt that we may issue, nor the amount of other unsecured debt or securities that we or any of our subsidiaries may issue. We may issue additional debt securities under the New ETO Notes Base Indenture from time to time in one or more series, each in an amount authorized prior to issuance. Other than the restrictions contained in the New ETO Indenture on liens and sale-leaseback transactions described below under “—Certain Covenants,” the New ETO Indenture will not contain any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction. In addition, the New ETO Indenture will not limit our ability to guarantee any indebtedness of our subsidiaries or any other person.

Optional Redemption

The New ETO Notes of the following series will be redeemable, at our option, in whole at any time or in part from time to time, (i) in the case of the New ETO 2020 Notes, at any time, (ii) in the case of the New ETO 2023 Notes, prior to December 15, 2022 (three months prior to their maturity date) (the “New ETO 2023 Notes Early Call Date”), (iii) in the case of the New ETO 2024 Notes, prior to October 15, 2023 (three months prior to their maturity date) (the “New ETO 2024 Notes Early Call Date”) and (iv) in the case of the New ETO 2027 Notes, prior to March 1, 2027 (three months prior to their maturity date) (the “New ETO 2027 Notes Early Call Date” and, together with the New ETO 2023 Notes Early Call Date and the New ETO 2024 Notes Early Call Date, the “Early Call Dates”), at a redemption price equal to the greater of:

•	100% of the principal amount of the New ETO Notes of that series to be redeemed; or

•

the sum of the present values of the remaining scheduled payments of principal and interest (at the interest rate in effect on the date of calculation of the redemption price) on the New ETO Notes of that series to be redeemed that would be due after the related redemption date of such New ETO Notes but for such redemption (exclusive of interest accrued to, but excluding, the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus 50 basis points;

plus, in either case, accrued and unpaid interest to, but excluding, the redemption date.

At any time on or after the New ETO 2023 Notes Early Call Date with respect to the New ETO 2023 Notes, the New ETO 2024 Notes Early Call Date with respect to the New ETO 2024 Notes and the New ETO 2027 Notes Early Call Date with respect to the New ETO 2027 Notes, the respective notes will be redeemable in whole or in part, at our option, at a redemption price equal to 100% of the principal amount of the applicable series of New ETO Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

The actual redemption price, calculated as provided below, will be calculated and certified to the trustee and us by the Independent Investment Banker.

New ETO Notes called for redemption become due on the redemption date. Notices of redemption will be delivered at least 15 but not more than 60 days before the redemption date to each holder of the notes to be redeemed at its registered address. The notice of redemption for any series of New ETO Notes will state, among other things, the amount of New ETO Notes to be redeemed, the redemption date, the method of calculating the redemption price and each place that payment will be made upon presentation and surrender of such New ETO Notes to be redeemed. Unless we default in payment of the redemption price, interest will cease to accrue on any notes that have been called for redemption on the redemption date. If less than all of the New ETO Notes of a series are redeemed at any time, the trustee will select the notes or any portions thereof in integral multiples of $1,000 to be redeemed on a pro rata basis, by lot or by any other method the trustee deems fair and appropriate and, when the New ETO Notes are in the form of global securities, in accordance with the applicable procedures of the DTC.

For purposes of determining the redemption price, the following definitions are applicable:

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the applicable series of Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the applicable series of Notes to be redeemed; provided, however, that if no maturity is within three months before or after the maturity date for such Notes, yields for the two published maturities most closely corresponding to such United States Treasury security will be determined and the treasury rate will be interpolated or extrapolated from those yields on a straight line basis rounding to the nearest month.

“Comparable Treasury Price” means, with respect to any redemption date, (a) the average of the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (b) if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means any of Citigroup Global Markets Inc., J.P. Morgan Securities LLC or TD Securities (USA) LLC (and their respective successors) or, if any such firm is not willing and able to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by ETO.

“Reference Treasury Dealer” means a primary U.S. government securities dealer in the United States selected by each of Citigroup Global Markets Inc., J.P. Morgan Securities LLC and TD Securities (USA) LLC or an affiliate or successor of the foregoing, and, at our option, one or more additional primary U.S. government securities dealer in the United States; provided, however, that if any of the foregoing shall resign as a Reference Treasury Dealer or cease to be a U.S. government securities dealer, ETO will substitute therefor another primary U.S. government securities dealer in the United States.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date for such New ETO Notes, an average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for the applicable series of New ETO Notes to be redeemed (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Yield” means, with respect to any redemption date applicable to the New ETO Notes to be redeemed, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

Subsidiary Guarantees

The New ETO Notes initially will be guaranteed by SXL Opco. None of ETO’s other Subsidiaries will guarantee the New ETO Notes upon their issuance; however, if at any time following the issuance of the New ETO Notes, any ETO Subsidiary guarantees, becomes a co-obligor with respect to or otherwise provides direct credit support for any obligations of ETO or any of its other Subsidiaries under the Credit Agreement, then ETO will cause such Subsidiary to promptly execute and deliver to the trustee a supplemental indenture in a form satisfactory to the trustee pursuant to which such Subsidiary guarantees ETO’s obligations with respect to the New ETO Notes on the terms provided for in the New ETO Indenture.

The guarantee of any Subsidiary Guarantor may be released under certain circumstances. If ETO exercises its legal or covenant defeasance option with respect to the New ETO Notes as described below under “—Defeasance and Discharge,” then any Subsidiary Guarantor will be released. Further, if no default has occurred and is continuing under the New ETO Indenture, and to the extent not otherwise prohibited by the New ETO Indenture, a Subsidiary Guarantor will be unconditionally released and discharged from its guarantee:

•

automatically upon any sale, exchange or transfer, whether by way of merger or otherwise, to any Person that is not an affiliate of ETO, of all of ETO’s direct or indirect limited partnership or other equity interests in the Subsidiary Guarantor;

•	automatically upon the merger of the Subsidiary Guarantor into ETO or any other Subsidiary Guarantor or the liquidation and dissolution of the Subsidiary Guarantor; or

•

following delivery of a written notice by us to the trustee, upon the release of all guarantees or other obligations of the Subsidiary Guarantor with respect to ETO’s obligations or those of any of its Subsidiaries under the Credit Agreement.

If at any time following any release of a Subsidiary Guarantor from its guarantee of the New ETO Notes pursuant to the third bullet point in the preceding paragraph, the Subsidiary Guarantor again guarantees, becomes a co-obligor with respect to or otherwise provides direct credit support for any of ETO’s obligations or those of any of its Subsidiaries under the Credit Agreement, then ETO will cause the Subsidiary Guarantor to again guarantee the New ETO Notes in accordance with the New ETO Indenture.

Ranking

The New ETO Notes will be senior unsecured obligations of ETO and will rank equally in right of payment with all of ETO’s existing and future senior unsecured debt, including debt under ETO’s revolving credit facility, its existing senior notes and the senior notes of SXL Opco. The New ETO Notes will rank senior in right of payment with all of ETO’s existing and future subordinated debt of ETO, including its junior subordinated notes, and structurally subordinated to the indebtedness and other obligations, including trade payables, of ETO’s subsidiaries that do not guarantee the New ETO Notes. The New ETO Notes and each guarantee, if any, will effectively rank junior to any future indebtedness of ETO and SXL Opco or any applicable Subsidiary Guarantor that is both secured and unsubordinated to the extent of the value of the assets securing such indebtedness.

The New ETO Notes will initially be guaranteed by SXL Opco on a senior unsecured basis so long as it guarantees any of ETO’s other long-term debt. Any of ETO’s other subsidiaries that in the future become guarantors or co-issuers of ETO’s long-term debt must guarantee the New ETO Notes on the same basis. SXL Opco’s guarantee of each series of the New ETO Notes will rank equally in right of payment with SXL Opco’s existing and future senior unsecured debt, including its senior notes and its guarantees of debt under ETO’s revolving credit facility and existing senior notes, and senior in right of payment to any subordinated debt SXL Opco may incur.

As of December 31, 2018, after giving effect to the Exchange Offers and Consent Solicitations (assuming the exchange of all of the Existing ET Notes for New ETO Notes) and the Senior Notes Offering and the use of proceeds therefrom, ETO would have had total senior debt of $37.6 billion, including the New ETO Notes, and ETO would have been able to incur an additional $4.0 billion of debt under its revolving credit facility. As of December 31, 2018, SXL Opco had $7.6 billion of indebtedness outstanding, all of which was senior unsecured notes, and SXL Opco guaranteed all of ETO’s obligations under its senior unsecured indebtedness. As of December 31, 2018, after giving effect to the Senior Notes Offering and the use of proceeds therefrom, ETO’s subsidiaries (other than SXL Opco) would have had an aggregate of $8.1 billion of indebtedness outstanding.

No Sinking Fund

ETO is not required to make any mandatory redemption or sinking fund payments with respect to the New ETO Notes.

Certain Covenants

Except as set forth below, neither ETO nor any of its Subsidiaries is restricted by the New ETO Indenture from incurring any type of indebtedness or other obligation, from paying dividends or making distributions on its partnership or other equity interests or from purchasing or redeeming its partnership or other equity interests. The New ETO Indenture will not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the New ETO Indenture will not contain any provisions that would require ETO to repurchase or redeem or otherwise modify the terms of the New ETO Notes upon a change in control or other events involving ETO that could adversely affect the creditworthiness of ETO.

Limitations on Liens.

ETO will not, nor will it permit any of its Subsidiaries to, create, assume, incur or suffer to exist any mortgage, lien, security interest, pledge, charge or other encumbrance (“liens”) upon any Principal Property or upon any capital stock of any Restricted Subsidiary, whether owned on the date of the New ETO Indenture or thereafter acquired, to secure any Indebtedness of ETO or any other Person (other than the New ETO Notes), without in any such case making effective provisions whereby all of the outstanding notes are secured equally and ratably with, or prior to, such Indebtedness so long as such Indebtedness is so secured.

Notwithstanding the foregoing, under the New ETO Indenture, ETO may, and may permit any of its Subsidiaries to, create, assume, incur, or suffer to exist without securing the New ETO Notes (a) any Permitted Lien, (b) any lien upon any Principal Property or capital stock of a Restricted Subsidiary to secure Indebtedness of ETO or any other Person, provided that the aggregate principal amount of all Indebtedness then outstanding secured by such lien and all similar liens under this clause (b), together with all Attributable Indebtedness from Sale-Leaseback Transactions (excluding Sale-Leaseback Transactions permitted by clauses (1) through (4), inclusive, of the first paragraph of the restriction on sale-leasebacks covenant described below), does not exceed 10% of Consolidated Net Tangible Assets or (c) any lien upon (i) any Principal Property that was not owned by ETO or any of its Subsidiaries on the date of the supplemental indenture creating the New ETO Notes or (ii) the capital stock of any Restricted Subsidiary that owns no Principal Property that was owned by ETO or any of its Subsidiaries on the date of the supplemental indenture creating the New ETO Notes, in each case owned by a

Subsidiary of ETO (an “Excluded Subsidiary”) that (A) is not, and is not required to be, a Subsidiary Guarantor and (B) has not granted any liens on any of its property securing Indebtedness with recourse to ETO or any Subsidiary of ETO other than such Excluded Subsidiary or any other Excluded Subsidiary.

Restriction on Sale-Leasebacks.

ETO will not, and will not permit any Subsidiary to, engage in the sale or transfer by ETO or any of its Subsidiaries of any Principal Property to a Person (other than ETO or a Subsidiary) and the taking back by ETO or its Subsidiary, as the case may be, of a lease of such Principal Property (a “Sale-Leaseback Transaction”), unless:

(1)    such Sale-Leaseback Transaction occurs within one year from the date of completion of the acquisition of the Principal Property subject thereto or the date of the completion of construction, development or substantial repair or improvement, or commencement of full operations on such Principal Property, whichever is later;

(2)    the Sale-Leaseback Transaction involves a lease for a period, including renewals, of not more than three years;

(3)    ETO or such Subsidiary would be entitled to incur Indebtedness secured by a lien on the Principal Property subject thereto in a principal amount equal to or exceeding the Attributable Indebtedness from such Sale-Leaseback Transaction without equally and ratably securing the New ETO Notes; or

(4)    ETO or such Subsidiary, within a one-year period after such Sale-Leaseback Transaction, applies or causes to be applied an amount not less than the Attributable Indebtedness from such Sale-Leaseback Transaction to (a) the prepayment, repayment, redemption, reduction or retirement of any Indebtedness of ETO or any of its Subsidiaries that is not subordinated to the New ETO Notes or any guarantee, or (b) the expenditure or expenditures for Principal Property used or to be used in the ordinary course of business of ETO or its Subsidiaries.

Notwithstanding the foregoing, ETO may, and may permit any Subsidiary to, effect any Sale-Leaseback Transaction that is not excepted by clauses (1) through (4), inclusive, of the preceding paragraph provided that the Attributable Indebtedness from such Sale- Leaseback Transaction, together with the aggregate principal amount of outstanding Indebtedness (other than the New ETO Notes) secured by liens other than Permitted Liens upon Principal Properties, does not exceed 10% of Consolidated Net Tangible Assets.

Reports.

So long as any New ETO Notes are outstanding, ETO will:

•

for as long as it is required to file information with the SEC pursuant to the Exchange Act, file with the trustee, within 15 days after it is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports which it is required to file with the SEC pursuant to the Exchange Act;

•

if it is not required to file reports with the SEC pursuant to the Exchange Act, file with the trustee, within 15 days after it would have been required to file with the SEC, financial statements (and with respect to annual reports, an auditors’ report by a firm of established national reputation) and a Management’s Discussion and Analysis of Financial Condition and Results of Operations, both comparable to what it would have been required to file with the SEC had it been subject to the reporting requirements of the Exchange Act; and

•	if it is required to furnish annual or quarterly reports to its equity holders pursuant to the Exchange Act, file these reports with the trustee.

Merger, Consolidation or Sale of Assets.

ETO shall not, in a transaction or series of transactions, consolidate with or merge into any Person or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to any Person unless:

(1)    the Person formed by or resulting from any such consolidation or merger or to which such assets have been sold, leased, conveyed, transferred or otherwise disposed of (the “successor”) is ETO or expressly assumes by supplemental indenture all of ETO’s obligations and liabilities under the New ETO Indenture and the New ETO Notes;

(2)    the successor is organized under the laws of the United States, any state thereof or the District of Columbia;

(3)    immediately after giving effect to the transaction or series of transactions, no Default or Event of Default has occurred and is continuing; and

(4)    ETO has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer complies with the New ETO Indenture.

The successor will be substituted for ETO in the New ETO Indenture with the same effect as if it had been an original party to the New ETO Indenture. Thereafter, the successor may exercise the rights and powers of ETO under the New ETO Indenture. If ETO conveys or transfers all or substantially all of its assets, it will be released from all liabilities and obligations under the New ETO Indenture and under the New ETO Notes except that no such release will occur in the case of a lease of all or substantially all of its assets.

Events of Default

Each of the following is an “Event of Default” under the New ETO Indenture with respect to New ETO Notes of each series:

(1)    a default in any payment of interest on such series of New ETO Notes when due that continues for 30 days;

(2)    a default in the payment of principal of or premium, if any, on such notes when due at their stated maturity, upon redemption, by declaration, upon required repurchase or otherwise;

(3)    a failure by ETO or any Subsidiary Guarantor to comply with its other covenants or agreements in the New ETO Indenture continuing for 60 days after written notice of default given by the trustee or the holders of at least 25% in aggregate principal amount of the outstanding New ETO Notes;

(4)    certain events of bankruptcy, insolvency or reorganization of ETO or any Subsidiary Guarantor as more fully described in the New ETO Indenture (the “bankruptcy provisions”);

(5)    any guarantee of a Subsidiary Guarantor ceases to be in full force and effect, is declared null and void or is found to be invalid in a judicial proceeding or any Subsidiary Guarantor denies or disaffirms its obligations under the New ETO Indenture or its guarantee; or

(6)    any Indebtedness of ETO or any Subsidiary Guarantor is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $25,000,000.

An Event of Default for a series of the New ETO Notes will not necessarily constitute an Event of Default for any other series of debt securities issued under the New ETO Indenture, and an Event of Default for any such other series of debt securities will not necessarily constitute an Event of Default for any series of the New ETO Notes. Further, an event of default under other indebtedness of ETO or its Subsidiaries will not necessarily constitute a Default or an Event of Default for the New ETO Notes. If an Event of Default (other than an Event of Default described in clause (4) above) with respect to the New ETO Notes of any series occurs and is continuing, the trustee by notice to ETO, or the holders of at least 25% in principal amount of the outstanding New ETO Notes of such series by notice to ETO and the trustee, may, and the trustee at the request of such holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the New ETO Notes of such series to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. The New ETO Indenture provides that if an Event of Default described in clause (4) above occurs, the principal of, premium, if any, and accrued and unpaid interest on the New ETO Notes will become and be immediately due and payable without any declaration of acceleration, notice or other act on the part of the trustee or any holders. However, the effect of such provision may be limited by applicable law.

The holders of a majority in principal amount of the outstanding applicable series of New ETO Notes may, by written notice to the trustee, rescind any acceleration with respect to such series and annul its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction and all existing Events of Default with respect to such series, other than the nonpayment of the principal of, premium, if any, and interest on the New ETO Notes that have become due solely by such acceleration, have been cured or waived.

Subject to the provisions of the New ETO Indenture relating to the duties of the trustee if an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the New ETO Indenture at the request or direction of any of the holders of New ETO Notes, unless such holders have offered to the trustee reasonable indemnity or security against any cost, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of New ETO Notes may pursue any remedy with respect to the New ETO Indenture or the New ETO Notes, unless:

(1)    such holder has previously given the trustee notice that an Event of Default with respect to the New ETO Notes is continuing;

(2)    holders of at least 25% in principal amount of the outstanding New ETO Notes of the applicable series have requested in writing that the trustee pursue the remedy;

(3)    such holders have offered the trustee reasonable security or indemnity against any cost, liability or expense;

(4)    the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)    the holders of a majority in principal amount of the outstanding New ETO Notes of the applicable series have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding New ETO Notes of the applicable series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee with respect to the New ETO Notes of such series. The trustee, however, may refuse to follow any direction that conflicts with law or the New ETO Indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of New ETO Notes or that would involve the trustee in personal liability.

The New ETO Indenture provides that if a Default (that is, an event that is, or after notice or the passage of time would be, an Event of Default) with respect to the New ETO Notes occurs and is continuing and is known to the trustee, the trustee must send to each holder of New ETO Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, and premium, if any, or interest on the New ETO Notes, the trustee may withhold such notice, but only if and so long as the trustee in good faith determines that withholding notice is in the interests of the holders of New ETO Notes. In addition, ETO is required to deliver to the trustee, within 120 days after the end of each fiscal year, an officers’ certificate as to compliance with all covenants under the New ETO Indenture and indicating whether the signers thereof know of any Default or Event of Default that occurred during the previous year. ETO also is required to deliver to the trustee, within 30 days after the occurrence thereof, an officers’ certificate specifying any Default or Event of Default, its status and what action ETO is taking or proposes to take in respect thereof.

Amendments and Waivers

Amendments of the New ETO Indenture may be made by ETO, the Subsidiary Guarantors, if any, and the trustee with the written consent of the holders of a majority in principal amount of the then outstanding New ETO Notes of the affected series (including consents obtained in connection with a tender offer or exchange offer for debt securities). However, without the consent of each holder of an affected note, no amendment may, among other things:

(1)    reduce the percentage in principal amount of New ETO Notes whose holders must consent to an amendment;

(2)    reduce the rate of or extend the time for payment of interest on any note;

(3)    reduce the principal of or extend the stated maturity of any note;

(4)    reduce the premium payable upon the redemption of any note as described above under “—Optional Redemption;”

(5)    change any obligation of ETO or any Subsidiary Guarantor to pay additional amounts with respect to any note;

(6)    make any New ETO Notes payable in money other than U.S. dollars;

(7)    impair the right of any holder to receive payment of the principal of and premium, if any, and interest on such holder’s note or to institute suit for the enforcement of any payment on or with respect to such holder’s note;

(8)    waive a continuing Default or Event of Default in the payment of principal and premium, if any, and interest with respect to such holder’s note;

(9)    make any change in the amendment provisions which require each holder’s consent or in the waiver provisions;

(10)    release any security that may have been granted in respect of the New ETO Notes other than in accordance with the New ETO Indenture; or

(11)    release the guarantee of any Subsidiary Guarantor other than in accordance with the New ETO Indenture or modify its guarantee in any manner adverse to the holders.

The holders of a majority in principal amount of the outstanding New ETO Notes of any series may waive compliance by ETO with certain restrictive covenants on behalf of all holders of New ETO Notes of such series, including those described under “—Certain Covenants—Limitations on Liens” and “—Certain Covenants—

Restriction on Sale-Leasebacks.” The holders of a majority in principal amount of the outstanding New ETO Notes of any series, on behalf of all such holders, may waive any past or existing default or Event of Default with respect to the New ETO Notes of such series (including any such waiver obtained in connection with a tender offer or exchange offer for the notes), except a default or Event of Default in the payment of principal, premium or interest or in respect of a provision that under the New ETO Indenture cannot be modified or amended without the consent of the holder of each outstanding note affected. A waiver by the holders of New ETO Notes of any series of compliance with a covenant, a default or an Event of Default will not constitute a waiver of compliance with such covenant or such default or Event of Default with respect to any other series of debt securities issued under the New ETO Indenture to which such covenant, default or Event of Default applies.

Without the consent of any holder, ETO, the Subsidiary Guarantors, if any, and the trustee may amend the New ETO Indenture to:

(1)    cure any ambiguity, omission, defect or inconsistency;

(2)    provide for the assumption by a successor of the obligations of ETO under the New ETO Indenture;

(3)    provide for uncertificated New ETO Notes in addition to or in place of certificated notes;

(4)    provide for the addition of any Subsidiary as a Subsidiary Guarantor, or to reflect the release of any Subsidiary Guarantor, in either case as provided in the New ETO Indenture;

(5)    secure the New ETO Notes or a guarantee;

(6)    comply with any requirement in order to effect or maintain the qualification of the New ETO Indenture under the Trust Indenture Act;

(7)    add to the covenants of ETO or any Subsidiary Guarantor for the benefit of the holders or surrender any right or power conferred upon ETO or any Subsidiary Guarantor;

(8)    add any additional Events of Default;

(9)    make any change that does not adversely affect the rights under the New ETO Indenture of any holder;

(10)    supplement any of the provisions of the New ETO Indenture to facilitate the defeasance and discharge of the New ETO Notes pursuant to the terms of the New ETO Indenture;

(11)    comply with any requirement of the SEC in connection with the qualification of the New ETO Indenture under the Trust Indenture Act;

(12)    conform the text of the New ETO Indenture or a guarantee to any provision of this “Description of the New ETO Notes” to the extent that such text of the New ETO Indenture or the guarantee was intended to reflect such provision of this “Description of the New ETO Notes;” and

(13)    provide for a successor trustee.

The consent of the holders is not necessary under the New ETO Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment with the consent of the holders under the New ETO Indenture becomes effective, ETO is required to mail to all holders of New ETO Notes a notice briefly describing such amendment. However, the failure to give such notice to all such holders, or any defect therein, will not impair or affect the validity of the amendment.

Defeasance and Discharge

ETO at any time may terminate all its obligations under the New ETO Indenture as they relate to the New ETO Notes of any series (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer of or exchange the New ETO Notes, to replace mutilated, destroyed, lost or stolen New ETO Notes and to maintain a registrar and paying agent in respect of the New ETO Notes.

ETO at any time may terminate its obligations under the covenants described under “—Certain Covenants” (other than “Merger, Consolidation or Sale of Assets”) and the bankruptcy provisions with respect to each Subsidiary Guarantor, the guarantee provision and the cross-acceleration provision described under “—Events of Default” above with respect to the New ETO Notes of any series (“covenant defeasance”).

ETO may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If ETO exercises its legal defeasance option, payment of the New ETO Notes of the applicable series may not be accelerated because of an Event of Default. If ETO exercises its covenant defeasance option for the a series of the New ETO Notes, payment of the New ETO Notes of the applicable series may not be accelerated because of an Event of Default specified in clause (3), (4) (with respect only to a Subsidiary Guarantor), (5) or (6) under “—Events of Default” above. If ETO exercises either its legal defeasance option or its covenant defeasance option, each guarantee will terminate with respect to the New ETO Notes of the applicable series and any security that may have been granted with respect to the New ETO Notes of the applicable series will be released.

In order to exercise either defeasance option, ETO must irrevocably deposit in trust (the “defeasance trust”) with the trustee money, U.S. Government Obligations (as defined in the New ETO Indenture) or a combination thereof for the payment of principal, premium, if any, and interest on the New ETO Notes of the applicable series to redemption or stated maturity, as the case may be, and must comply with certain other conditions, including delivery to the trustee of an opinion of counsel (subject to customary exceptions and exclusions) to the effect that holders of the New ETO Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

In the event of any legal defeasance, holders of the New ETO Notes of the applicable series would be entitled to look only to the trust fund for payment of principal of and any premium and interest on their New ETO Notes until maturity.

Although the amount of money and U.S. Government Obligations on deposit with the trustee would be intended to be sufficient to pay amounts due on the New ETO Notes at the time of their stated maturity, if ETO exercises its covenant defeasance option for the New ETO Notes and the New ETO Notes are declared due and payable because of the occurrence of an Event of Default, such amount may not be sufficient to pay amounts due on the New ETO Notes at the time of the acceleration resulting from such Event of Default. ETO would remain liable for such payments, however.

In addition, ETO may discharge all its obligations under the New ETO Indenture with respect to the New ETO Notes of any series, other than its obligation to register the transfer of and exchange notes, provided that either:

•	it delivers all outstanding New ETO Notes of such series to the trustee for cancellation; or

•

all such New ETO Notes not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are called for redemption within one year, and in the case of this bullet point, it has deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such New ETO Notes, including interest to the stated maturity or applicable redemption date.

Book-Entry; Delivery and Form

Except as set forth below, the New ETO Notes will be issued in registered global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of that amount. The New ETO Notes will initially be represented by one or more fully registered global notes, which we refer to collectively as the “global notes.” Each such global note will be deposited upon issuance with the trustee as custodian for the DTC in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

The following are summaries of certain rules and operating procedures of DTC that affect the payment of principal and interest and the transfers of interests in the global notes. The New ETO Notes will be issued only in the form of definitive global securities that will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC. Unless and until they are exchanged in whole or in part for notes in definitive form under the limited circumstances described below, a global note may not be transferred except as a whole (1) by DTC to a nominee, (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor. Accountholders in the Euroclear or Clearstream Banking clearance systems may hold beneficial interests in the New ETO Notes through the accounts that each of these systems maintain as participants in DTC.

Ownership of beneficial interests in the global notes will be limited to persons that have accounts with DTC for such global notes, who we refer to as participants, or persons that may hold interests through participants. Upon the issuance of the global notes, DTC will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the New ETO Notes represented by such global notes beneficially owned by such participants.

Ownership of beneficial interests in the global notes will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of participants). Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in the global notes, except in the event that use of the book-entry system for the global notes is discontinued. The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may limit or impair the ability to own, transfer or pledge beneficial interests in the global notes.

So long as DTC or its nominee is the registered owner of the global notes, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the New ETO Notes represented by such global notes for all purposes under the New ETO Indenture. Except as set forth below, owners of beneficial interests in the global notes will not be entitled to have notes represented by such global notes registered in their names, will not receive or be entitled to receive physical delivery of such New ETO Notes in certificated form and will not be considered the registered owners or holders thereof under the New ETO Indenture. Accordingly, each person owning a beneficial interest in the global notes must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the New ETO Indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in any of the global notes desires to give or take any action that a holder is entitled to give or take under the New ETO Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or to take such action or would otherwise act upon the instructions of beneficial owners holding through them.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the global notes, such as redemptions, tenders, defaults, and proposed amendments to the New ETO Notes. Beneficial owners may ascertain that the nominee holding the global notes for their benefit has agreed to obtain and transmit notices to beneficial owners or beneficial owners may provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Principal and interest payments on interests represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner of such global notes. None of ETO, the Trustee any other agent of ETO or agent of the Trustee will have any responsibility or liability for any facet of the records relating to or payments made on account of beneficial ownership of interests. We expect that DTC, upon receipt of any payment of principal or interest in respect of the global notes, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in such global notes as shown on the records of DTC. We also expect that payments by participants to owners of beneficial interests in the global notes held through such participants will be governed by standing customer instructions and customary practice, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

If DTC is at any time unwilling or unable to continue as depository for the global notes of any series, and we fail to appoint a successor depository registered as a clearing agency under the Exchange Act within 90 days, we will issue New ETO Notes of that series in definitive form in exchange for the global notes. Any New ETO Notes issued in definitive form in exchange for such global notes will be registered in such name or names, and will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof as DTC shall instruct the Trustee. It is expected that such instructions will be based upon directions received by DTC from participants with respect to ownership of beneficial interests in the global notes.

DTC

DTC has advised us that DTC is a limited purpose trust company organized under the Banking Law of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) directly or indirectly own DTC. Access to the DTC book-entry system is also available to others, such as banks, brokers and dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Clearstream

We understand that Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (‘‘Clearstream Participants’’) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream’s U.S. participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Euroclear

We understand that Euroclear was created in 1968 to hold securities for participants of Euroclear (‘‘Euroclear Participants’’) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing, and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A/N.V. (the ‘‘Euroclear Operator’’), under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (the ‘‘Euroclear Terms and Conditions’’), and applicable Belgian law. The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Same Day Settlement and Payment

All payments of principal and interest on the New ETO Notes will be made by ETO in immediately available funds. The New ETO Notes will trade in DTC’s Same-Day Funds Settlement System until maturity, and secondary market trading activity in the New ETO Notes will therefore be required by DTC to settle in immediately available funds.

Concerning the Trustee

The New ETO Indenture contains certain limitations on the right of the trustee, should it become our creditor, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in certain other transactions. However, if it acquires any conflicting interest within the meaning of the Trust Indenture Act after a default has occurred and is continuing, it must eliminate the conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.

If an Event of Default occurs and is not cured or waived, the trustee is required to exercise such of the rights and powers vested in it by the New ETO Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will not be under any obligation to exercise any of its rights or powers under the New ETO Indenture at the request of any of the holders of New ETO Notes unless they have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities it may incur.

U.S. Bank National Association is the trustee under the New ETO Indenture and has been appointed by ETO as registrar and paying agent with regard to the New ETO Notes. The trustee’s address is 8 Greenway Plaza, Suite 1100, Houston, Texas 77046. The trustee and its affiliates maintain commercial banking and other relationships with ETO.

No Personal Liability of Directors, Officers, Employees, Limited Partners and Members

The directors, officers, employees, limited partners and members of ETO, the General Partner and Energy Transfer Partners, L.L.C. will not have any personal liability for our obligations under the New ETO Indenture or the New ETO Notes. Each holder of New ETO Notes, by accepting a note, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the New ETO Notes.

Governing Law

The New ETO Indenture and the New ETO Notes are governed by, and will be construed in accordance with, the laws of the State of New York.

Certain Definitions

“Attributable Indebtedness,” when used with respect to any Sale-Leaseback Transaction, means, as at the time of determination, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale-Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease that is terminable by the lessee upon the payment of a penalty or other termination payment, such amount shall be the lesser of the amount determined assuming termination upon the first date such lease may be terminated (in which case the amount shall also include the amount of the penalty or termination payment, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the amount determined assuming no such termination.

“Consolidated Net Tangible Assets” means, at any date of determination, the total amount of assets of ETO and its consolidated Subsidiaries after deducting therefrom:

(1)    all current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than twelve months after the time as of which the amount thereof is being computed, and (B) current maturities of long-term debt); and

(2)    the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of ETO and its consolidated Subsidiaries for ETO’s most recently completed fiscal quarter for which financial statements have been filed with the SEC, prepared in accordance with generally accepted accounting principles.

“Credit Agreement” means the Credit Agreement, dated as of December 1, 2017, among ETO, Wells Fargo Bank, National Association, as Administrative Agent, and the other agents and lenders party thereto, and as further amended, restated, refinanced, replaced or refunded from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute.

“General Partner” means Energy Transfer Partners GP, L.P., a Delaware limited partnership, and its successors as general partner of ETO.

“Indebtedness” of any Person at any date means any obligation created or assumed by such Person for the repayment of borrowed money or any guaranty thereof.

“Permitted Liens” means:

(1)    liens upon rights-of-way for pipeline purposes;

(2)    easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of real property or minor imperfections in title thereto and which do not in the aggregate materially adversely affect the value of the properties encumbered thereby or materially impair their use in the operation of the business of ETO and its Subsidiaries;

(3)    rights reserved to or vested by any provision of law in any municipality or public authority to control or regulate any of the properties of ETO or any Subsidiary or the use thereof or the rights and interests of ETO or any Subsidiary therein, in any manner under any and all laws;

(4)    rights reserved to the grantors of any properties of ETO or any Subsidiary, and the restrictions, conditions, restrictive covenants and limitations, in respect thereto, pursuant to the terms, conditions and provisions of any rights-of-way agreements, contracts or other agreements therewith;

(5)    any statutory or governmental lien or lien arising by operation of law, or any mechanics’, repairmen’s, materialmen’s, suppliers’, carriers’, landlords’, warehousemen’s or similar lien incurred in the ordinary course of business which is not more than sixty (60) days past due or which is being contested in good faith by appropriate proceedings and any undetermined lien which is incidental to construction, development, improvement or repair;

(6)    any right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property;

(7)    liens for taxes and assessments which are (a) for the then current year, (b) not at the time delinquent, or (c) delinquent but the validity or amount of which is being contested at the time by ETO or any of its Subsidiaries in good faith by appropriate proceedings;

(8)    liens of, or to secure performance of, leases, other than capital leases;

(9)    any lien in favor of ETO or any Subsidiary;

(10)    any lien upon any property or assets of ETO or any Subsidiary in existence on the date of the initial issuance of the New ETO Notes;

(11)    any lien incurred in the ordinary course of business in connection with workmen’s compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations;

(12)    liens in favor of any person to secure obligations under provisions of any letters of credit, bank guarantees, bonds or surety obligations required or requested by any governmental authority in connection with any contract or statute, provided that such obligations do not constitute Indebtedness; or any lien upon or deposits of any assets to secure performance of bids, trade contracts, leases or statutory obligations, and other obligations of a like nature incurred in the ordinary course of business;

(13)    any lien upon any property or assets created at the time of acquisition of such property or assets by ETO or any of its Subsidiaries or within one year after such time to secure all or a portion of the purchase price for such property or assets or debt incurred to finance such purchase price, whether such debt was incurred prior to, at the time of or within one year after the date of such acquisition;

(14)    any lien upon any property or assets to secure all or part of the cost of construction, development, repair or improvements thereon or to secure Indebtedness incurred prior to, at the time of, or within one year after completion of such construction, development, repair or improvements or the commencement of full operations thereof (whichever is later), to provide funds for any such purpose;

(15)    any lien upon any property or assets existing thereon at the time of the acquisition thereof by ETO or any of its Subsidiaries and any lien upon any property or assets of a Person existing thereon at the time such Person becomes a Subsidiary of ETO by acquisition, merger or otherwise; provided that, in each case, such lien only encumbers the property or assets so acquired or owned by such Person at the time such Person becomes a Subsidiary;

(16)    liens imposed by law or order as a result of any proceeding before any court or regulatory body that is being contested in good faith, and liens which secure a judgment or other court-ordered award or settlement as to which ETO or the applicable Subsidiary has not exhausted its appellate rights;

(17)    any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancing, refunding or replacements) of liens, in whole or in part, referred to in clauses (1) through (16) above; provided, however, that any such extension, renewal, refinancing, refunding or replacement lien shall be limited to the property or assets covered by the lien extended, renewed, refinanced, refunded or replaced and that the obligations secured by any such extension, renewal, refinancing, refunding or replacement lien shall be in an amount not greater than the amount of the obligations secured by the lien extended, renewed, refinanced, refunded or replaced and any expenses of ETO or its Subsidiaries (including any premium) incurred in connection with such extension, renewal, refinancing, refunding or replacement; or

(18)    any lien resulting from the deposit of moneys or evidence of indebtedness in trust for the purpose of defeasing Indebtedness of ETO or any of its Subsidiaries.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal Property” means, whether owned or leased on the date of the initial issuance of the New ETO Notes or thereafter acquired:

(1)    any pipeline assets of ETO or any of its Subsidiaries, including any related facilities employed in the gathering, transportation, distribution, storage or marketing of natural gas, refined petroleum products, natural gas liquids and petrochemicals, that are located in the United States of America or any territory or political subdivision thereof; and

(2)    any processing, compression, treating, blending or manufacturing plant or terminal owned or leased by ETO or any of its Subsidiaries that is located in the United States or any territory or political subdivision thereof, except in the case of either of the preceding clause (1) or this clause (2):

(i)	any such assets consisting of inventories, furniture, office fixtures and equipment (including data processing equipment), vehicles and equipment used on, or useful with, vehicles; and

(ii)

any such assets which, in the opinion of the board of directors of the general partner of the General Partner are not material in relation to the activities of ETO and its Subsidiaries taken as a whole.

“Restricted Subsidiary” means any Subsidiary owning or leasing, directly or indirectly through ownership in another Subsidiary, any Principal Property.

“Subsidiary” means, with respect to any Person, any corporation, association or business entity of which more than 50% of the total voting power of the equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof or any partnership of which more than 50% of the partners’ equity interests (considering all partners’ equity interests as a single class) is, in each case, at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof.

“Subsidiary Guarantor” means each Subsidiary of ETO that guarantees the New ETO Notes pursuant to the terms of the New ETO Indenture but only so long as such Subsidiary is a guarantor with respect to the New ETO Notes on the terms provided for in the New ETO Indenture.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of certain U.S. federal income tax considerations for U.S. Holders and Non-U.S. Holders (each as defined below and collectively referred to as “Holders”) of the Exchange Offers, the Consent Solicitations, and the ownership and disposition of any New ETO Notes received in connection with the Exchange Offers, but does not purport to be a complete analysis of all potential U.S. federal income tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the Exchange Offers, the Consent Solicitations, and the ownership and disposition of any New ETO Notes received in connection with the Exchange Offers.

This discussion is limited to Holders that have held the Existing ET Notes, and will hold any New ETO Notes received in connection with the Exchange Offers, as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons holding the Existing ET Notes or the New ETO Notes as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations and investors in S corporations;

•	entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt entities or governmental organizations;

•

persons subject to special tax accounting rules as a result of any item of gross income with respect to the Existing ET Notes or the New ETO Notes being taken into account in an applicable financial statement; and

•	persons deemed to sell the Existing ET Notes or the New ETO Notes under the constructive sale provisions of the Code.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Existing ET Notes or any New ETO Notes, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding Existing ET Notes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences of the Exchange Offers, the Consent Solicitations, and the ownership and disposition of any New ETO Notes received in connection with the Exchange Offers.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE EXCHANGE OFFERS, THE CONSENT SOLICITATIONS, AND THE OWNERSHIP AND DISPOSITION OF ANY NEW ETO NOTES RECEIVED IN CONNECTION WITH THE EXCHANGE OFFERS ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Tax Consequences to Tendering U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Existing ET Notes or New ETO Notes that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity that is taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person.

General Consequences of the Exchange Offers

The exchange of Existing ET Notes for New ETO Notes pursuant to the Exchange Offers will be treated as an “exchange” of such Existing ET Notes for different debt for U.S. federal income tax purposes if such exchange results in a “significant modification” of the Existing ET Notes.

Under applicable Treasury Regulations, the modification of the terms of a debt instrument (including pursuant to an exchange of a new debt instrument for the existing debt instrument) generally is a significant modification if, based on all of the facts and circumstances and taking into account all modifications of the debt instrument, the legal rights or obligations that are altered and the degree to which they are altered is “economically significant.” A modification that adds, deletes, or alters customary accounting or financial covenants is not a significant modification. A modification that results in the substitution of a new obligor on a recourse debt instrument is a significant modification unless certain enumerated exceptions apply.

Based on such applicable Treasury Regulations, we believe, and the remainder of this discussion assumes, that none of the enumerated exceptions referenced in the preceding sentence apply and that an exchange of Existing ET Notes tendered for New ETO Notes will be treated as an “exchange” of such Existing ET Notes for different debt for U.S. federal income tax purposes.

A U.S. Holder who tenders Existing ET Notes for New ETO Notes would generally recognize gain or loss in an amount equal to the difference between (i) the amount realized on the exchange and (ii) the U.S. Holder’s adjusted tax basis in the Existing ET Notes tendered therefore. The amount realized on the exchange will be equal to the aggregate “issue price” of the New ETO Notes received by the U.S. Holder (determined as described below under “Ownership and Disposition of New ETO Notes by U.S. Holders—Issue Price”) plus any cash payment in respect of any fractional portion of New ETO Notes. A U.S. Holder’s adjusted tax basis in an Existing ET Note generally will be equal to the cost of the Existing ET Note, increased by market discount, if any, previously included in the U.S. Holder’s income with respect to the Existing ET Note (pursuant to an election to include market discount in income currently as it accrues), and reduced (but not below zero) by any amortizable bond premium that an electing U.S. Holder has previously amortized. Market discount is generally the excess, if any, of the stated principal amount of an Existing ET Note over the U.S. Holder’s initial tax basis in the Existing ET Note, if such excess equals or exceeds a de minimis amount. Amortizable bond premium is generally defined as the excess of a U.S. Holder’s tax basis in an Existing ET Note immediately after its acquisition by such U.S. Holder over the Existing ET Note’s stated redemption price at maturity. A U.S. Holder’s initial tax basis in the New ETO Note will be the issue price of the New ETO Note (as described below under “Ownership and Disposition of New ETO Notes by U.S. Holders—Issue Price”), and the holding period for the New ETO Note will begin the day after the exchange.

Any gain or loss that a U.S. Holder recognizes upon the exchange of an Existing ET Note for a New ETO Note will generally be capital gain or loss, except to the extent that any gain is treated as ordinary income under the market discount rules. A U.S. Holder that recognizes gain on the exchange of an Existing ET Note pursuant to the Exchange Offers must treat such gain as ordinary income rather than as capital gain to the extent of the accrued market discount on the Existing ET Note, unless the U.S. Holder previously elected to include the market discount in income as it accrued. In addition, a U.S. Holder will recognize ordinary interest income on the amount of accrued and unpaid interest on the Existing ET Notes tendered at the time of the exchange (“Existing ET Note Pre-Issuance Accrued Interest”) that has not previously been included in income, although such amount will not be again included in income when actually paid. Capital gain is generally taxable at preferential rates to non-corporate U.S. Holders, including individuals, whose holding period in an Existing ET Note is greater than one year. The deductibility of capital losses is subject to limitations.

As described above in “Description of the Exchange Offers and Consent Solicitations—The Exchange Offers,” the New ETO Notes will only be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, which could result in a U.S. Holder receiving cash in lieu of a fractional portion of New ETO Notes. The U.S. federal income tax treatment of cash paid in lieu of a fractional portion of New ETO Notes is somewhat unclear. Although the matter is not free from doubt, we intend to take the position that any cash paid in lieu of a fractional portion of New ETO Notes in the Exchange Offers will be treated for U.S. federal income tax purposes as an additional amount received in exchange for the sale or other disposition of Existing ET Notes, in the same manner as other consideration received in exchange for Existing ET Notes as described above.

It is possible the IRS may not agree with our intended treatment of the exchange described above. For example, an exchange of an Existing ET Note for a New ETO Note may not be treated as an “exchange” of an Existing ET Note for different debt for U.S. federal income tax purposes, in which case the applicable U.S. Holder would generally not recognize any gain or loss. U.S. Holders should consult their tax advisors regarding the tax treatment of participating in the Exchange Offers.

Ownership and Disposition of New ETO Notes by U.S. Holders

Issue Price

The “issue price” of the New ETO Notes will be determined based on whether the New ETO Notes or the Existing ET Notes are considered “publicly traded” for U.S. federal income tax purposes. If the New ETO Notes are considered to be publicly traded, the issue price of the New ETO Notes will equal their fair market value as of the date the New ETO Notes are issued, excluding the amount of any Existing ET Note Pre-Issuance Accrued Interest. If the New ETO Notes are not considered to be publicly traded but the Existing ET Notes are considered to be publicly traded, then the issue price of the New ETO Notes generally would be determined by reference to the fair market value of the Existing ET Notes. We expect that the New ETO Notes will be considered to be “publicly traded” and that accordingly the issue price of the New ETO Notes will be determined based on the fair market value of the New ETO Notes as of the date the New ETO Notes are issued. After consummation of the Exchange Offers, ETO will make available the issue price of the New ETO Notes issued in connection with the Exchange Offers. The rules regarding the issue price of the New ETO Notes are complex. Accordingly, U.S. Holders participating in the Exchange Offers should consult their tax advisors regarding the application of the rules described above.

Stated Interest

Subject to the next sentence, interest paid or accrued on a New ETO Note received in exchange for an Existing ET Note generally will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s method of tax accounting for U.S. federal income tax purposes. However, any portion of the first payment of interest on a New ETO Note that is attributable to Existing ET Note Pre-Issuance Accrued Interest will generally be treated as a non-taxable return of principal.

Original Issue Discount

Some or all of the New ETO Notes may be issued with original issue discount (“OID”) for U.S. federal income tax purposes. Subject to the de minimis OID rule described below, the amount of OID on a New ETO Note is its “stated redemption price at maturity” minus its “issue price” (as defined above).

The stated redemption price at maturity of a New ETO Note is the total of all payments to be made under the New ETO Note other than “qualified stated interest.” Qualified stated interest, generally, is stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate or at certain floating rates. The stated interest on the New ETO Notes is expected to qualify as qualified stated interest, and therefore the stated redemption price at maturity of the New ETO Notes is expected to be equal to the principal amount of the New ETO Notes. The amount of OID on a New ETO Note will be considered de minimis and generally ignored if it is less than 0.25 percent (or 1⁄4 of 1 percent) of the stated redemption price at maturity (which, as discussed above, is their principal amount), multiplied by the number of complete years from the issue date of the New ETO Note to the maturity date of the New ETO Note.

If a New ETO Note is issued with OID, then:

•	A U.S. Holder must generally include the total amount of OID in gross income as ordinary income over the life of the New ETO Note;

•

A U.S. Holder must include OID in income as it accrues, even if such Holder is on the cash method of accounting for U.S. federal income tax purposes. This means U.S. Holders are required to include OID in income and pay tax on that income, generally before receiving cash that corresponds to that income; and

•

OID accrues on the New ETO Note on a “constant yield” basis, which takes into account the compounding of interest. Under this method, a U.S. Holder generally will be required to include in income increasing amounts of OID in successive accrual periods.

A U.S. Holder may elect to treat all interest (including stated interest) on a New ETO Note that is issued with OID as OID and calculate the amount includible in gross income under the constant yield method described above. This election is made for the taxable year in which the U.S. Holder acquired the New ETO Note and may not be revoked without the consent of the IRS.

The rules regarding OID are complex. Accordingly, U.S. Holders participating in the Exchange Offers should consult their tax advisors regarding the application of the rules described above.

Bond Premium

If a U.S. Holder’s initial tax basis in a New ETO Note exceeds such New ETO Note’s stated redemption price at maturity, the New ETO Note will be treated as acquired by such U.S. Holder with bond premium. In such case, the U.S. Holder will not be required to accrue any OID on such New ETO Note. Generally, a U.S. Holder may elect to amortize such bond premium (or, if it results in a smaller premium, an amount computed with reference to the amount payable on an earlier call date) as an offset to interest income in respect of a New ETO Note, using a constant yield method as prescribed under the applicable Treasury Regulations, over the remaining term of the New ETO Note. A U.S. Holder that elects or has elected to amortize bond premium must reduce its basis in a New ETO Note by the amount of premium used to offset interest. An election to amortize bond premium, once made, applies to all debt instruments held or subsequently acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applied and may not be revoked without the consent of the IRS.

U.S. Holders should consult their tax advisors regarding the availability and impact of premium for U.S. federal income tax purposes.

Sale or Other Taxable Disposition

A U.S. Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a New ETO Note. The amount of such gain or loss will generally equal the difference, if any, between the amount received for the New ETO Note in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in the New ETO Note. In general, a U.S. Holder’s adjusted tax basis in a New ETO Note will be its initial tax basis in the New ETO Note, increased by any accrued OID previously included in the U.S. Holder’s income with respect to the New ETO Note, and reduced (but not below zero) by any amortizable bond premium with respect to the New ETO Note that an electing U.S. Holder has previously amortized. Any gain or loss on the taxable disposition of a New ETO Note will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has a holding period with respect to the New ETO Note of more than one year at the time of sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by non-corporate U.S. Holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

Tax Consequences to Tendering Non-U.S. Holders

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of Existing ET Notes or New ETO Notes that, for U.S. federal income tax purposes, is an individual, corporation, estate or trust that is not a U.S. Holder.

Exchange of Existing ET Notes Pursuant to the Exchange Offers

The same tax principles that apply to U.S. Holders will generally apply to Non-U.S. Holders in determining the U.S. federal income tax consequences of the exchange of Existing ET Notes for New ETO Notes. A Non-U.S. Holder generally will not recognize any gain that a U.S. Holder would be required to recognize on an exchange of an Existing ET Note for a New ETO Note (as described in “Tax Consequences to Tendering U.S. Holders—General Consequences of the Exchange Offers” above) unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, in which case the gain generally will be subject to tax in the same manner as effectively connected interest income as described below under “Ownership and Disposition of New ETO Notes by Non-U.S. Holders—Payments of Interest and OID”; or

•

the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of disposition and certain other conditions are met, in which case the gain (reduced by certain U.S.-source capital losses) will be subject to tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty).

Any amount received by a Non-U.S. Holder that is attributable to accrued and unpaid interest on an Existing ET Note generally will be taxable in the same manner as described below under “Ownership and Disposition of New ETO Notes by Non-U.S. Holders—Payments of Interest and OID.”

Ownership and Disposition of New ETO Notes by Non-U.S. Holders

Payments of Interest and OID

Subject to the discussion of backup withholding and FATCA below, interest (including, for purposes of this discussion of Non-U.S. Holders, both interest and any OID) paid on a New ETO Note to a Non-U.S. Holder that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax, or withholding tax, provided that:

•	the Non-U.S. Holder does not directly, indirectly or constructively own 10% or more of ETO’s capital or profits interests;

•	the Non-U.S. Holder is not a “controlled foreign corporation” related to ETO through actual or constructive capital or profits interest ownership; and

•

either (1) the Non-U.S. Holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the New ETO Note on behalf of the Non-U.S. Holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement under penalties of perjury that such Holder is not a United States person and provides a copy of such statement to the applicable withholding agent; or (3) the Non-U.S. Holder holds its New ETO Note directly through a “qualified intermediary” (within the meaning of applicable Treasury Regulations) and certain conditions are satisfied.

If a Non-U.S. Holder does not satisfy the requirements above, interest paid to such Non-U.S. Holder that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States will generally be subject to a U.S. federal withholding tax of 30% (or such lower rate specified by an applicable income tax treaty). To claim an exemption from or reduction of such withholding tax under an applicable income tax treaty, the Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is established.

If interest paid to a Non-U.S. Holder is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above unless an applicable income tax treaty provides otherwise. To claim the exemption, the Non-U.S. Holder generally must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a New ETO Note is not subject to withholding tax because it is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States.

Any effectively connected interest generally will be subject to U.S. federal income tax at the regular graduated rates in the same manner as if the Non-U.S. Holder were a U.S. Holder, unless an applicable income tax treaty provides otherwise. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits, as adjusted for certain items.

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Taxable Disposition

Subject to the discussion of backup withholding below, a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax on any gain recognized upon the sale, exchange, redemption, retirement or other taxable disposition of a New ETO Note unless certain exceptions apply, as described above under “Tax Consequences to Tendering Non-U.S. Holders—Exchange of Existing ET Notes Pursuant to the Exchange Offers.” Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Tax Consequences to Non-Tendering Holders

The tax treatment of a Holder of an Existing ET Note that does not tender pursuant to the Exchange Offers (a “Non-Tendering Holder”) will depend on whether the adoption of the Proposed Amendments results in a “significant modification” of the Existing ET Note, and thus a deemed exchange of such Existing ET Note, for U.S. federal income tax purposes.

Applying the Treasury Regulations governing significant modifications discussed above under “Tax Consequences to Tendering U.S. Holders—General Consequences of the Exchange Offers,” though not free from doubt, we believe and intend to take the position that the adoption of the Proposed Amendments will not result in a significant modification of the Existing ET Notes, and, as a result, not result in a taxable event for Non-Tendering Holders. However, there is no assurance that the IRS would agree with our intended treatment. If the Proposed Amendments cause a significant modification, the resulting deemed exchange would be taxable to a Non-Tendering Holder, in the case of a U.S. Holder, in the manner described above under “Tax Consequences to Tendering U.S. Holders—General Consequences of the Exchange Offers,” and, in the case of a Non.-U.S. Holder, in the manner described above under “Tax Consequences to Tendering Non-U.S. Holders—Exchange of Existing ET Notes Pursuant to the Exchange Offers.” In addition, if there is a deemed exchange, a Non-Tendering Holder could be treated as acquiring the modified Existing ET Notes with OID. Non-Tendering Holders should consult their own tax advisors as to the consequences to them of the adoption of the Proposed Amendments, including the amount and character of any gain or loss that they might recognize for U.S. federal income tax purposes if the adoption of the Proposed Amendments were treated as a taxable transaction.

Information Reporting and Backup Withholding

U.S. Holders

A U.S. Holder may be subject to information reporting and backup withholding when such Holder receives payments of stated interest on an Existing ET Note or interest on a New ETO Note, accrues any OID on a New ETO Note or receives proceeds from a sale or other taxable disposition of an Existing ET Note or a New ETO Note (including the redemption or retirement of a New ETO Note). Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such Holder is not otherwise exempt and:

•	the Holder fails to furnish the Holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	the Holder furnishes an incorrect taxpayer identification number;

•	the applicable withholding agent is notified by the IRS that the Holder is subject to backup withholding because it previously failed to properly report payments of interest or dividends; or

•

the Holder fails to certify under penalties of perjury that the Holder has furnished a correct taxpayer identification number and that the IRS has not notified the Holder that the Holder is subject to backup withholding.

Non-U.S. Holders

Payments of interest or any OID to a Non-U.S. Holder generally will not be subject to backup withholding, provided the Holder certifies its non-U.S. status as described above under “Ownership and Disposition of New ETO Notes by Non-U.S. Holders—Payments of Interest and OID.” However, information returns are required to be filed with the IRS in connection with interest or any OID to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of a sale or other taxable disposition of an Existing ET Note or a New ETO Note (including the redemption or retirement of a New ETO Note) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the statement described above or the Holder otherwise establishes an exemption. Proceeds of a disposition of an Existing ET Note or a New ETO Note paid outside the United States and conducted through a non-U.S. office of a non-U.S. broker without specified connections to the United States generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

General

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities (whether such institutions or other entities are the beneficial owner or an intermediary). Specifically, a 30% withholding tax may be imposed on payments of interest (including any OID) on a note paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA currently applies to payments of interest on a note, such as an Existing ET Note or a New ETO Note. However, FATCA withholding generally does not apply to payments with respect to notes that were outstanding before July 1, 2014. Existing ET 2020 Notes and Existing ET 2024 Notes not tendered in the Exchange Offers, if the Proposed Amendments do not cause a significant modification, may qualify for such grandfathering (but the Existing ET 2023 Notes and Existing ET 2027 Notes not tendered in the Exchange Offers and the New ETO Notes will not so qualify). However, given the uncertainty surrounding the significant modification issues, Holders should consult their tax advisors regarding the potential application of withholding under FATCA on the Existing ET 2020 Notes and Existing ET 2024 Notes not tendered in the Exchange Offers.

CERTAIN ERISA CONSIDERATIONS

The following summary regarding certain aspects of ERISA, and the Code is based on ERISA and the Code, judicial decisions and United States Department of Labor and IRS regulations and rulings that are in existence on the date of this prospectus. This summary is general in nature and does not address every issue pertaining to ERISA or the Code that may be applicable to us, the New ETO Notes or a particular investor. Accordingly, each prospective investor should consult with his, her or its own counsel in order to understand the issues relating to ERISA and the Code that affect or may affect the investor with respect to this investment.

ERISA and the Code impose certain requirements on employee benefit plans that are subject to Title I of ERISA and plans subject to Section 4975 of the Code (each such employee benefit plan or plan, a “Plan”), on entities whose underlying assets include plan assets by reason of a Plan’s investment in such entities and on those persons who are “fiduciaries” as defined in Section 3(21) of ERISA and Section 4975 of the Code with respect to Plans. In considering an investment of the assets of a Plan subject to Part 4 of Subtitle B of Title I of ERISA in the New ETO Notes, a fiduciary must, among other things, discharge its duties solely in the interest of the participants of such Plan and their beneficiaries and for the exclusive purpose of providing benefits to such participants and beneficiaries and defraying reasonable expenses of administering the Plan. A fiduciary must act prudently and must diversify the investments of a Plan subject to Part 4 of Subtitle B of Title I of ERISA so as to minimize the risk of large losses, as well as discharge its duties in accordance with the documents and instruments governing such Plan. In addition, ERISA generally requires fiduciaries to hold all assets of a Plan subject to Part 4 of Subtitle B of Title I of ERISA in trust and to maintain the indicia of ownership of such assets within the jurisdiction of the district courts of the United States. A fiduciary of a Plan subject to Part 4 of Subtitle B of Title I of ERISA should consider whether an investment in the New ETO Notes satisfies these requirements.

An investor who is considering acquiring the New ETO Notes with the assets of a Plan must consider whether the acquisition and holding of the New ETO Notes will constitute or result in a non-exempt prohibited transaction. Section 406(a) of ERISA and Sections 4975(c)(1)(A), (B), (C) and (D) of the Code prohibit certain transactions that involve a Plan and a “party in interest” as defined in Section 3(14) of ERISA or a “disqualified person” as defined in Section 4975(e)(2) of the Code with respect to such Plan. Examples of such prohibited transactions include, but are not limited to, sales or exchanges of property (such as the New ETO Notes) or extensions of credit between a Plan and a party in interest or disqualified person. Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Code generally prohibit a fiduciary with respect to a Plan from dealing with the assets of the Plan for its own benefit (for example when a fiduciary of a Plan uses its position to cause the Plan to make investments in connection with which the fiduciary (or a party related to the fiduciary) receives a fee or other consideration).

ERISA and the Code contain certain exemptions from the prohibited transactions described above, and the Department of Labor has issued several exemptions, although certain exemptions do not provide relief from the prohibitions on self-dealing contained in Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Code. Exemptions include Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code pertaining to certain transactions with non-fiduciary service providers; Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 95-60, applicable to transactions involving insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding investments effected by a qualified professional asset manager; and PTCE 96-23, regarding investments effected by an in-house asset manager. There can be no assurance that any of these exemptions will be available with respect to the acquisition of the New ETO Notes. Under Section 4975 of the Code, excise taxes are imposed on disqualified persons who participate in non-exempt prohibited transactions (other than a fiduciary acting only as such) and such transactions may have to be rescinded.

As a general rule, a governmental plan, as defined in Section 3(32) of ERISA (each, a “Governmental Plan”), a church plan, as defined in Section 3(33) of ERISA, that has not made an election under Section 410(d)

of the Code (each, a “Church Plan”) and a plan maintained outside the United States primarily for the benefit of persons substantially all of whom are nonresident aliens (each, a “non-U.S. Plan”) are not subject to Title I of ERISA or Section 4975 of the Code . Accordingly, assets of such plans may be invested without regard to the fiduciary and prohibited transaction considerations described above. Although a Governmental Plan, a Church Plan or a non-U.S. Plan is not subject to Title I of ERISA or Section 4975 of the Code, it may be subject to Similar Laws. A fiduciary of a Government Plan, a Church Plan or a non-U.S. Plan should consider whether investing in the New ETO Notes satisfies the requirements, if any, under any applicable Similar Law.

The New ETO Notes may be acquired by a Plan, a Governmental Plan, a Church Plan, a non-U.S. Plan or an entity whose underlying assets include the assets of a Plan, a Governmental Plan, a Church Plan or a non-U.S. Plan, but only if the acquisition will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of Similar Law. Therefore, any investor in the New ETO Notes will be deemed to represent and warrant to us and the trustee that (1)(a) it is not (i) a Plan, (ii) a Governmental Plan, (iii) a Church Plan, (iv) a non-U.S. Plan or (v) an entity whose underlying assets include the assets of a Plan (b) it is a Plan or an entity whose underlying assets include the assets of a Plan and the acquisition and holding of the New ETO Notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or (c) it is a Governmental Plan, a Church Plan, or a non-U.S. Plan that is not subject to (i) ERISA, (ii) Section 4975 of the Code or (iii) any Similar Law that prohibits or imposes excise or penalty taxes on the acquisition or holding of the New ETO Notes; and (2) it will notify us and the trustee immediately if, at any time, it is no longer able to make the representations contained in clause (1) above. Any purported transfer of the New ETO Notes to a transferee that does not comply with the foregoing requirements shall be null and void ab initio.

This offer is not a representation by us or any Dealer Manager that an acquisition of the New ETO Notes meets any or all legal requirements applicable to investments by Plans, Governmental Plans, Church Plans, non-U.S. Plans or entities whose underlying assets include the assets of a Plan, a Governmental Plan, a Church Plan or a non-U.S. Plan or that such an investment is appropriate for any particular Plan, Governmental Plan, Church Plan, non-U.S. Plan or entity whose underlying assets include the assets of a Plan.

LEGAL MATTERS

Certain legal matters with respect to the validity of the New ETO Notes will be passed upon for us by Latham & Watkins LLP, Houston, Texas. The Dealer Managers are being represented by Hunton Andrews Kurth LLP, Houston, Texas.

EXPERTS

ETO

The consolidated financial statements of Energy Transfer Operating, L.P. and subsidiaries and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

ET

The consolidated financial statements of Energy Transfer LP and subsidiaries and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

ETO and ET are subject to the informational reporting requirements of the Exchange Act. ETO and ET file annual, quarterly and other reports and other information with the SEC. Such SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. You may inspect such SEC reports and other information at our website at http://www.energytransfer.com. We do not intend for information contained in or accessible through our website to be part of this prospectus, other than documents that ETO and ET file with the SEC that are incorporated by reference in this prospectus.

INFORMATION WE INCORPORATE BY REFERENCE

We are incorporating by reference certain information that each of ETO and ET files with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus and incorporated filings.

We incorporate by reference the documents listed below that ETO and ET filed with the SEC under the Exchange Act:

•	ETO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

•	ETO’s Current Reports on Form 8-K filed with the SEC on January 4, 2019, January 10, 2019 and January 15, 2019;

•	ET’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018; and

•	ET’s Current Reports on Form 8-K filed with the SEC on January 22, 2019.

We also incorporate by reference each of the documents that ETO and ET file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of the filing of the registration statement of which this prospectus forms a part and prior to the Expiration Deadline. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of ETO’s or ET’s Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address and telephone number:

Energy Transfer Operating, L.P.

8111 Westchester Drive, Suite 600

Dallas, Texas 75225

Attention: Investor Relations

Telephone: (214) 981-0795

You may also obtain copies of these filings, at no cost, by accessing our website at www.energytransfer.com; however, the information found on our website is not considered part of this prospectus. To obtain timely delivery of any copies of filings requested, please write or telephone no later than March 15, 2019, five business days prior to the expiration of the Exchange Offers.

ENERGY TRANSFER OPERATING, L.P.

Offers to Exchange

Any and All Outstanding Notes Issued by Energy Transfer LP as listed below for up to $4,337,032,000 Aggregate Principal Amount of New Notes Issued by Energy Transfer Operating, L.P. and Related Guarantees

and

Solicitation of Consents to Amend the Indentures Governing Outstanding Notes Issued by Energy Transfer LP

PROSPECTUS

The Information Agent and Exchange Agent for the Exchange Offers and Consent Solicitations is:

Global Bondholder Services Corporation

By Regular, Registered or Certified Mail,

By Overnight Courier or By Hand

By Facsimile (For Eligible Institutions only) (212) 430-3775 Attention: Corporate Actions	65 Broadway, Suite 404 New York, New York 10006 Attention: Corporate Actions	Banks and Brokers Call: (212) 430-3774 All Others Call Toll Free (866) 924-2200

Any questions or requests for assistance may be directed to any Dealer Manager or the Information Agent at the addresses and telephone numbers set forth below. Requests for additional copies of this prospectus may be directed to the Information Agent. Holders of Existing ET Notes may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offers and Consent Solicitations.

The Dealer Managers for the Exchange Offers and the Solicitation Agents for the Consent Solicitations are:

Citigroup	J.P. Morgan	TD Securities
388 Greenwich Street, 7th Floor New York, New York 10013 Attn: Liability Management Group Collect: (212) 723-6106 Toll-Free: (800) 558-3745	J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179 Attention: Liability Management Group Collect: (212) 834-3424 Toll-Free: (866) 834-4666	TD Securities (USA) LLC 31 West 52nd Street New York, New York 10019 Attn: Liability Management Group Toll-Free: (855) 495-9846

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Officers and Directors.

Energy Transfer Operating, L.P.

As provided in the ETO partnership agreement, ETO will generally indemnify its general partner, officers, directors and affiliates of its general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events; provided, that the indemnitee will not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the indemnitee is seeking indemnification, the indemnitee acted in bad faith or engaged in fraud, wilful misconduct, or in the case of a criminal matter, acted with knowledge that the indemnitee’s conduct was unlawful. Subject to any terms, conditions or restrictions set forth in the ETO partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

Sunoco Logistics Partners Operations L.P.

The partnership agreement of SXL OpCo provides that SXL OpCo will, to the fullest extent permitted by law, but subject to the limitations expressly provided therein, indemnify and hold harmless its general partner, any Departing Partner (as defined therein), any person who is or was an affiliate of its general partner or any Departing Partner, any person who is or was a member, partner, officer, director, employee, agent or trustee of any Group Member (as defined therein), the general partner or any Departing Partner or any affiliate of any Group Member, the general partner or any Departing Partner, and any person who is or was serving at the request of the general partner or any Departing Partner or any affiliate of the general partner or any Departing Partner as an officer, director, employee, member, partner, agent, fiduciary or trustee of another person (each, a “SXL OpCo Indemnitee”) from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any SXL OpCo Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as a SXL OpCo Indemnitee, provided, that in each case the SXL OpCo Indemnitee acted in good faith and in a manner that such SXL OpCo Indemnitee reasonably believed to be in, or (in the case of a person other than the general partner) not opposed to, the best interests of SXL OpCo and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. This indemnification would under certain circumstances include indemnification for liabilities under the Securities Act. To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by a SXL OpCo Indemnitee who is indemnified pursuant to SXL OpCo’s partnership agreement in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by SXL OpCo prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by SXL OpCo of any undertaking by or on behalf of the SXL OpCo Indemnitee to repay such amount if it shall be determined that the SXL OpCo Indemnitee is not entitled to be indemnified under SXL OpCo’s partnership agreement. Any indemnification under these provisions will be only out of the assets of SXL OpCo.

To the extent that the indemnification provisions of ETO’s partnership agreement or the partnership agreement of SXL OpCo purports to include indemnification for liabilities arising under the Securities Act of 1933, as amended, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules.

(a)    Exhibits.

Reference is made to the Exhibit Index immediately preceding the signature page hereof, which Exhibit Index is hereby incorporated into this Item.

Item 22. Undertakings.

Each of the undersigned registrants hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

(iii)    Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iv)    To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertake that in a primary offering of securities of the applicable undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(6)    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)    That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(8)    That every prospectus (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)    To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

(10)    To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

(11)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the applicable registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number		Description of Exhibit

3.1	—	Certificate of Limited Partnership of Sunoco Logistics Partners L.P. (incorporated by reference to Exhibit 3.1 of Form S-1 Registration Statement filed October 22, 2001)

3.2	—	Amendment to the Certificate of Limited Partnership of Sunoco Logistics Partners L.P. dated as of August 28, 2015 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed September 1, 2015)

3.3	—	Amendment to the Certificate of Limited Partnership of Sunoco Logistics Partners L.P. dated as of April 28, 2017 (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed April 28, 2017)

3.4	—	Certificate of Merger of Streamline Merger Sub, LLC, with and into Energy Transfer Partners, L.P., dated as of October 19, 2018 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed October 19, 2018)

3.5	—	Fifth Amended and Restated Agreement of Limited Partnership of Energy Transfer Operating, L.P., dated as of October 19, 2018 (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed October 19, 2018)

3.6	—	Certificate of Limited Partnership of Sunoco Logistics Partners Operations L.P. (incorporated by reference to Exhibit 3.3 to Amendment No. 1 to Form S-1, File No. 333-71968, filed December 18, 2001)

3.7	—	First Amended and Restated Agreement of Limited Partnership of Sunoco Logistics Partners Operations L.P., dated as of February 8, 2002 (incorporated by reference to Exhibit 3.4 of Form 10-K, File No. 1-31219, filed April 1, 2002)

4.1	—	Indenture, dated as of June 8, 2018, among Energy Transfer Operating, L.P., as issuer, Sunoco Logistics Partners Operations L.P., as guarantor, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of Current Report on Form 8-K, filed June 8, 2018)

4.2*	—	Form of Third Supplemental Indenture by and among Energy Transfer Operating, L.P., as issuer, Sunoco Logistics Partners Operations L.P., as guarantor, and U.S. Bank National Association, as trustee

4.3*	—	Form of New ETO Notes (included in Exhibit 4.2 hereto)

4.4	—	Indenture, dated as of September 20, 2010 between Energy Transfer LP (formerly Energy Transfer Equity, L.P.) and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of Form 8-K, File No. 1-32740, filed by Energy Transfer LP on September 20, 2010)

4.5	—	First Supplemental Indenture, dated as of September 20, 2010 between Energy Transfer LP (formerly Energy Transfer Equity, L.P.) and U.S. Bank National Association, as trustee (including form of the notes) (incorporated by reference to Exhibit 4.15 of Form 8-K, File No. 1-32740, filed by Energy Transfer LP on September 20, 2010)

4.6	—	Second Supplemental Indenture, dated as of December 20, 2011 between Energy Transfer LP (formerly Energy Transfer Equity, L.P.) and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.3 of Form S-3, File No. 1-32740, filed by Energy Transfer LP on November 14, 2013)

4.7	—	Second Supplemental Indenture, dated as of February 16, 2012 between Energy Transfer LP (formerly Energy Transfer Equity, L.P.) and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of Form 8-K, File No. 1-32740, filed by Energy Transfer LP on February 17, 2012)

Exhibit Number		Description of Exhibit

4.8	—	Third Supplemental Indenture, dated as of April 24, 2012 between Energy Transfer LP (formerly Energy Transfer Equity, L.P.) and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 of Form 10-Q, file No. 1-32740, filed by Energy Transfer LP on August 8, 2012)

4.9	—	Fourth Supplemental Indenture, dated as of December 2, 2013 between Energy Transfer LP (formerly Energy Transfer Equity, L.P.) and U.S. Bank National Association, as trustee (including form of the notes) (incorporated by reference to Exhibit 4.2 of Form 8-K, File No. 1-32740, filed by Energy Transfer LP on December 2, 2013)

4.10	—	Fifth Supplemental Indenture, dated as of May 28, 2014 between Energy Transfer LP (formerly Energy Transfer Equity, L.P.) and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 of Form 8-K, File No. 1-32740, filed by Energy Transfer LP on May 28, 2014)

4.11	—	Sixth Supplemental Indenture, dated as of May 28, 2014 between Energy Transfer LP (formerly Energy Transfer Equity, L.P.) and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.3 of Form 8-K, File No. 1-32740, filed by Energy Transfer LP on May 28, 2014)

4.12	—	Seventh Supplemental Indenture, dated as of May 22, 2015 between Energy Transfer LP (formerly Energy Transfer Equity, L.P.) and U.S. Bank National Association, as trustee (including form of the notes) (incorporated by reference to Exhibit 4.2 of Form 8-K, File No. 1-32740, filed by Energy Transfer LP on May 22, 2015)

4.13	—	Eighth Supplemental Indenture dated as of October 18, 2017 between Energy Transfer LP (formerly Energy Transfer Equity, L.P.) and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 of Form 8-K, File No. 1-32740, filed by Energy Transfer LP on October 18, 2017)

4.14*	—	Form of Ninth Supplemental Indenture by and between Energy Transfer LP (formerly Energy Transfer Equity, L.P.) and U.S. Bank National Association, as trustee

5.1*	—	Opinion of Latham & Watkins LLP as to the legality of the securities being offered

23.1**	—	Consent of Grant Thornton LLP (Energy Transfer Operating, L.P.)

23.2**	—	Consent of Grant Thornton LLP (Energy Transfer LP)

23.3*	—	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1*	—	Powers of attorney

25.1*	—	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the New ETO Indenture

*	Previously filed.
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 7, 2019.

ENERGY TRANSFER OPERATING, L.P.

By:	Energy Transfer Partners GP, L.P.,
its general partner

By:	Energy Transfer Partners, L.L.C.,
its general partner

By:	/s/ Thomas E. Long
Thomas E. Long
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, which are with Energy Transfer Partners, L.L.C., the general partner of Energy Transfer Partners GP, L.P., the general partner of Energy Transfer Operating, L.P., on March 7, 2019.

Signature	Title

* Kelcy L. Warren	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

/s/ Thomas E. Long Thomas E. Long	Chief Financial Officer (Principal Financial Officer)

* Marshall S. McCrea, III	Director and Chief Commercial Officer

* Matthew S. Ramsey	President, Chief Operating Officer and Director

* A. Troy Sturrock	Senior Vice President and Controller (Principal Accounting Officer)

* David K. Skidmore	Director

* W. Brett Smith	Director

* William P. Williams	Director

*By:	/s/ Thomas E. Long
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 7, 2019.

SUNOCO LOGISTICS PARTNERS OPERATIONS, L.P.

By:	Sunoco Logistics Partners GP LLC,
its general partner

By:	/s/ Thomas E. Long
Thomas E. Long
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, which are with Sunoco Logistics Partners GP LLC, the general partner of Sunoco Logistics Partners Operations L.P., on March 7, 2019.

Signature	Title

* Kelcy L. Warren	Chief Executive Officer and Chairman (Principal Executive Officer)

/s/ Thomas E. Long Thomas E. Long	Chief Financial Officer and Director (Principal Financial Officer)

* A. Troy Sturrock	Vice President and Controller (Principal Accounting Officer)

*By:	/s/ Thomas E. Long
Attorney-in-fact